    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996


                                                      REGISTRATION NO. 333-11961
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MELLON BANK, N.A.
 (ORIGINATOR OF MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    UNITED STATES                                           25-0659306
           (STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
            INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                             ONE MELLON BANK CENTER
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               CARL KRASIK, ESQ.
                            MELLON BANK CORPORATION
                                   SUITE 1910
                                500 GRANT STREET
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-5222
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                ROBERT K. MORRIS, ESQ.                                REED D. AUERBACH, ESQ.
               REED SMITH SHAW & MCCLAY                             STROOCK & STROOCK & LAVAN
                   435 SIXTH AVENUE                                      7 HANOVER SQUARE
            PITTSBURGH, PENNSYLVANIA 15219                           NEW YORK, NEW YORK 10004
                    (412) 288-3131                                        (212) 806-5400

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE*

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
           TITLE OF SECURITIES              AMOUNT BEING      OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
            BEING REGISTERED                REGISTERED(1)        PER UNIT*           PRICE*           FEE**
----------------------------------------------------------------------------------------------------------------
Class A Floating Rate Asset Backed
  Certificates, Series 1996-1............    $440,000,000          100%           $440,000,000     $133,333.33
----------------------------------------------------------------------------------------------------------------
Class B Floating Rate Asset Backed
  Certificates, Series 1996-1............     $25,000,000          100%            $25,000,000      $7,575.75
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------



  * Also registered hereby are secondary market sales of certificates to be effected by Mellon Financial Markets, Inc., the volume of which cannot be determined.



 ** Estimated solely for the purpose of calculating the registration fee.



*** $344.83 of which has already been paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement contains a Prospectus relating to a public offering by Mellon Bank Premium Finance Loan Master Trust of $465,000,000 aggregate principal amount of Mellon Bank Premium Finance Loan Asset Backed Certificates, Series 1996-1, together with certain pages of a second Prospectus to be used in connection with offers and sales relating to market-making transactions in the Certificates by Mellon Financial Markets, Inc., an affiliate of Mellon Bank, N.A. The Prospectus relating to the Certificates follows immediately after this Explanatory Note. Following such Prospectus are the alternate cover page and pages 2, 94 and the back page of the market-making Prospectus relating to the Certificates. All other pages of the public offering Prospectus are also to be used for the market-making Prospectus.

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996


                                  $465,000,000

                 Mellon Bank Premium Finance Loan Master Trust

  $440,000,000 Class A Floating Rate Asset Backed Certificates, Series 1996-1



   $25,000,000 Class B Floating Rate Asset Backed Certificates, Series 1996-1


                               Mellon Bank, N.A.
                                   Transferor

                            AFCO Credit Corporation

                          AFCO Acceptance Corporation
                           Originators and Servicers
                            ------------------------


      Each Class A Floating Rate Asset Backed Certificate, Series 1996-1 (collectively, the "Class A Certificates") and each Class B Floating Rate Asset
 Backed Certificate, Series 1996-1 (collectively, the "Class B Certificates"
    and, together with the Class A Certificates, the "Certificates") will represent the right to receive certain payments from the Mellon Bank Premium
  Finance Loan Master Trust (the "Trust"), created pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated December
   1, 1996 among Mellon Bank, N.A., as transferor (the "Transferor"), AFCO
       Credit Corporation ("AFCO Credit"), as servicer, AFCO Acceptance Corporation ("AFCO Acceptance"), as servicer (and together with AFCO
       Credit in their capacity as servicers, the "Servicer"), Premium Financing Specialists, Inc. ("PFSI") as back-up servicer and its
      California subsidiary (together with PFSI, the "Back-up Servicer") and The First National Bank of Chicago, as trustee (the "Trustee").
     The assets of the Trust will include (i) premium finance agreements between either AFCO Credit or AFCO Acceptance (each in its capacity as an originator, an "Originator") and commercial borrowers to finance the payment of insurance premiums on
        insurance and related sums regarding insurance policies under which the borrowers are the insureds and are governed by the law of a State in the United States of America or the District of
        Columbia ("Premium Finance Agreements"), which Premium Finance Agreements are transferred from time to time by either of the
          Originators to the Transferor and by the Transferor to the
          Trustee for the benefit of Trust (the "Receivables"); (ii)
             all monies due or to become due with respect to the
          Receivables, including all monies received from insurance
          companies and state insurance guaranty funds representing returns of unearned portions of insurance premiums, up to the amount of principal, interest and other charges due on the related Receivables; (iii) such amounts as
              may be from time to time held in one or more trust
            accounts, which will be established and maintained by
               the Trustee pursuant to the Agreement; (iv) any
              Enhancement issued with respect to any Series; (v)
              all of the Transferor's rights under a receivables
                purchase agreement (the "Receivables Purchase
               Agreement"), dated as of December 1, 1996, among
               the Transferor and each Originator and (vi) the
                      proceeds of all of the foregoing.

                            ------------------------    (Continued on next page)


THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 24.

                            ------------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MELLON BANK, N.A., ANY OF THE ORIGINATORS OR
      ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER
         THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES ARE INSURED
                OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                         Price to          Underwriting         Proceeds to
                                        Public(1)            Discount        Transferor(1)(2)
                                     ----------------    ----------------    -----------------
Per Class A Certificate..........
Per Class B Certificate..........
Total............................

------------


(1) Plus accrued interest, if any, at the Class A LIBOR Rate or the Class B
    LIBOR Rate, as applicable, from December   , 1996.


(2) Before deduction of expenses estimated to be $1,036,000.

                               ------------------


    The Certificates are offered by the Underwriters as specified herein, subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in
book-entry form on or about December   , 1996 through the facilities of The
Depository Trust Company, Cedel Bank, Societe Anonyme and the Euroclear System.

                            ------------------------


                    Underwriters of the Class A Certificates



CS First Boston                                   Mellon Financial Markets, Inc.

    Chase Securities Inc.   ------------------------       J.P. Morgan & Co.


                    Underwriters of the Class B Certificates


CS First Boston                                   Mellon Financial Markets, Inc.


                The date of this Prospectus is December   , 1996


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Cover continued from previous page)


    In addition, the Collateral Interest will be issued to the Collateral Interest Holder in the initial amount of $35,000,000 and will be subordinated to the Certificates as described herein. The Transferor will also own the undivided interest in the Trust not represented by the Certificates or other interests issued by the Trust from time to time (the "Transferor Interest"). The Transferor may offer from time to time other Series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates. See "Description of the Certificates--New Issuances."



    Interest will accrue, subject to certain limitations described herein, on
the Class A Certificates from December   , 1996 (the "Closing Date") through but
excluding March 17, 1997 and during each Interest Period (as defined herein)
thereafter, at the rate of    % per annum above the London interbank offered
rate for three-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the LIBOR Determination Date (as defined herein) with respect to such period. Interest will accrue, subject to certain limitations described herein, on the Class B Certificates from the Closing Date through but excluding March 17, 1997 and during each Interest Period thereafter,
at the rate of    % per annum above LIBOR prevailing on the LIBOR Determination
Date with respect to each such period. The initial LIBOR Determination Date is
December   , 1996. Interest with respect to the Certificates will be distributed quarterly on the 15th day of March, June, September and December (or, if such 15th day is not a business day, the next business day) and on the Class B Scheduled Payment Date (defined below) (each, an "Interest Payment Date") commencing on the March, 1997 Distribution Date and ending on the related maturity date or, under certain limited circumstances described herein, monthly, on or about the 15th day of each calendar month. Principal on the Class A Certificates is scheduled to be distributed on the December 2001 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. See "Summary of Terms -- Initial Principal Payment Date; Principal Payment Period", "Description of the Certificates -- Extension of Initial Principal Payment Date" and "-- Pay Out Events" and "Maturity Assumptions." Principal on the Class B Certificates is scheduled to be distributed on the January 2002 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. See "Summary of Terms -- Initial Principal Payment Date; Principal Payment Period", "Description of the
Certificates -- Extension of Initial Principal Payment Date" and "-- Pay Out Events" and "Maturity Assumptions."



    The Class B Certificates will be subordinated to the Class A Certificates and the Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates, as and to the extent described herein.


                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Gathering and Retrieval system at the Commission's Web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS


     Unless and until Definitive Certificates are issued, monthly reports, containing unaudited information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Agreement does not require the sending of, and the Transferor does not intend to send, any of its financial reports to Certificateholders. Copies of the monthly reports may be obtained free of charge by calling AFCO Credit Corporation, at (212) 612-3540. The Servicer (or Transferor, if the Back-up Servicer is Servicer) will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In furtherance of the foregoing, the Servicer will file on behalf of the Trust a Form 8-K within 15 calendar days following the end of each calendar month of the Trust, commencing January, 1997, containing the information specified under the heading "Description of Certificates--Reports to Certificateholders" and such other material changes to the characteristics of the Receivables (including Additional Receivables) since the preceding calendar month. The obligation to file such periodic reports may be suspended under the Exchange Act as soon as the year after the first year of the Trust.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Servicer on behalf of the Trust referred to herein with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of the offering of the Certificates issued by the Trust shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Transferor on behalf of the Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such request should be directed to: Mellon Bank Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (Attention: Corporate Secretarial Services Department).

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus. A listing of the pages on which the terms are defined is found in the "Index of Terms."

Type of Securities.........  Class A Floating Rate Asset Backed Certificates,
                             Series 1996-1 (the "Class A Certificates") and Class B Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

                             The Certificates initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Holders may elect to hold their Certificates through DTC (in the United States) or Cedel Bank, Societe Anonyme ("Cedel") or the Euroclear System (in Europe) ("Euroclear"). Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates--Definitive Certificates".

                             Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000, and integral multiples thereof.

Originators................  AFCO Credit Corporation, a New York corporation
                             ("AFCO Credit") and a wholly owned subsidiary of Mellon Bank, N.A., was formed to originate premium finance loans throughout the United States, except California. AFCO Acceptance Corporation, a California corporation ("AFCO Acceptance") and a wholly owned subsidiary of AFCO Credit, was formed to originate premium finance loans in California. AFCO Credit and AFCO Acceptance are collectively sometimes referred to herein as the "Originators" or "AFCO". See "Business of the Originators--General."


                             Premium finance loans are typically installment loans, generally made to a commercial insurance buyer, the proceeds of which pay premiums which are due to the insurance company. Financed commercial insurance policies commonly (a) are for a term of one year or less, (b) require the full premium to be paid at or near inception of the policy period and (c) provide for a return of the unearned premium to the insured in the event of cancellation of the related insurance policy.


Transferor.................  Mellon Bank, N.A., a national banking association organized under the laws of the United States of America (the "Transferor").

Servicer...................  Each of AFCO Credit and AFCO Acceptance will service the Receivables which it originates (each in such capacity, a "Servicer" and collectively, the "Servicer").


Back-up Servicer...........  Premium Financing Specialists, Inc., a Missouri
                             corporation ("PFSI") will act as back-up servicer for all Receivables other than those originated in California, and Premium Financing Specialists of California Inc., a California corporation and subsidiary of PFSI will act as back-up servicer for the Receivables originated in California (together with PFSI, the "Back-up Servicer").


Trustee....................  The First National Bank of Chicago, a national banking association, as trustee (the "Trustee").

Trust......................  The Mellon Bank Premium Finance Loan Master Trust
                             (the "Trust") will be created as a master trust under which one or more series of investor certificates (each a "Series") will be issued. The Certificates will be the first Series issued. The Trust will be formed pursuant to a pooling and servicing agreement dated as of December 1, 1996 (the "Agreement"), among the Transferor, each Servicer, each Back-up Servicer and the Trustee, as supplemented by the supplement relating to the Certificates (the "Series 1996-1 Supplement"). As used in this Prospectus, the term "Holders" refers to holders of the Certificates, the term "Class A Holders" refers to holders of the Class A Certificates, the term "Class B Holders" refers to holders of the Class B Certificates and the term "Agreement" (unless the context requires otherwise) refers to the Agreement as supplemented by the Series 1996-1 Supplement.


Trust Assets...............  The assets of the Trust include (i) premium finance agreements between either of the Originators and commercial borrowers to finance the payment of insurance premiums on insurance and related sums regarding insurance policies under which the borrowers are the insureds governed by the law of a State in the United States of America or the District of Columbia (each, a "Premium Finance Agreement"), which Premium Finance Agreements are transferred from time to time by either of the Originators to the Transferor and by the Transferor to the Trustee for the benefit of the Trust (the "Receivables"); (ii) all monies due or to become due with respect to the Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of unearned portions of insurance premiums, up to the amount of principal, interest and other charges due on the related Receivables; (iii) such amounts as may be from time to time held in a Collection Account, Class A Interest Funding Account, Class B Interest Funding Account, Distribution Account, Principal Account, Finance Charge Account, Principal Funding Account, Excess Funding Account and Reserve Account established and maintained by the Trustee pursuant to the Agreement, funded by collections on Receivables and to the extent described herein investment earnings thereon; (iv) any Enhancement issued with respect to any Series;
                             (v) all of the Transferor's rights under a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of December 1, 1996, among the Transferor and each of the Originators, including rights to require the Originators to repurchase certain Receivables in the event of breaches of certain representations and warranties and covenants with respect thereto and the right to enforce certain covenants (see "Description of the Receivables Purchase Agreement--Representations and Warranties," "--Certain Covenants" and --"Repurchase Obligations") and (vi) the proceeds of all of the foregoing. See "The Receivables."



                             Pursuant to the Receivables Purchase Agreement, on the date of issuance of the Certificates (the "Closing Date"), the Originators will transfer and assign to the Transferor Premium Finance Agreements from their portfolio of Premium Finance Agreements on the day immediately preceding the Closing Date (the "Calculation Date") to borrowers whose stated addresses in the Premium Finance Agreements are in one of the Permitted States (as defined under "The Receivables") and that satisfy as of the Cut-off Date (as defined below) the eligibility criteria specified in the Receivables Purchase Agreement and the Agreement.

                             The "Cut-off Date" is (x) with respect to Premium Finance Agreements originated prior to December 1, 1996, December 1, 1996 and (y) with respect to Premium Financing Agreements originated on or after December 1, 1996 but through and including the Calculation Date, the Calculation Date. See "The Receivables" and "Description of the Certificates--Eligible Receivables." The selection of the Permitted States was based on state regulatory considerations. Each of the Originators will represent and warrant in the Receivables Purchase Agreement, and the Transferor will represent and warrant in the Agreement, that the Identified Portfolio was not selected in a manner adverse to Certificateholders. Pursuant to the Agreement, the Transferor will transfer and assign such Premium Finance Agreements to the Trustee for the benefit of the Trust. See "Description of Certificates--Transfer and Assignment of Receivables."



                             As of November 15, 1996 (the "Statistical
                             Calculation Date"), the Permitted States consisted of the 36 states set forth in the table "Geographic Concentration" under the heading "The Receivables" herein. As of the Statistical Calculation Date, Aggregate Receivables (as defined under "--Receivables" below) in the Identified Portfolio constitute approximately 59.5% of the aggregate receivables in the Originators' entire portfolio of Premium Finance Agreements as of the Statistical Calculation Date. "Identified Portfolio" means, as of any date of determination, Premium Finance Agreements (i) with borrowers whose stated address in the Premium Finance Agreement is in one of the Permitted States as of such date and (ii) that satisfy the eligibility criteria for transfer to the Trust set forth in the Agreement as of such date.



                             The statistical information relating to the Receivables presented in this Prospectus is based on the Receivables in the Identified Portfolio as of the Statistical Calculation Date. Receivables transferred to the Trust on the Closing Date will include certain additional Premium Finance Agreements originated by either of the Originators after the Statistical Calculation Date and on or prior to the Calculation Date. In addition, the characteristics of the Receivables included as of the Statistical Calculation Date will vary as of the Cut-off Date as a result of payments received by or on behalf of borrowers after the Statistical Calculation Date and prior to the Cut-off Date. There will be no material permissible deviations from the eligibility criteria used for identifying the Premium Finance Agreements in the Identified Portfolio as of the Statistical Calculation Date from those applied on the Closing Date. However, certain of the Premium Finance Agreements in the Identified Portfolio that satisfied the eligibility criteria as of the Statistical Calculation Date may not satisfy such criteria on the Cut-off Date because of a change in circumstances and therefore will not be permitted to be transferred to the Trust. While the statistical distribution of the characteristics of all Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus, the Transferor does not believe that the characteristics of the Receivables as of the Cut-off Date will vary materially from the information presented herein with respect to the Receivables as of the Statistical Calculation Date.

                             Each Originator will be obligated pursuant to the Receivables Purchase Agreement to transfer and assign on each day following the Closing Date each Premium Finance Agreement with a borrower whose stated address in such Premium Finance Agreement is in one of the Permitted States as of such date originated by it after the Closing Date (or, if such Permitted State becomes a Permitted State after the Closing Date, originated by it after such state became a Permitted State) which satisfies the eligibility criteria set forth under "Description of the Certificates--Eligible Receivables" (the "Additional Receivables") to the Transferor. The Transferor in turn will be required pursuant to the Agreement to transfer and assign all such Additional Receivables to the Trustee for the benefit of the Trust. See "Risk Factors--Additional Receivables Considerations." In the event that sufficient Additional Receivables are not transferred to the Trustee for the benefit of the Trust to maintain the Minimum Transferor Interest as required by the Agreement and as described herein, a Pay Out Event would occur and the Rapid Amortization Period will occur. See "Maturity Assumptions--Pay Out Events" and "--Pay Out Events."


Receivables................  The Receivables are Rule of 78's Receivables (as
                             defined herein) and are short-term in duration, generally with maturities under one year. Each Receivable bears a fixed interest rate that is established at the time of origination. Such interest rate is generally based on a spread over the estimated London interbank offered rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally 4 1/2 months. The principal amount of each Receivable is fully amortized over a fixed number of scheduled payments. The Originators assign an account number (each, an "Account") for the borrower under a Premium Finance Agreement for the related insurance policy period. A Premium Finance Agreement may finance premiums relating to more than one insurance policy or from one or more insurance carriers. However, there is only one monthly payment under a Premium Finance Agreement and such payment is not allocated to the repayment of the financing of the premiums of any particular insurance policy.


                             Each Premium Finance Agreement representing a Receivable grants the related Originator a security interest in the borrower's right to receive any unearned premium from the insurance company upon cancellation of the related insurance policy prior to its expiration. Each Premium Finance Agreement representing a Receivable also contains a power of attorney granting the related Originator the right to cancel the insurance policy, if cancelable, and collect such unearned premium from the insurance company following a payment default on the related Receivable. Each Originator will assign its security interests and related power of attorney to the Transferor pursuant to the Receivables Purchase Agreement, and the Transferor will assign such security interest and such powers of attorney to the Trustee pursuant to the Agreement. With respect to Receivables transferred to the Trust prior to February 1, 1997, neither the Originators nor the Transferor will notify the related insurance carriers of the Trustee's security interest in the related unearned premiums and the Trustee's security interest in the related unearned premium of such Receivables will not be perfected. With respect to each Receivable transferred to the Trust on or after February 1, 1997, the

                             Originators and the Transferor will represent that a notice of finance premium has been delivered to the related insurance carrier notifying it of the Trustee's security interest in the unearned premium and that the Trust has a first priority perfected security interest in such unearned premiums. See "Risk-Factors--Lack of Perfected Security Interest in Certain Unearned Premiums" and "Certain Legal Aspects of the Receivables--Lack of Perfected Security Interest in Certain Unearned Premiums."



                             The Aggregate Receivables as of November 30, 1996 was $614,886,198.16, consisting of $14,131,486.55 of Finance Charge Receivables and $600,754,711.61 of Principal Receivables. "Aggregate Receivables" means, with respect to the Receivables as of any date of determination, an amount equal to the aggregate amount of payments owed on the Receivables from such date (or if such date is the Statistical Calculation Date, from November 15,
                             1996) through the respective scheduled final payment dates of such Receivables (exclusive of late fees and administrative charges) less certain net payables as of such date of determination.



                             "Finance Charge Receivables" means, with respect to the Receivables as of the first day of any Monthly Period (as defined below), an amount equal to the aggregate amount of unearned interest with respect to such Receivables calculated in accordance with the Rule of 78's method. For purposes hereof, collections of Finance Charge Receivables with respect to any Monthly Period generally will equal the aggregate amount of interest accrued on such Receivables for such Monthly Period calculated on the basis of the Rule of 78's plus late fees and other administrative charges collected during such Monthly Period plus recoveries (net of the amounts thereof applied to defaults) received during such Monthly Period. "Monthly Period" means each calendar month, commencing December 1996.



                             "Principal Receivables" means, with respect to the Receivables as of any date of determination, an amount equal to the product of (x) Aggregate Receivables as of such date of determination and
                             (y) a fraction, the numerator of which is Beginning of Month Principal Receivables and the denominator of which is the Aggregate Receivables as of the first day of the current Monthly Period. For purposes hereof, collections of Principal Receivables with respect to any Monthly Period will consist of all collections on the Receivables received during such Monthly Period that are not treated as collections of Finance Charge Receivables.



                             "Beginning of Month Principal Receivables" means, with respect to the Receivables and any Monthly Period, an amount equal to the Aggregate Receivables as of the first day of such Monthly Period minus Finance Charge Receivables as of such date.



                             Under certain circumstances a borrower may have more than one Account. It is possible that all or a portion of the Premium Finance Agreements of any Account will not satisfy the eligibility criteria for transfer to the Trust resulting in the same borrower having one or more Premium Finance Agreements owned by the Trust and one or more Premium Finance Agreements owned by one of the Originators. These Premium Finance Agreements may contain cross-default and cross-collateralization provisions. Consequently, a default by a borrower on a Premium Finance Agreement that is not owned by the Trust may result in the default of the Receivables of such borrower in the Trust and the cancellation of the related insurance policies thus affecting the rate and timing of payments under the Receivables. In the event certain Premium Finance Agreements of the same borrower are owned by the Trust and by one of the Originators, the Originators have agreed in the Receivables Purchase Agreement that to the extent they receive payments (including from returns of unearned premiums, recoveries or otherwise) that are not clearly identified as belonging to Premium Finance Agreements owned by one of the Originators, such amounts will be treated first as collections on the Receivables of such borrower until such Receivables are paid in full. In no event will returned unearned premiums or any other payments in respect of the Receivables be applied to payments in respect of Premium Finance Agreements owned by one of the Originators until such Receivables are paid in full.



Additional Receivables.....  All Additional Receivables originated by the
                             Originators in the Identified Portfolio will be transferred to the Trust from time to time following the Closing Date. Such Additional Receivables may be of different credit quality than previously transferred Receivables but must be underwritten in accordance with the Originators' credit policies and procedures which may not be materially different from those applied to the Receivables transferred on the Closing Date (the "Initial Receivables"). Except for the criteria described under "Description of Certificates--Eligible Receivables" and "--Transfer and Assignment of Receivables," there are no required characteristics of Additional Receivables. Because the remaining term to maturity of substantially all of the Receivables included in the Trust as of the Statistical Calculation Date is twelve months or less, it is expected that within twelve months following the Closing Date substantially all of the Receivables in the Trust will consist of Additional Receivables. Additional Receivables transferred to the Trust may have characteristics materially different from the characteristics of the previously transferred Receivables. See "Risk Factors--Additional Receivables Considerations."



Certificate Interest
  and Principal............  Each of the Certificates represents the right to receive certain payments from the assets of the Trust. The Trust assets will be allocated among the Class A Holders (the "Class A Investor Interest"), the Class B Holders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Transferor (the "Transferor Interest"), as described below. The Collateral Interest in the initial amount of $35,000,000 (which amount represents 7% of the amount of the initial Investor Interest) constitutes Credit Enhancement for Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder"). Allocations will be made to the Collateral Interest and the Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of Certificates. The Collateral Interest is not being offered hereby and any information contained herein relating to the Collateral Interest is included in the Prospectus solely for the purpose of facilitating an understanding of the Certificates.


                             The term "Enhancement" means, with respect to any Series or Class, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the certificateholders of that Series or Class. The term "Credit Enhancement" means with respect to any Series or Class, any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the certificateholders of that Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of the same or a different Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.



                             The Transferor Interest will represent the right to the assets of the Trust not allocated to the Investor Interest or the holders of other undivided interests in the Trust. The principal amount of the Transferor Interest will fluctuate as the amount of Principal Receivables and the amount on deposit in the Excess Funding Account change from time to time.



                             The Class A Certificates will represent the right to receive, from the assets of the Trust allocated to the Class A Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through March 17, 1997 and during each Interest
                             Period thereafter, at the rate of     % per annum
                             above the London interbank offered rate for three month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class A LIBOR Rate"), in each case, subject to the Class A Available Funds Cap for each related Monthly Period as described under "--Interest" below, and (b) payments of principal on the Class A Scheduled Payment Date or, under certain limited circumstances, during the Principal Payment Period or the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein. If the Class A Investor Interest is less than the unpaid balance of the Class A Certificates, the holders of the Class A Certificates will incur a loss.



                             The Class B Certificates will represent the right to receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through March 17, 1997 and during each Interest
                             Period thereafter, at the rate of     % per annum
                             above LIBOR, determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class B LIBOR Rate"), in each case, subject to the Class B Available Funds Cap for each related Monthly Period as described under "--Interest" below and (b) payments of principal on the Class B Scheduled Payment Date or, under certain limited circumstances, during the Principal Payment Period or the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Holders until the Class A Investor Interest is paid in full. If the Class B Investor Interest is less than the unpaid balance of the Class B Certificates, the holders of the Class B Certificates will incur a loss.


                             The aggregate principal amount of the Class A Investor Interest and the Class B Investor Interest will, except as otherwise provided herein, remain fixed at $440,000,000 and $25,000,000, respectively. The Class A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, the Class A Investor Interest will be further reduced by the amount on deposit in the Principal Funding Account from time to time (as so reduced, the "Class A Adjusted Investor Interest" and together with the Class B Investor Interest and the Collateral Interest, the "Adjusted Investor Interest"). See "Description of Certificates--Reallocation of Cash Flows," "--Receivables in Defaulted Accounts; Investor Charge-offs" and "--Principal Funding Account."



                             The Class A Certificates, the Class B Certificates and the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of the amount of Principal Receivables which are Defaulted Receivables net of Recoveries for such Monthly Period (the "Default Amount") during each Monthly Period. "Defaulted Receivables" means, with respect to any Monthly Period, Receivables as to which either (i) one of the insurance policy or policies financed thereby has been cancelled for 270 days or more or (ii) the Servicer has charged off in accordance with its customary and usual practices. "Recoveries" means, with respect to the Receivables and any Monthly Period, all amounts received by the Servicer in respect of Defaulted Receivables during such Monthly Period, less related expenses of outside collection agencies. In the event one of the Receivables in an Account is a Defaulted Receivable (a, "Defaulted Account") and for administrative reasons the Servicer is unable to distinguish Receivables in a Defaulted Account as Defaulted Receivables, all of the Receivables in such Defaulted Account will be treated as Defaulted Receivables.


                             Collections of Finance Charge Receivables and Default Amounts at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral

                             Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates--Allocation Percentages" and "--Pay Out Events".


Interest...................  Interest on the Class A Certificates and the Class
                             B Certificates will accrue from the Closing Date on the outstanding principal balance of the Class A Certificates and the Class B Certificates at the Class A LIBOR Rate and Class B LIBOR Rate, respectively, subject to the limitations described below. Interest will be distributed quarterly on the 15th day of March, June, September, and December, (or if any such day is not a business day, the next succeeding business day) and on the Scheduled Class B Payment Date, commencing on the March 1997 Distribution Date and, following the occurrence of a Pay Out Event or Principal Payment Event, on each Special Payment Date. Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date (or in the case of the first Interest Payment Date, from and include the Closing Date) to but excluding the next Interest Payment Date or Special Payment Date and interest, with respect to Collateral Monthly Interest, shall accrue at One Month LIBOR during each Monthly Interest Period (as defined below) (each, an "Interest Period").



                             Interest payments or deposits with respect to the Class A Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the initial Distribution Date, as of the Closing Date) based upon, subject to certain limitations described below, the Class A LIBOR Rate. "Distribution Date" means the 15th day of each calendar month (or if any such day is not a business day, the next succeeding business day) commencing January 15, 1997; however, the first Interest Payment Date will not occur until March 17, 1997. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of the actual number of days in the period (each, a "Monthly Interest Period") from and including the preceding Distribution Date (or in the case of the initial Distribution Date, the Closing Date) to but excluding such Distribution Date and a 360-day year. On each Distribution Date, Class A Monthly Interest (as defined below) and Class A Monthly Interest previously due but not deposited in the Class A Interest Funding Account (as defined below) or paid to the Class A Certificateholders and any Class A Additional Interest (as defined below) will be (i) paid to the Class A Certificateholders, if such Distribution Date is an Interest Payment Date or a Special Payment Date, or (ii) deposited in the Class A Interest Funding Account (the "Class A Interest Funding Account"), an administrative subaccount of an eligible trust account in the name of Trustee and for the benefit of the Certificateholders, if such Distribution Date is not an Interest Payment Date or a Special Payment

                             Date. Payments to the Class A Certificateholders or deposits into the Class A Interest Funding Account in respect of interest on the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. See "Description of the Certificates--Application of Collections--Allocations" and "--Commingling."



                             Interest payments or deposits with respect to the Class B Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Distribution Date, on the Closing Date) based upon the Class B LIBOR Rate and the actual number of days in the Monthly Interest Period and a 360-day year. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not deposited in the Class B Interest Funding Account (as defined below) or paid to the Class B Certificateholders and any Class B Additional Interest (as defined below) will be (i) paid to the Class B Certificateholders, if such Distribution Date is an Interest Payment Date or a Special Payment Date, or (ii) deposited in the Class B Interest Funding Account (the "Class B Interest Funding Account"), an administrative subaccount of an eligible trust account in the name of the Trustee for the benefit of the Certificateholders, if such Distribution Date is not an Interest Payment Date or a Special Payment Date. Payments to the Class B Certificateholders or deposits into the Class B Interest Funding Account in respect of interest on the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. Class A Monthly Interest and Class B Monthly Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Class A LIBOR Rate or Class B LIBOR Rate plus 2% per annum (such amount, as applicable, "Class A Additional Interest" and "Class B Additional Interest"). Any such amounts will not be distributed until the related Interest Payment Date or Special Payment Date. See "Description of the Certificates--Application of
                             Collections--Allocations" and "--Commingling."



                             "Class A Monthly Interest" means for any
                             Distribution Date an amount equal to the lesser of
                             (x) the product of (i) the actual number of days in the related Monthly Interest Period divided by 360,
                             (ii) the Class A LIBOR Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (y) the Class A Available Funds Cap for the related Monthly Period.



                             "Class B Monthly Interest" means for any
                             Distribution Date, an amount equal to the lesser of
                             (x) the product of (i) the actual number of days in the related Monthly Interest Period divided by 360,
                             (ii) the Class B LIBOR Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (y) the Class B Available Funds Cap for the related Monthly Period.



                             "Class A Available Funds Cap" means, with respect to any Monthly Period, Class A Available Funds for such Monthly Period less, if the

                             Originators are not the Servicer, the Class A Servicing Fee for such Monthly Period.



                             "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of
                             (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1996-1 Supplement with respect to such Transfer Date. "Transfer Date" is the business day preceding each Distribution Date.



                             "Class B Available Funds Cap" means, with respect to any Monthly Period, Class B Available Funds for such Monthly Period less, if the Originators are not the Servicer, the Class B Servicing Fee for such Monthly Period.



                             "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.



                             Class A Monthly Interest and Class B Monthly
                             Interest will be funded from the portion of collection of Finance Charge Receivables during the preceding Monthly Period (or with respect to the first Distribution Date, from and including the Cut-off Date through December 31, 1996) and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the Certificates--Reallocation of Cash Flows" and "--Application of Collections--Payment of Interest, Fees and Other Items" and "Risk Factors--Risk of Limitations on Subordination."



                             If and to the extent on any Distribution Date, the amount of interest payable on the Class A Certificates based on the Class A LIBOR Rate for the related Monthly Interest Period exceeds the Class A Available Funds Cap for the related Monthly Period, then such excess (the "Class A Shortfall Amount") will be carried forward to the next Distribution Date together with interest thereon at the applicable Class A LIBOR Rate plus 2% per annum (the "Class A Carry Over Amount") and will be funded on a subordinated basis solely from Excess Spread, if any, available therefor as described under "Description of the Certificates--Application of Collections--Excess Spread."



                             If and to the extent on any Distribution Date, the amount of interest payable on the Class B Certificates based on the Class B LIBOR Rate for the related Monthly Interest Period exceeds the Class B Available Funds Cap for the related Monthly Period, then such excess (the "Class B Shortfall Amount") will be carried forward to the next Distribution Date together with interest thereon at the applicable Class B LIBOR Rate plus 2% per annum (the "Class B Carry Over Amount") and will be funded on a subordinated basis solely from Excess Spread, if any, available therefor as described under "Description of the Certificates--Application of Collections--Excess
                             Spread." The Class B Carry Over Amount is subordinated to the Class A Carry Over Amount. The Class A Carry Over Amount and Class B Carry Over Amount are subordinated to payments in respect of the Collateral Interest. See "Risk Factors--Basis Risk."


Revolving Period...........  The "Revolving Period" for the Certificates means the period from and including the Closing Date to, but not including, the commencement of the earlier of (a) the Controlled Accumulation Period (b) the Principal Payment Period and (c) the Rapid Amortization Period. During the Revolving Period, collections on Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the required Collateral Interest has occurred, be treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations, paid to the Transferor or deposited into the Excess Funding Account. See "Description of the Certificates--Principal Payments." See "Description of the Certificates--Pay Out Events" and "Extension of Initial Principal Payment Date" for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.



Controlled Accumulation
  Period...................  Unless a Pay Out Event or Principal Payment Event
                             occurs, the controlled accumulation period for the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the close of business on February 28, 2001. Subject to the conditions set forth under "Description of the Certificates--Postponement of Controlled
                             Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to not later than the close of business on October 31, 2001. The Controlled Accumulation Period will end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) payment of the Investor Interest in full and (iii) the Series 1996-1 Termination Date.



                             On each Transfer Date during the Controlled
                             Accumulation Period, prior to the payment of the Class A Investor Interest in full, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the Controlled Accumulation Amount for such Monthly Period and any portion of the Controlled Accumulation Amount for any prior Monthly Period that has not yet been deposited (such sum, the "Controlled Deposit Amount" for such Monthly Period) and (c) the Class A Investor Interest on such Transfer Date will be deposited monthly in a trust account established by the Servicer (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Controlled Accumulation Period until the Principal Funding Account Balance is equal to the Class A Investor Interest. On each Transfer Date during the Controlled Accumulation Period after the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor

                             Interest on such Transfer Date will be deposited into the Distribution Account for distribution to the Class B Holders on the Class B Scheduled Payment Date. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, the amount of such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then will be treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations, paid to the Transferor or deposited into the Excess Funding Account. See "Description of the Certificates--Application of Collections."


                             "Available Investor Principal Collections" means, with respect to any Monthly Period in the Controlled Accumulation Period, Principal Payment Period or the Rapid Amortization Period, an amount equal to the sum of (a) (i) the Fixed Investor Percentage of collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund interest on the Certificates or the Servicing Fee, plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1. Unless a Pay Out Event or Principal Payment Event occurs, prior to the payment of the Class A Investor Interest in full, all funds on deposit in the Principal Funding Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") during the Controlled Accumulation Period will be used to pay interest on the Class A Certificates in an amount up to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A LIBOR Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class A Covered Amount"). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread and Reallocated Principal Collections. See "Description of the Certificates--Principal Funding Account."


                             Funds on deposit in the Principal Funding Account will be available to pay the Class A Holders in respect of the Class A Investor Interest on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date, the Rapid Amortization Period will commence. Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Holders on the

                             Class A Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions."

                             On the Class B Scheduled Payment Date, provided that the Class A Investor Interest is paid in full on the Class A Scheduled Payment Date and the Rapid Amortization Period has not commenced, Available Investor Principal Collections will be used to pay the Class B Holders in respect of the Class B Investor Interest as described herein. If the Available Investor Principal Collections are insufficient to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date, the Rapid Amortization Period will commence. Although it is anticipated that scheduled principal will be available for distribution to the Class B Holders on the Class B Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions".


                             If a Pay Out Event or Principal Payment Event occurs during the Controlled Accumulation Period, the Principal Payment Period or the Rapid Amortization Period may commence, and any amounts on deposit in the Principal Funding Account will be paid to the Class A Holders on the Distribution Date in the month following the commencement of the Principal Payment Period or the Rapid Amortization Period, as the case may be.


                             Other Series offered by the Trust may or may not have amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates--New Issuances."


Initial Principal Payment
Date; Principal Payment
  Period...................  Unless a Pay Out Event has occurred, principal with respect to the Class A Certificates is expected to be paid on the Class A Scheduled Payment Date. If the Transferor elects not to extend the Initial Principal Payment Date (a "Principal Payment Event"), the Revolving Period or the Controlled Accumulation Period, as applicable, will end beginning on the first day of the Monthly Period following the Principal Payment Event and the Principal Payment Period will commence. On each Distribution Date with respect to the Principal Payment Period, amounts then on deposit in the Principal Funding Account, if any, and Available Investor Principal Collections with respect to each Distribution Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Investor Interest is paid in full or the Series 1996-1 Termination Date, and, after payment in full of Class A Investor Interest, then to the Class B Certificateholders until the earlier of the date on which the Class B Investor Interest is paid in full or the Series 1996-1 Termination Date. "Principal Distribution Date" means (a) each Distribution Date beginning with the first Distribution Date following the Monthly Period in which the Principal Payment Period commenced. The Class B Certificateholders will not begin to receive payments of principal during the Principal Payment Period until the principal balance of the

                             Class A Certificates has been reduced to zero. The "Initial Principal Payment Date" will initially be the December 1998 Distribution Date, but will successively be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Transferor elects not to cause such extension; provided, however, that the Initial Principal Payment Date may not be later than the Class A Scheduled Payment Date. The "Principal Payment Period" means the period beginning on the Initial Principal Payment Date following the Transferor's election not to extend such Initial Principal Payment Date and ending on the earliest to occur of (i) the Rapid Amortization Period, (ii) the payment in full of the Invested Amount and (iii) the Series 1996-1 Termination Date. See "Description of Certificates -- Extension of Initial Principal Payment Date".


Rapid Amortization
Period.....................  During the period from the day on which a Pay Out
                             Event has occurred and ending on the earlier of (a) the payment of the Investor Interest in full and
                             (b) the Series 1996-1 Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections will be distributed monthly on each Distribution Date to the Class A Holders and, following payment of the Class A Investor Interest in full, to the Class B Holders and, following payment of the Class B Investor Interest in full, to the Collateral Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.


Subordination of the
  Class B Certificates
  and the Collateral
  Interest.................  The Class B Certificates and the Collateral
                             Interest will be subordinated, as described herein, to the extent necessary to fund certain payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. If the Class B Investor Interest and the Collateral Interest are reduced to zero, the Class A Holders will bear directly the credit and other risks associated with their interest in the Trust. If the Collateral Interest is reduced to zero, the Class B Holders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Holders in subsequent Monthly Periods will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. To the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Holders will be reduced. See "Risk Factors--Risk of Limitations on Subordination" and "Description of the Certificates-- Subordination."


Additional Amounts
Available
  to Holders...............  With respect to any Transfer Date, Excess Spread will be applied to fund the Class A Required Amount and the Class B Required Amount, if any.

                             The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest thereon, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The Class A Required Amount does not include any Class A Shortfall Amount or Class A Carry Over Amount. The "Class B Required Amount" means an amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest thereon, and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The Class B Required Amount does not include any Class B Shortfall Amount or Class B Carry Over Amount. "Excess Spread" for any Transfer Date will equal the sum of (1) the excess of (A) Class A Available Funds for the related Monthly Period over (B) the sum of the amounts referred to in clauses (a), (b), and (c) in the definition of "Class A Required Amount" above, (2) the excess of (A) Class B Available Funds for the related Monthly Period over (B) the sum of the amounts referred to in clauses (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above and (3) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.



                             If, on any Transfer Date, Excess Spread is less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections allocable to the Collateral Interest on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and Reallocated Principal Collections allocable to the Class B Investor Interest) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B

                             Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Holders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates-- Reallocation of Cash Flows" and "--Receivables in Defaulted Accounts; Investor Charge-Offs."

                             If, on any Transfer Date, Excess Spread not required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be allocated to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections allocable to the Collateral Interest and any adjustments made thereto for the benefit of the Class A Holders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates--Reallocation of Cash Flows" and "-- Receivables in Defaulted Accounts; Investor Charge-Offs."


Required Collateral
Interest...................  The "Required Collateral Interest" with respect to any Transfer Date means (a) initially, $35,000,000 (the "Initial Collateral Interest") and (b) on any Transfer Date thereafter, an amount equal to 7% of the Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $15,000,000; provided however, (i) that if certain reductions in the Collateral Interest occur or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event; (ii) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates--Required Collateral Interest."


                             If on any Transfer Date, the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will first be deposited into the Reserve Account as described herein and second, to the extent available, be applied in accordance with the Loan Agreement among the Trustee, the Transferor, each Servicer and the Collateral Interest Holder (the "Loan Agreement") and will not be available to the Holders.



Shared Excess Finance
Charge Collections.........  To the extent that collections of Finance Charge
                             Receivables allocated to the Investor Interest (and certain other amounts that are to be treated as collections of Finance Charge Receivables allocated to the Investor Interest) are not needed to make payments in respect of the Investor Interest as described herein under "Description of the Certificates-- Application of Collections," such Excess Finance Charge Collections will be applied to make payments with respect to other Series entitled to share therein in accordance with the Agreement. In addition, Excess Finance Charge Collections otherwise allocable to certain other Series, to the extent not required to make payments in respect of such Series, may be applied to cover shortfalls in amounts payable from Excess Spread as described herein under "Description of the Certificates-- Application of Collections."


Shared Principal
Collections................  To the extent that collections of Principal
                             Receivables allocated to the Investor Interest are not needed to make payments on the Investor Interest or to be deposited in the Principal Funding Account, such collections ("Shared Principal Collections") will be allocated to cover certain principal payments due to or for the benefit of certificateholders of other Series or, under certain circumstances, deposited into the Excess Funding Account or paid to the Transferor. Any such reallocation or deposit will not result in a reduction in the Investor Interest with respect to Series 1996-1. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Certificates or the holder of the Collateral Interest. See "Description of the Certificates--Shared Principal Collections."


Servicing Fee..............  The Servicers will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid as described under "Description of the Certificates--Servicing Compensation, Back-up
                             Servicing Compensation and Payment of Expenses."


Optional Repurchase........  The Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to $25,000,000 (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination."


New Issuances..............  Pursuant to any one or more supplements to the
                             Agreement (each, a "Series Supplement"), the
                             Transferor may require the Trustee to issue one or more new Series in exchange for a reduction in the Transferor Interest. In addition, if provided in the relevant Series Supplement (and subject to any applicable requirements under the Exchange Act and the rules and regulations thereunder, including Rule 13E-4), Certificates representing any Series issued by that trust may be tendered to the trustee in exchange for one or more new Series. Any issuance or tender and issuance pursuant to either of the above procedures is referred to as a "New Issuance."


                             A New Issuance may occur only upon delivery to the trustee of the following: (i) a Series Supplement specifying the principal terms (the "Principal Terms") of the new Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of that Series will be characterized as indebtedness for Federal income tax purposes and
                             (b) an opinion of counsel to the effect that, for Federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) such issuance will not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder, other than the Transferor (an opinion of counsel to this effect with respect to any action being a "Tax Opinion"),
                             (iii) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (iv) written confirmation from each Rating Agency that the New Issuance will not result in that Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (v) an officer's certificate of the Transferor to the effect that after giving effect to the New Issuance the Transferor Interest would be at least equal to the Minimum Transferor Interest and (vi) the Certificates representing the Series to be exchanged, if applicable. See "Description of the Certificates--New Issuances."


                             The Transferor also may from time to time cause the Trustee to sell purchased interests in the Receivables and other assets of the Trust to one or more purchasers. Any purchased interest will represent an interest in the Trust's assets similar to the interest of a Series of Certificates, and will represent a reduction in the Transferor Interest, and will not reduce the Investor Interest. No Series will be subordinated to any purchased interest, and no purchased interest will have any interest in the Enhancement or series accounts specified for any Series, except as specified in the prospectus relating to that Series. Any such sale will take place pursuant to one or more agreements which will specify terms similar to Principal Terms for the applicable purchased interests and may grant the purchas-ers of such interests notice and consultation rights with respect to rights or actions of the Trustee. Any sale of purchased interests in the assets of a Trust will be subject to the satisfaction of the same conditions (including Rating Agency confirmations) as for a New Issuance, as appropriately modified to refer to a purchased interest rather than a New Issuance. The modification of conditions would not result in any substantive change in such conditions, but would simply change the conditions to refer to the contemplated sale of a purchased interest rather than a New Issuance. See "Risk Factors--Master Trust Considerations."

Tax Status.................  Special Tax Counsel to the Transferor will opine on the Closing Date that under existing law the Certificates will be characterized as debt for Federal income tax purposes and the Trust will not be an association or publicly traded partnership taxable as a corporation. Under the Agreement, the Transferor, the Servicer, the Holders and the Certificate Owners will agree to treat the Certificates as debt for Federal, state, local and foreign income and franchise tax purposes. See "U.S. Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.


ERISA Considerations.......  Under a regulation issued by the Department of
                             Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan or other retirement arrangement holding such Certificates if certain conditions are met, including that the Class of such Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferor and of one another. No assurance can be given that the Class A Certificates will be held by at least 100 such persons; however, the Transferor anticipates that, if the Class A Certificates are held by at least 100 such persons, the other conditions of the regulation will be met and in such circumstances the Class A Certificates may be acquired by employee benefit plan investors. The Underwriters do not expect that the Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor critera are not satisfied with respect to the Class of Certificates held by the plan investor), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets.



                             Accordingly, no investor which is (a) an employee benefit plan that is subject to ERISA, (b) a plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) an entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity may acquire either a Class A Certificate (unless the Class A Certificates satisfy the 100 independent investor criteria) or a

                             Class B Certificate. See "ERISA Considerations."

                                  RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. The Underwriters intend to make a market in the Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue until the Certificates are paid in full.


     Nonrecourse Obligations. No Certificateholder will have recourse for payment of its Certificates to any assets of the Originators, the Transferor, the Back-up Servicer, the Trustee or any of their affiliates. Consequently, Certificateholders must rely solely upon payments on or in respect of the Receivables for the payment of principal of and interest on the Certificates and the Collateral Interest. Furthermore, under the Agreement, the Certificateholders will have an interest in the Receivables and collections with respect thereto only to the extent of the Invested Amount. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of the Originators, the Transferor, the Back-up Servicer, the Trustee or any of their affiliates to satisfy their claims.



     Lack Of Perfected Security Interests in Certain Unearned Premiums. Each Receivable includes a grant by the borrower to the applicable Originator of a security interest in the unearned portion of the premium of the financed commercial insurance policy (the "Unearned Premium"). The perfection of a security interest in an unearned premium is not governed by the Uniform Commercial Code. In many states, state statutes and common law govern the perfection of a security interest in the unearned premiums and generally require for the perfection of such security interest, a notice informing the applicable insurance company of the identity of the person entitled to the payment of such unearned premium. In other states and in foreign jurisdictions, there is no case law or statute that governs the perfection of security interests in unearned premiums and in those states the method of perfecting such a security interest is not free from doubt; however, it is industry practice to follow the same procedures for perfection in those jurisdictions by notifying the applicable insurance carrier of the person entitled to receive payment of such unearned premiums. It is standard practice for the Originators to send such a notice to the applicable insurance company or its agent at or about the time the insurance policy premium is financed. Each Originator will represent and warrant in the Receivables Purchase Agreement to the Transferor and the Transferor will represent and warrant to the Trust, in each case, as of the date of transfer, that the applicable Originator has a first priority perfected security interest in the Unearned Premiums relating to the Receivables so transferred.


     Each Originator will assign its security interest in the Unearned Premiums to the Transferor, who will in turn assign its security interest in the Unearned Premiums to the Trust. Due to the administrative burden and expense of mailing a notice for each Receivable to the applicable insurance company and the administrative burden and expense of the related insurance companies, which would have to process such notices, neither the Transferor nor the Trustee will send notices to the related insurance companies, with respect to the Trust's security interests in the Unearned Premiums relating to the Receivables transferred to the Trust on or prior to February 1, 1997. In the absence of such procedures neither the Transferor nor the Trust will have a perfected security interest in the Unearned Premiums relating to such Receivables.


     With respect to the Receivables transferred to the Trust on or after February 1, 1997, the applicable Originator will represent and warrant in the Receivables Purchase Agreement to the Transferor, and the Transferor will represent and warrant in the Agreement, that a notice of finance premium has been delivered to the related insurance carrier notifying it of the Trustee's security interest in the related Unearned Premiums and that the Trust has a perfected security interest in such Unearned Premiums.



     In the event the representations and warranties relating to the perfection of security interests in Unearned Premiums are breached and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivable are not free and clear of any lien, then upon the expiration of the applicable cure period specified in the Agreement such Receivable (and, in certain circumstances, all of the Receivables in such Defaulted Account) shall be removed from the Trust as described under "Description of the Certificates--Representations and Warranties."

     If an Originator becomes the subject of a bankruptcy or insolvency proceeding and the Trust does not have a perfected security interest in the Unearned Premiums, the Trust's interest in such Unearned Premiums would be subordinate to the interest of a bankruptcy trustee of such Originator. As a result, Certificateholders might not be able to obtain the proceeds of any returned Unearned Premiums.


     Transferor Bankruptcy Risk. While the Transferor will transfer Receivables to the Trust, a court could treat such transfers as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and, if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

     To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Transferor. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. If a conservator or receiver were appointed for the Transferor pursuant to the Agreement, new Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless holders of more than 50% of the principal amount of each class of such Series instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Transferor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Transferor exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."


     Originators' Bankruptcy Risk. Each of the Originators intends that each transfer of Receivables to the Transferor pursuant to the Receivables Purchase Agreement will constitute a sale, rather than a pledge of such Receivables to secure indebtedness of such Originator. However, if such Originator were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of such Originator or such Originator as debtor-in-possession might argue that such sale of Receivables by such Originator was a pledge of such Receivables rather than a sale. This position, if presented to, or accepted by a court, could cause among other things, the Trust to experience a delay in or reduction of collections on the Receivables. In addition, upon the occurrence of certain insolvency events relating to either Originator, Additional Receivables will not be conveyed to the Trust and a Pay Out Event will occur which may cause early payment of the Certificates.


     Premium Finance Loan Credit and Related Risks. Commercial premium finance loans entail several different risks, including (a) the creditworthiness of the borrower, (b) the creditworthiness of the insurance company, and (c) the capabilities and operating procedures of the insurance agent or broker that (i) places the insurance policy, (ii) serves as a source of significant information concerning the loan transaction and (iii) may pay the loan proceeds to insurance companies or their agents or collect unearned premium funds. Application of federal and state bankruptcy, debtor relief or insolvency laws to an insolvency of a borrower, insurance company or insurance agent or broker involved with a loan would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible or prevent the cancellation of such borrower's insurance policy or the collection of related Unearned Premium, if any, which may serve as collateral for such borrower's loan. Moreover, the amount of the unearned premium required to be returned to the insured is dependent on state law and varies depending on when the notice of cancellation becomes effective. Additionally, at the time of the origination of a Receivable, the Unearned Premium will not fully collateralize the borrower's obligations. Generally, depending on the amount of the borrower's downpayment, the payment terms of the Receivable and applicable state law, the Unearned Premium will fully collateralize the Receivable after four or five scheduled payments have been made; although in some circumstances the Unearned Premium may never fully collateralize the Receivable. The Receivables Purchase Agreement and the Agreement do not require (i) the Unearned Premium of any Receivable to represent a minimum percentage of such Receivable or (ii) the Unearned Premium of any Receivable at any time to fully collateralize such Receivable. Consequently, in certain circumstances, the Trust will have to rely on payments and recoveries from borrowers as its sole source of payment on the Receivables. See "Business of the Originators--General" and "Description of the Certificates--Receivables in Defaulted Accounts; Investor Charge-Offs."



     Dependence on Business of Originators. The premium finance loan industry is competitive and includes banks as well as other premium finance lending companies that offer financing to companies that purchase commercial insurance. Insurance premium lenders may compete on the basis of loan pricing and terms, underwriting criteria and servicing quality. If commercial insurance consumers choose to utilize competing sources of credit, the amount of available Additional Receivables generated may be reduced. The size of the Trust will be dependent upon the Originators' continued ability to generate and transfer Additional Receivables to the Transferor, who in turn will transfer such Receivables to the Trustee for the benefit of the Trust. While the Receivables only represent a portion of the Originators' total portfolio and the Originators have generated a relatively stable dollar volume of premium finance loans on a year-to-year basis over the past five fiscal years, due to state regulatory considerations, the Additional Receivables eligible to be transferred to the Trustee for the benefit of the Trust must be originated with borrowers located in Permitted States. In addition, certain eligibility criteria relating to concentration limits on insurance carriers or obligors may further limit that portion of the Originators' portfolio that is eligible for transfer to the Trust. Moreover, because a Premium Finance Agreement may finance premiums of more than one insurance carrier and the obligations of a borrower under a Premium Finance Agreement relate to the financing of all premiums financed thereunder, if a concentration limit would be breached as a result of the addition of such Premium Finance Agreement, the aggregate receivables under such Premium Finance Agreement (including those relating to the financing of premiums of other insurance carriers unless the Transferor can segregate such premiums) will not be eligible for transfer to the Trust. See "The Receivables." As of the Statistical Calculation Date Aggregate Receivables in the Identified Portfolio constitute approximately 59.5% of the aggregate receivables in the Originators' entire portfolio of Premium Finance Agreements as of the Statistical Calculation Date. If the amount of Additional Receivables originated with borrowers located in Permitted States declines significantly or the amount of Additional Receivables that satisfy the eligibility criteria for transfer to the Trust materially declines (including as a result of material changes in the concentration of certain insurance carriers or obligors in the Originators' portfolio), Additional Receivables available to be transferred to the Trustee for the benefit of the Trust will decline. If the amount of Additional Receivables originated and eligible for transfer to the Trust declines to such an extent that the Transferor is unable to maintain the Minimum Transferor Interest as required by the Agreement and described herein, a Pay Out Event would occur, in which event the Rapid Amortization Period would commence. If the Rapid Amortization Period commences, Certificateholders are likely to be repaid principal on the Certificates earlier than anticipated which would affect the anticipated average life of the Certificates and could result in reinvestment risk with respect to such earlier repayments. See "Description of the Certificates--Pay Out Events."

     Risk of Limitations on Subordination. Although the probability of payment of amounts due with respect to the Certificates is intended to be enhanced by the subordination described herein of payments on the Collateral Interest as described herein and, in the case of the Class A Certificates, also by the subordination of payments on the Class B Certificates to the Class A Certificates as described herein, the amount of such enhancement is limited and may decline during any Rapid Amortization Period or as a result of Receivables in Defaulted Accounts. If the subordination of payments on the Collateral Interest are insufficient to protect the Class B Certificates from shortfalls or delays in collections on the Receivables, then the Class B Certificateholders will bear directly the credit risk associated with their undivided interests in the Trust. If the subordination of payments on the Collateral Interest and the Class B Certificates are insufficient to protect the Class A Certificates from shortfalls or delays in collections on the Receivables, then the Class A Certificateholders will bear directly the credit risk associated with their undivided interests in the Trust. The credit risk associated with the Certificateholders' undivided interests in the Trust is the risk that the Trust will not receive full and timely payment of the Receivables. Series of certificates issued in the future may share with the Class A Certificates and the Class B Certificates in the benefits of the subordination of the Collateral Interest, and any amounts deposited into the Excess Funding Account. See "--Basis Risk", "Description of the Certificates--Excess Funding Account."



     Geographic Concentration and Adverse Economic Factors. As of the Statistical Calculation Date, 23.12% of the Aggregate Receivables were related to Premium Finance Agreements with borrowers whose stated address in the related Premium Finance Agreement are in California. After giving effect to the transfer of Additional Receivables this percentage may increase or decrease. Economic factors, including the occurrence of a recession, the rate of inflation, and relative interest rates, may have an adverse impact upon the performance of the Receivables and on the Originators' ability to generate Additional Receivables. In particular, negative economic developments in California could have an adverse impact on the timing and amounts of payments made by borrowers in respect of Receivables and could cause such borrowers to become bankrupt or insolvent. See "--Premium Finance Loan Credit and Related Risks" and "Maturity Assumptions."



     Additional Receivables Considerations. Each Originator will be obligated pursuant to the Receivables Purchase Agreement to transfer all Additional Receivables originated by it in the Identified Portfolio to the Transferor, who in turn will be obligated pursuant to the Agreement to transfer such Additional Receivables to the Trustee for the benefit of the Trust. Such Additional Receivables may include Receivables originated using criteria different from those which were applied to the Receivables assigned to the Trustee for the benefit of the Trust on the Closing Date or to previously transferred Additional Receivables, because such Receivables were originated at a different date. Consequently there can be no assurance that Additional Receivables transferred to the Trust in the future will be of the same credit quality as previously transferred Receivables. The transfer of Additional Receivables will be subject to the satisfaction of certain criteria described herein under "Description of Certificates--Eligible Receivables" and "--Transfer and Assignment of Receivables." Except for the criteria described thereunder, there are no required characteristics of Additional Receivables. Additionally, because the remaining term to maturity of substantially all of the Receivables included in the Trust as of the Statistical Calculation Date is twelve months or less, it is expected that within twelve months following the Closing Date substantially all of the Receivables in the Trust will consist of Additional Receivables. Following the transfer of Additional Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust may vary from those of the Receivables included in the Trust on the Closing Date. See "The Receivables."



     Risk of Pay Out Event Upon Sale of Back-up Servicer. In the event that no earlier than six months following the Closing Date a Sale Notice has been delivered to the Transferor, the Servicer and the Trustee, and if after ninety days following receipt of such Sale Notice, the Transferor is unable to find a replacement Back-up Servicer to assume the obligations of the Back-up Servicer under the Agreement which satisfies the Rating Agency Condition, a Pay Out Event will occur and the Rapid Amortization Period will commence. In addition, in the event that no earlier than six months following the Closing Date, a third party acquires the Back-up Servicer and assumes the obligations of Back-up Servicer in accordance with the Agreement and, within 10 days of the assumption of such obligations the successor Back-up Servicer delivers a Successor Back-up Servicer Termination Notice to the Transferor, the Servicer and the Trustee, if after ninety days following receipt of such Back-up Servicer Termination Notice, the Transferor is unable to find a replacement Back-up Servicer to assume the obligations of such successor Back-up Servicer under the Agreement which satisfies the Rating Agency Condition, a Pay Out Event will occur and the Rapid Amortization Period will commence. The Back-up Servicer has advised the Transferor that it is not currently in negotiations with any third party in connection with any transaction that may result in the delivery of a Sale Notice or Successor Back-up Servicer Termination Notice. However, there can be no assurance that either a Sale Notice or Successor Back-up Servicer Termination Notice will not be delivered in the future, or that if any such notice is delivered, that the Transferor will be able to find a successor Back-up Servicer to assume the obligations of Back-up Servicer which satisfies the Rating Agency Condition. Any reinvestment risk resulting from the commencement of the Rapid Amortization Period will be borne by Certificateholders.



     "Sale Notice" means an officer's certificate signed by the President or chief executive officer of the Back-up Servicer certifying (i) the Back-up Servicer has agreed to consolidate with or merge with a third party or a third party has agreed to acquire the Back-up Servicer's properties and assets substantially as an entirety (other than assets conveyed or transferred through a financing or securitization program) or purchase all or substantially all of the capital stock of the Back-up Servicer and (ii) such agreement is conditioned on the Back-up Servicer being released from its obligations under this Agreement or the purchase price included in such agreement is subject to downward adjustment unless the Back-up Servicer is released from its obligations under this Agreement. "Successor Back-up Servicer Termination Notice" means a written notice signed by the President or chief executive officer of a successor Back-up Servicer that became Back-up Servicer as a result of acquiring the prior Back-up Servicer in accordance with the Agreement in a transaction as to which no Sale Notice was given stating that it is terminating its obligations and duties under the Agreement. If a Sale Notice has been given with respect to a transaction it will not be necessary for a Successor Back-up Servicer Termination Notice to be given with respect to such transaction.



     Basis Risk. Each Receivable bears a fixed rate of interest that is established at the time of origination. Such interest rate is based on a spread over the estimated London interbank offered rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally 4 1/2 months. The Class A LIBOR Rate and Class B LIBOR Rate are established for each quarterly Interest Period once on the related LIBOR Determination Date. As a result, there may be a mismatch between collections of Finance Charge Receivables and interest accruing at the Class A LIBOR Rate or Class B LIBOR Rate, as applicable, on the Certificates. The amount of interest required to be paid or deposited in respect of the Class A Certificates or Class B Certificates on any Distribution Date is subject to the Class A Available Funds Cap and Class B Available Funds Cap, respectively. If as a result there exists a Class A Shortfall Amount, Class A Carry Over Amount, Class B Shortfall Amount or Class B Carry Over Amount, such amounts will be funded on a subordinated basis from Excess Spread, if any, available therefor as described under "Description of the Certificates--Application of Collections--Excess Spread." The Class B Shortfall Amount and Class B Carry Over Amount are subordinated to the Class A Shortfall Amount and Class A Carry Over Amount. Interest on the Collateral Interest is not subject to any similar available funds cap. Payments of the Class A Shortfall Amount, Class A Carry Over Amount, Class B Shortfall Amount and Class B Carry Over Amount are subordinated to payments in respect of the Collateral Interest. Each Originator will covenant in the Receivables Purchase Agreement not to decrease the interest rates payable under its Premium Finance Agreements (other than as a result of a decrease in LIBOR) so as to materially increase the likelihood that the Class A Available Funds Cap or Class B Available Funds Cap will be met but there can be no assurance that such Class A or Class B Available Funds Cap will not be met on any Distribution Date.


     Risk of State Regulation of Premium Finance Lending. On occasion, Congress has introduced bills that would limit the fees and finance charges that financial institutions may impose on the purchase of insurance policies, or which would require additional disclosure to borrowers. In some cases, the rates proposed have been substantially below the rate at which the Originators assess fees and finance charges on most of the Receivables. In addition, the Originators are subject to state laws and regulations which impose requirements on the making, enforcement and collection of insurance premium loans. The states may enact additional laws and regulations and amendments to existing laws and regulations to regulate further the premium loan industry or to reduce finance charges or other fees or charges applicable to insurance premium loans.

Currently the Originators do not expect the enactment of any such legislation. However, if any such laws were adopted, the Servicer's ability to collect on the Receivables or maintain the required level of finance charges and other fees and charges would be impaired. In addition, the Servicer (so long as the Originator is a Servicer) will covenant in the Agreement to comply with applicable licensing and regulatory laws of any Receivable State and to cause the Transferor, the Trustee and the Trust to at all times be in compliance with such licensing and regulatory laws. Under certain circumstances, a breach of such covenant will result in an obligation of the Servicer to cure such breach by either removing Receivables from the affected Receivable State or indemnifying the Trust, Trustee and Transferor for any losses arising from such Receivables as described under "Description of the Certificates -- Certain Covenants." A failure of the Servicer to either remove such Receivables in a timely manner or indemnify such parties in a timely manner will cause a Pay Out Event to occur and the Rapid Amortization Period to commence.



     Limitations on State Insurance Guaranty Funds. All states have state insurance guaranty funds that support the obligations of insurance companies regulated by that state, including the obligation of such insurance companies to return unearned premiums to their insureds upon cancellation of the related insurance policies. Some state insurance guaranty funds impose dollar limits, exclude certain types of coverage and do not operate with reference to surplus and excess lines insurance companies, including in most states, foreign insurance companies (the "State Fund Refund"). Additionally, state legislation may be enacted imposing additional limitations or restrictions on State Fund Refunds. There is also a possibility that a state insurance guaranty fund will become underfunded which could cause an additional delay in the Trust receiving a State Fund Refund, or could ultimately result in a failure by the state insurance guaranty fund to pay to the Trust any State Fund Refund. In addition, certain of the Premium Finance Agreements finance premiums of foreign insurance carriers that do not have the benefit of any state insurance guaranty funds.



     Commingling Risk. For as long as an Originator remains a Servicer under the Agreement, no Pay Out Event has occurred and (a)(i) such Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of such Servicer acceptable to the Rating Agencies and (ii) the Transferor shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the certificates of deposit or unsecured short-term debt obligations of such Servicer (or, if neither such certificates of deposit nor obligations of such Servicer are rated by Moody's or Standard & Poor's, then the certificates of deposit or unsecured short-term debt obligations of Mellon Bank, N.A.) are rated P-1 by Moody's and at least A-1 by Standard & Poor's and insured by either BIF or SAIF or such Servicer makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then such Servicer may make deposits and payments described in "Description of the Certificates--Application of Collections" on the business day immediately prior to the Distribution Date in an amount equal to the net amount of such deposits and payments which would have been required to be made on each day during the related Monthly Period had the conditions set forth above not applied. In the event that a Servicer commingles collections, the Certificateholders will be subject to the risk of loss of such collections, including as a result of the bankruptcy or insolvency of such Servicer. Because Mellon Bank, N.A.'s unsecured short-term debt obligations are currently rated P-1 by Moody's and A-1 by Standard & Poor's, the Servicer will initially make such deposits and payments monthly on a net basis and expects to continue to do so (subject to the requirements described above) for as long as the Certificates are outstanding. See "Description of the Certificates--Application of Collections."



     Master Trust Considerations. The Trust, as a master trust, will issue the Certificates and may issue additional Series of certificates. While the principal terms of any Series will be specified in a series supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series, including Series 1996-1. Such principal terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series (if the Series Supplement relating to such Series so permits; the Series 1996-1 Supplement will not permit the subordination of the Certificates to any other Series). It is a condition precedent to the issuance of any additional Series that either (a) each Rating Agency deliver written confirmation to the Trustee that such New Issuance will not result in such Rating Agency reducing or withdrawing its then-existing rating on any outstanding Series or (b) if at the time of the New Issuance there is no outstanding Series which is currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank delivers a certificate to the trustee to the effect that the New Issuance will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the principal terms of any Series issued from time to time hereafter might not have an impact on the timing and amount of payments received by a Certificateholder, including as a result of the refixing of the percentage utilized with respect to the allocation of the Principal Receivables. See "Description of the Certificates--New Issuances" and "--Allocation Percentages."


     If the Trust issues any additional Series in a future public offering, the Trust will do so pursuant to a registration statement (and prospectus) under the Securities Act that is separate from this Prospectus and its related registration statement.

     Certificateholder Control Limitations. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate certificateholders ownership interest of all Series or of the certificateholders ownership interest of each Series or of Classes within a Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase by the Transferor of all outstanding Receivables upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificateholders votes to take or direct such action, the certificateholders of such other Series may control whether or not such action occurs.


     Limitations on Certificate Rating; Risk of Downgrade. Any rating assigned to the Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive the payments of interest, subject to the Class A Available Funds Cap in the case of the Class A Certificates and the Class B Available Funds Cap in the case of the Class B Certificates, and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the Collateral Interest. However, any such rating will not, unless otherwise specified herein with respect to any Class offered hereby, address the likelihood that the principal of, or interest on, any Certificates will be paid on a scheduled date. In addition, any such rating will not address the likelihood of payment of any Class A Shortfall Amount, Class A Carry Over Amount, Class B Shortfall Amount or Class B Carry Over Amount, the possibility of the occurrence of a Pay Out Event with respect to such Class or the possibility of the imposition of the United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.



     The Transferor will request a rating of the Certificates offered hereby by each of Moody's Investor Services, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's and together with, the "Rating Agencies"). There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Certificates, and, if so, what such rating would be. A rating assigned to any of the Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Transferor's request.


     Book-Entry Registration. The Certificates initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, the owners of the beneficial interests of the Certificates ("Certificate Owners") will not be recognized by the Trustee as Certificateholders. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                          BUSINESS OF THE ORIGINATORS
GENERAL


     AFCO Credit Corporation, a New York corporation ("AFCO Credit"), was formed in 1954 as a wholly owned subsidiary of Continental Insurance Company and was subsequently purchased by Mellon Bank, N.A. in 1993. The principal business of AFCO Credit consists of making loans to commercial borrowers to finance property and casualty insurance premiums throughout the United States, other than in California. AFCO Acceptance Corporation ("AFCO Acceptance") was formed in California in 1968 for the purpose of making loans to commercial borrowers to finance property and casualty insurance premiums in California. For the purpose of this "Business of the Originators" section, AFCO Credit and AFCO Acceptance will be referred to collectively as "AFCO". AFCO finances premiums for most lines of property and casualty insurance and is the largest insurance premium finance company in the United States. AFCO financed insurance premiums during 1995 in excess of $3.3 billion, and during the first nine months of 1996, in excess of $2.4 billion. The principal executive offices of AFCO Credit are located at 10 Hanover Street, New York, New York 10004, telephone number (212) 612-3500 and of AFCO Acceptance Corporation are located at 21800 Oxnard Street, P.O. Box 1260, Woodland Hills, California 91365-1260, telephone number (818) 227-2900.



     A Premium Finance Agreement typically is an installment loan made to a commercial insurance buyer, the proceeds of which pay premiums which are due to the insurance company. Financed commercial insurance policies commonly (a) are for a term of one year or less, (b) require the full premium to be paid at or near inception of the policy period and (c) provide for a return of the unearned premium to the insured in the event of cancellation of the related insurance policy. Borrowers generally make fixed scheduled payments which include a finance charge that is established at the time of origination of the loan. Such finance charge is based on a spread over the estimated London interbank offered rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally 4 1/2 months.



     The finance charges on Premium Finance Agreements made by AFCO may vary considerably, depending on the term and amount of the loan, the insured's credit payment history, the size of the premium down payment and other considerations.



     AFCO utilizes standardized Premium Finance Agreements that give AFCO a limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the borrower, to collect from the insurance company any unearned premium that may secure the loan and to take certain limited actions in furtherance of the Premium Finance Agreement. Depending on the terms of the loan and of the related insurance policy, the unearned premium may or may not be sufficient to pay off the outstanding balance of the loan. AFCO also has a right to recover any unpaid loan balance directly from the borrower if any returned premium is insufficient.



     A common premium finance loan structure may include a 20% down payment on the premium paid by the borrower with the remaining 80% funded by a loan from the insurance premium finance company to be repaid by the borrower in nine equal monthly installments. AFCO's premium finance loans generally have terms that range from 6 to 12 months with higher or lower down payment percentages depending upon insured's needs and AFCO's applicable credit and underwriting policies. Certain loans do not have level repayment requirements, usually to accommodate a borrower's cash flow; however, all of the Receivables have monthly repayment requirements. Given the relatively short duration of most premium finance loans, such loans are generally not prepaid prior to the scheduled payment dates although the loan terms and controlling regulations do not prohibit prepayments or provide for penalties in the event of prepayment.



     Financed commercial insurance policies usually require that the full insurance premium be paid at or near the commencement of the policy period. The insurance company customarily earns the full premium over the course of the policy period. If the insured cancels the policy prior to the end of the policy period, the insured is commonly entitled to a repayment of the portion of premium payment that is unearned by the insurance company at the time of cancellation. Depending on the type of insurance coverage and the terms of the particular insurance policy, the amount of unearned premium available upon cancellation will vary in light of relevant factors such as (a) the applicable method for measuring unearned premium which may be by proration over the policy term or, as required by some states, by an accelerated method under which more premium is earned in the earlier portion of the policy period, (b) the extent of the policy period that has expired at the time of cancellation, (c) the loss experience under the policy prior to cancellation and (d) variations after the commencement of the policy period in the scope of the risks covered. The insurance company may, depending on the terms of the policy, be entitled to retroactively review and evaluate factors (c) and (d) above after cancellation which may result in a reduction of the amount, and affect the timing, of repayment of any unearned premiums. Also, in certain cases the insurance company may earn the entire premium or a portion thereof at inception of the policy or upon the occurrence of an insured loss under the policy, in either of which case there would be either less or no unearned premium to be returned.


     Premium finance lending activities are regulated by most states. Among other matters, many states regulate various terms of the premium finance loans such as refund policies and rates of interest and late charges that may be charged an insured. Premium finance loans are made by AFCO on standardized loan forms, the provisions and format of which are also usually subject to state regulation. AFCO regards its relations with state regulatory agencies as good. See "--Risk of State Regulation of Premium Finance Lending Activities."


PREMIUM FINANCE LOAN ORIGINATION; COLLECTION POLICY


     AFCO generally locates premium finance borrowers through independent insurance agents and brokers that are licensed under state laws, who offer premium loan programs to enable their commercial customers to purchase the full amount of insurance coverage needed and spread out the premium payments over time. Thus, origination is usually dependent on relationships with insurance brokers and agents and knowledge of the insurance marketplace. The origination by AFCO of insurance premium finance loans is commonly commenced by an agent or broker contacting AFCO to initiate the premium loan process and outlining to AFCO the proposed loan transaction, including borrower and insurance company information and coverage types and amounts. AFCO then reviews the information submitted by such agent or broker in light of its underwriting procedures. See "--Premium Finance Loan Underwriting Procedures" below. After AFCO approval, the borrower executes a standard Premium Finance Agreement which contains a limited power of attorney giving AFCO the authority in the event of default on the loan to contact the insurance company directly and cancel coverage, and a collateral assignment to AFCO of the unearned insurance premium, if any, returnable following such cancellation or for any other reason.



     Following receipt and acceptance of the signed Premium Finance Agreement, AFCO either sends the loan proceeds to the insurance company to pay the premium balance due or releases funds to the insurance agent or broker who then pays the insurance company. AFCO bills the borrower directly. Each borrower is directed to remit payments to the appropriate regional lockbox account maintained by AFCO or in some cases to one of AFCO's processing centers. While most premium finance loans are repaid in equal monthly installments, AFCO may enter into transactions in which payments are to be made quarterly or in some other fashion; however all of the Receivables are required to be repaid in equal monthly installments. Finance charges on AFCO's premium finance loans are generally calculated based on the Rule of 78's and finance charges on all of the Receivables will be calculated in accordance with the Rule of 78's. See "The Receivables".



     Since the insurance company generally earns a portion of the premium each day, thereby reducing unearned premium amounts for loans secured by such collateral, prompt action on loan defaults is critical. On defaulted loans, most states require premium finance companies such as AFCO to issue to the borrower a "Notice of Intent to Cancel" the related insurance policy after the premium loan installment due date on which the borrower defaulted. A "Notice of Cancellation" can then be issued to the applicable insurance company generally ten days after a Notice of Intent to Cancel has been mailed. AFCO's policy for defaulted loans is to mail a Notice of Intent to Cancel 10 days after the loan installment due date and to mail a notice of cancellation 28 days after the loan installment due date. Once a Notice of Cancellation has been issued, AFCO will customarily proceed to collect any unearned premium available from the insurance company and apply it to the loan balance and to seek direct collection from the borrower. The Originators continue to earn interest on a cancelled loan, which has unearned interest, until the maturity date of such loan.

     Generally, the policy cancellation date occurs within one month of the related loan installment default. The current policy of AFCO is to generally charge off as a loss the unpaid defaulted loan balance 270 days after the effective date of the cancellation. Following cancellation, AFCO will process the collection of any unearned premium with the appropriate insurance company and may pursue collection against the borrower. Under the terms of the Agreement, any recoveries with respect to Receivables that have been written off will be included in the assets of the Trust and considered Finance Charge Receivables to the extent not applied against Default Amounts. See "The Receivables."


PREMIUM FINANCE LOAN UNDERWRITING PROCEDURES

     AFCO considers and evaluates a variety of risks in evaluating each insurance premium finance loan transaction. These include (a) the loan structure (the loan term, the amount of down payment and the availability of unearned premium as collateral), (b) the creditworthiness of the borrower, (c) the creditworthiness of the insurance company, and (d) the capabilities and operating procedures of the insurance agent or broker that (i) places the insurance policy, (ii) serves as a source of significant information regarding the loan transaction, and (iii) may pay the loan proceeds or collect unearned premium funds for AFCO. These factors may be given different weight in the case of any particular loans. See "Risk Factors--Premium Finance Loan Credit and Related Risks."


     If a prospective loan is less than $150,000, the amount of down payment made by the prospective borrower is at least 10% of the financed premium, unearned premium under the insurance policy is available as collateral, and the insurance carrier is acceptable, AFCO sales representatives can approve the loan without additional action. If the loan fails to meet one or more of these criteria, analysis of the transaction is conducted by AFCO's home or regional office depending on the amount of the unsecured exposure. If the loan amount is $150,000 or more, an AFCO regional manager will conduct a detailed credit review of the borrower before approval of the loan. If the loan amount is more than $500,000, credit review of the borrower is conducted by AFCO's New York office, including obtaining a Dun & Bradstreet report on the borrower and financial statements, as needed and under certain circumstances the creditworthiness of the borrower is reviewed by representatives of Mellon Bank, N.A.



     In addition to AFCO's internal review of the credit of an insurance carrier, AFCO's general guideline for approval of an insurance carrier is a rating of at least B+ by A.M. Best Company. No insurance carrier group accounted for more than 15% of the Aggregate Receivables in the Identified Portfolio as of the Statistical Calculation Date. Based upon AFCO's own credit determination, it may finance insurance policies issued by insurance carriers that have a lower rating or, in the case of foreign insurers and certain domestic insurers that meet AFCO credit requirements, that are unrated. On an annual basis AFCO sets an exposure limit with respect to each insurance carrier and in cases where AFCO's approved exposure with respect to a particular insurance carrier exceeds $25 million, a credit committee conducts a special review of the insurance carrier. The Rating Agencies and the provider of Enhancement have imposed certain concentration limits on insurance carriers relating to the Receivables, some of which are based on the Standard & Poor's and Moody's credit ratings of such insurance carriers. See "Description of the Certificates--Pay Out Events."


STATE REGULATION OF PREMIUM FINANCE LENDING ACTIVITIES


     The making, enforcement and collection of insurance premium loans is subject to extensive regulation by many states' laws. Such laws vary widely by state, but often (i) require that premium finance lenders be licensed by the state, (ii) restrict the content of premium finance loan agreements, and impose certain disclosure requirements on such agreements, (iii) limit the amount of finance charges that may be lawfully imposed, (iv) regulate the amount of refunds due an obligor who prepays the premium finance loan prior to maturity,
(v) regulate the amount of late fees, if any, and finance charges that may be charged upon a premium finance loan becoming overdue, (vi) regulate the manner and method of canceling an insurance policy upon non-payment of the premium finance loan, including a requirement that the premium finance lender provide the obligor with appropriate notice prior to such cancellation, and (vii) allow imposition of penalties, which may be significant, upon premium finance lenders for violations of the state's premium finance laws. See "Risk Factors--Risk of State Regulation of Premium Finance Lending."

     In order to increase the likelihood of the payment of claims and unearned premiums in the event that an insurance carrier becomes insolvent, the insurance industry created self-funded state guaranty associations. All States have state insurance guaranty funds that cover the return of some or all unearned insurance premiums in the event an insurance carrier becomes insolvent or is placed in receivership. However, there is no guaranty of payment in the event the state insurance guaranty fund is underfunded or legislation changes the terms and conditions of its refund program. In addition, certain of the Premium Finance Agreements finance premiums of foreign insurance carriers that do not have the benefit of any state insurance guaranty fund. See "Risk Factors--Limitations on State Insurance Guaranty Funds."


     State insurance guaranty funds differ by the types of insurance policies covered and by deductible amounts required or maximum refunds allowed. Generally, state insurance guaranty funds have successfully responded to claims for refunds in a timely manner if access to the liquidation estate is readily accessible and their premium assessments on fund members are accurate. Generally, the timing of payment of a State Fund Refund by a state insurance guaranty fund ranges from a few months to one year.

AS SERVICER


     Each Originator will act as a Servicer for the Receivables it transferred to the Transferor in accordance with the Agreement. In certain limited circumstances, a Servicer may resign or be removed as Servicer, in which case a Pay Out Event will occur and the Back-up Servicer will automatically be appointed as the successor Servicer. See "Risk Factors--Risk of State Regulation of Premium Finance Lending" and "Description of the Certificates--Servicer Default."


                                THE RECEIVABLES


     The assets of the Trust will include (i) Premium Finance Agreements between either of the Originators and commercial borrowers to finance the payment of insurance premiums on insurance and related sums regarding insurance policies under which the borrowers are the insureds governed by the law of a State in the United States of America or the District of Columbia, which Premium Finance Agreements are transferred from time to time by either of the Originators to the Transferor and by the Transferor to the Trustee for the benefit of the Trust (the "Receivables"); (ii) all monies due or to become due with respect to the Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of unearned portions of insurance premiums, the proceeds of any guarantees issued by insurance agents with respect to the Receivables and other charges due on the related Receivables; (iii) such amounts as may be from time to time held in one or more trust accounts, which will be established and maintained by the Trustee pursuant to the Agreement;
(iv) any Enhancement issued with respect to any Series; (v) all of the Transferor's rights under a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of December 1, 1996, among the Transferor and the Originators and (vi) the proceeds of all of the foregoing.



     Each Receivable will have been originated by the Originators to finance commercial insurance premiums. The Receivables are not guaranteed by AFCO Credit, AFCO Acceptance, the Transferor, PFSI, the Trustee or any affiliate thereof, and the Trust, as holder of the Receivables, has no recourse against AFCO Credit, AFCO Acceptance, the Transferor, PFSI, the Trustee or any affiliate thereof for the non-collectibility of the Receivables, except that, under certain limited circumstances, AFCO Credit or AFCO Acceptance, as the case may be, and the Transferor will be required to repurchase certain Receivables from the Trust and to provide indemnification to the Trust in certain events. AFCO Credit and AFCO Acceptance will each act as Servicer with respect to the Receivables it originated and transferred to the Transferor, who in turn will transfer such Receivables to the Trust. PFSI and its California subsidiary will act as Back-up Servicer.


     Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated annual percentage rate for the term of the

Receivable. The fraction used in the calculation of add-on interest earned each month has as its denominator a number equal to the sum of the series of numbers (the sum of the numbers of payments) and the numerator of the fraction for a given month is the number of payments before giving effect to the payment to be made in that month. For example, in the case of a Rule 78's Receivable providing for twelve payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from one to twelve. The fraction for the first payment would be 12/78, the fraction for the second payment would be 11/78 and the faction for the last payment would be 1/78. The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the Receivable, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment and the amount of add-on interest earned for the month is applied to reduce the outstanding principal balance of the Receivable. Interest accrues more rapidly and principal is amortized more slowly on Rule of 78's Receivables than if interest on the Receivables were calculated using the actuarial method. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".


     Generally, in the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's.



     Each Receivable bears a fixed interest rate that is established at the time of origination. Such interest rate is generally based on a spread over the estimated London interbank offered rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is generally 4 1/2 months. The principal amount of each Receivable is fully amortized over a fixed number of scheduled payments. The Originators assign an account number (each, an "Account") for the borrower under a Premium Finance Agreement for the related insurance policy period. A Premium Finance Agreement may finance premiums relating to more than one insurance policy or from one or more insurance carriers. However, there is only one monthly payment under a Premium Finance Agreement and such payment is not allocated to the repayment of the financing of the premiums of any particular insurance policy.



     Each Premium Finance Agreement representing a Receivable grants the related Originator a security interest in the borrower's right to receive any unearned premium from the insurance company upon cancellation of the related insurance policy prior to its expiration. Each Premium Finance Agreement representing a Receivable also contains a power of attorney granting the related Originator the right to cancel the insurance policy, if cancelable, and collect such unearned premium from the insurance company following a payment default on the related Receivable. Each Originator will assign its security interests and related power of attorney to the Transferor pursuant to the Receivables Purchase Agreement, and the Transferor will assign such security interest and such powers of attorney to the Trustee pursuant to the Agreement. With respect to Receivables transferred to the Trust prior to February 1, 1997, neither the Originators nor the Transferor will notify the related insurance carriers of the Trustee's security interest in the related unearned premiums and the Trustee's security interest in the related unearned premium of such Receivables will not be perfected. With respect to each Receivable transferred to the Trust on or after February 1, 1997, the Originators and the Transferor will represent that a notice of finance premium has been delivered to the related insurance carrier notifying it of the Trustee's security interest in the unearned premium and that the Trust has a first priority perfected security interest in such unearned premiums. See "Risk Factors--Lack of Perfected Security Interests in Certain Unearned Premiums" and "Certain Legal Aspects of the Receivables--Lack of Perfected Security Interests in Certain Unearned Premiums."



     Pursuant to the Receivables Purchase Agreement, on the date of issuance of the Certificates (the "Closing Date"), the Originators will transfer and assign to the Transferor Premium Finance Agreements from their portfolio of Premium Finance Agreements on the day immediately preceding the Closing Date (the "Calculation Date") with borrowers whose stated addresses in the Premium Finance Agreements are in one of the Permitted States (as defined below) and that satisfy as of the Cut-off Date (as defined below) the eligibility criteria specified in the Receivables Purchase Agreement and the Agreement. The "Cut-off Date" is (x) with respect to Premium Finance Agreements originated prior to December 1, 1996, December 1, 1996 and (y) with respect to Premium Finance Agreements originated after December 1, 1996 but through and including the Calculation Date, the Calculation Date. See "Description of the Certificates--Eligible Receivables." The selection of the Permitted States was based on state regulatory considerations. Each of the Originators will represent and warrant in the Receivables Purchase Agreement, and the Transferor will represent and warrant in the Agreement, that the Identified Portfolio was not selected in a manner adverse to Certificateholders. Pursuant to the Agreement, the Transferor will transfer and assign such Premium Finance Agreements to the Trustee for the benefit of the Trust. See "Description of Certificates--Transfer and Assignment of Receivables."



     As of November 15, 1996 (the "Statistical Calculation Date"), the Permitted States consisted of the 36 states set forth in the table "Geographic Concentration" under the heading "The Receivables" herein. As of the Statistical Calculation Date, Aggregate Receivables in the Identified Portfolio constitute approximately 59.5% of the aggregate receivables in the Originators' entire portfolio of Premium Finance Agreements as of the Statistical Calculation Date.



     "Permitted State" means (i) any state listed in the chart entitled "Geographic Concentration" appearing below or (ii) any other state with respect to which each of the Originators, the Transferor and the Trust has either complied with such state's applicable licensing laws or is not required to be licensed under such state's applicable licensing laws, in each case, as evidenced by (x) an opinion of counsel or (y) written correspondence from the applicable state regulatory authority. Any such written correspondence shall be attached to an officer's certificate certifying that such written correspondence evidences compliance with clause (ii) of the definition of Permitted States. Following the Closing Date, a state that is not a Permitted State as of the Closing Date will not become a Permitted State unless and until such opinion or officer's certificate is delivered to the Trustee. Thereafter, the Originators will be obligated to transfer to the Transferor, and the Transferor will be obligated to transfer to the Trust, all Premium Finance Agreements originated in such state after such state becomes a Permitted State that otherwise satisfy the eligibility criteria as of the date of origination.



     Each Originator will be required pursuant to the Receivables Purchase Agreement to transfer and assign all Additional Receivables from the Identified Portfolio to the Transferor, who in turn will be required pursuant to the Agreement to transfer and assign all such Additional Receivables to the Trustee for the benefit of the Trust. Such Additional Receivables may include Receivables originated using criteria different from those which were applied to the Receivables assigned to the Trustee for the benefit of the Trust on the Closing Date or to previously Additional Receivables, because such Receivables were originated at a different date. Consequently there can be no assurance that Additional Receivables transferred to the Trust in the future will be of the same credit quality as previously transferred Receivables. Additionally, because the remaining term to maturity of substantially all of the Receivables included in the Trust as of the Statistical Calculation Date is twelve months or less, it is expected that within twelve months following the Closing Date substantially all of the Receivables in the Trust will consist of Additional Receivables. See "Risk Factors--Additional Receivables Considerations". In addition, there are many legal, economic and competitive factors that could adversely affect the amount and collectibility of the Receivables, including insureds' decisions to use new sources of credit, which would affect the Originators' ability to generate Additional Receivables, and changes in usage of credit, payment patterns and general economic conditions. Because the impact of these and other factors (including the composition of the Receivables and the interest rates, fees and charges assessed thereon) may change in the future, the text and tables set forth below are not necessarily indicative of the future performance of the Receivables that are transferred to the Trust. In the event that sufficient Additional Receivables are not transferred to the Trustee for the benefit of the Trust to maintain the Minimum Transferor Interest as required by the Agreement and as described herein, a Pay Out Event would occur and the Rapid Amortization Period will commence. See "Description of the Certificates--Pay Out Events.")



     The statistical information relating to the Receivables presented in this Prospectus is based on the Receivables in the Identified Portfolio as of the Statistical Calculation Date. Receivables transferred to the Trust on the Closing Date will include certain other Premium Finance Agreements originated by either of the Originators after the Statistical Calculation Date and on or prior to the Calculation Date. In addition, the characteristics of the Receivables included as of the Statistical Calculation Date will vary as of the Cut-off

Date as a result of payments received by or on behalf of borrowers after the Statistical Calculation Date and prior to the Cut-off Date. There will be no material permissible deviations from the eligibility criteria used for identifying the Premium Finance Agreements in the Identified Portfolio as of the Statistical Calculation Date from those applied on the Closing Date. However, certain of the Premium Finance Agreements in the Identified Portfolio that satisfied the eligibility criteria as of the Statistical Calculation Date may not satisfy such criteria on the Closing Date because of a change in circumstances and therefore will not be permitted to be transferred to the Trust. While the statistical distribution of the characteristics of all Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus, the Transferor does not believe that the characteristics of the Receivables as of the Cut-off Date will vary materially from the information presented herein with respect to the Receivables as of the Statistical Calculation Date.



     The Aggregate Receivables as of November 30, 1996 was $614,886,198.16, consisting of $14,131,486.55 of Finance Charge Receivables and $600,754,711.61 of Principal Receivables. "Aggregate Receivables" means, with respect to the Receivables as of any date of determination, an amount equal to the aggregate amount of payments owed on the Receivables from such date (or, if such date is the Statistical Calculation Date, from November 15, 1996) through the respective scheduled final payment dates of such Receivables (exclusive of late fees and administrative charges) less certain net payables as of such date of determination.



                    AGGREGATE RECEIVABLES BALANCE BY AMOUNT
                              IDENTIFIED PORTFOLIO



                                                                                               PERCENTAGE OF
                                                      PERCENTAGE OF          AGGREGATE           AGGREGATE
                                    NUMBER OF           NUMBER OF           RECEIVABLES         RECEIVABLES
AGGREGATE RECEIVABLES BALANCE(1)     ACCOUNTS           ACCOUNTS              BALANCE             BALANCE
--------------------------------  --------------     ---------------     -----------------     -------------
$5,000 or less..................      43,865               71.07%         $  72,347,473.30          11.70%
$5,001 to $10,000...............       7,586               12.29             53,601,224.21           8.67
$10,001 to $25,000..............       6,102                9.89             94,450,056.92          15.28
$25,001 to $50,000..............       2,216                3.59             76,547,667.53          12.38
$50,001 to $75,000..............         764                1.24             46,456,649.27           7.51
$75,001 to $100,000.............         341                0.55             29,307,237.64           4.74
$100,001 to $250,000............         605                0.98             91,211,347.78          14.75
$250,001 to $500,000............         159                0.26             54,519,494.55           8.82
$500,001 to $1,000,000..........          53                0.09             35,436,226.75           5.73
$1,000,001 to $5,000,000........          28                0.05             58,186,198.68           9.41
Over $5,000,000.................           1                0.00              6,127,376.50           0.99
                                      ------              ------              ------------         ------
Total...........................      61,720              100.00%         $ 618,190,953.13         100.00%
                                      ======              ======              ============         ======


---------


(1) Includes the aggregate amount owed (including unearned finance charges calculated based on the Rule of 78's) from the Statistical Calculation Date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

            COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM
                              IDENTIFIED PORTFOLIO



                                                                                               PERCENTAGE OF
                                                      PERCENTAGE OF          AGGREGATE           AGGREGATE
                                    NUMBER OF           NUMBER OF           RECEIVABLES         RECEIVABLES
   REMAINING INSTALLMENT TERM        ACCOUNTS           ACCOUNTS            BALANCE(1)            BALANCE
--------------------------------  --------------     ---------------     -----------------     -------------
3 months or less................      22,574               36.57%         $  95,807,270.68          15.50%
4 to 6 months...................      22,371               36.25            224,664,602.22          36.34
7 to 9 months...................      16,382               26.54            246,606,890.66          39.89
10 to 12 months.................         273                0.44             32,710,771.85           5.29
13 to 18 months.................          49                0.08              5,093,387.00           0.82
More than 18 months.............          71                0.12             13,308,030.72           2.15
                                      ------              ------              ------------         ------
Total                                 61,720              100.00%         $ 618,190,953.13         100.00%
                                      ======              ======              ============         ======


---------


(1) Includes the aggregate amount owed (including unearned finance charges calculated based on the Rule of 78's) from the Statistical Calculation Date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).


                            GEOGRAPHIC CONCENTRATION


     The Identified Portfolio as of the Statistical Calculation Date includes Premium Finance Agreements with borrowers whose stated address in the related Premium Finance Agreement is in one of the 36 states listed below.



                            GEOGRAPHIC CONCENTRATION
                              IDENTIFIED PORTFOLIO



                                                                                     PERCENTAGE OF
                                                                    AGGREGATE          AGGREGATE
                                                                   RECEIVABLES        RECEIVABLES
                          STATES(1)                                BALANCE(2)           BALANCE
-------------------------------------------------------------    ---------------     -------------
California...................................................    $142,939,062.92          23.12%
Texas........................................................      78,954,323.48          12.77
New York.....................................................      77,084,390.67          12.47
Florida......................................................      62,317,119.78          10.08
New Jersey...................................................      40,266,729.97           6.51
Pennsylvania.................................................      22,553,696.01           3.65
Massachusetts................................................      20,096,040.78           3.25
Ohio.........................................................      16,205,043.28           2.62
Michigan.....................................................      15,342,506.64           2.48
Utah.........................................................      13,886,039.87           2.25
Louisiana....................................................      12,437,516.00           2.01
Colorado.....................................................      11,350,277.71           1.84
Maryland.....................................................      10,058,567.51           1.63
Connecticut..................................................       9,956,253.97           1.61
Arkansas.....................................................       9,450,332.39           1.53
Alabama......................................................       8,750,046.53           1.42
South Carolina...............................................       6,934,386.80           1.12
Arizona......................................................       6,523,501.92           1.06
Hawaii.......................................................       6,180,970.39           1.00
Oklahoma.....................................................       5,687,370.46           0.92
North Carolina...............................................       5,453,566.25           0.88
Indiana......................................................       5,275,869.16           0.85
Nevada.......................................................       4,511,265.17           0.73
West Virginia................................................       4,385,827.93           0.71

                                                                                     PERCENTAGE OF
                                                                    AGGREGATE          AGGREGATE
                                                                   RECEIVABLES        RECEIVABLES
                          STATES(1)                                BALANCE(2)           BALANCE
-------------------------------------------------------------    ---------------     -------------
Wisconsin....................................................       4,230,364.89           0.68
Minnesota....................................................       3,795,514.03           0.61
Kentucky.....................................................       3,295,101.46           0.53
Idaho........................................................       2,167,552.77           0.35
New Hampshire................................................       1,761,494.59           0.28
Rhode Island.................................................       1,702,746.77           0.28
Maine........................................................       1,431,707.34           0.23
Montana......................................................         947,145.28           0.15
Iowa.........................................................         864,239.39           0.14
Nebraska.....................................................         623,064.87           0.10
Wyoming......................................................         414,677.75           0.07
South Dakota.................................................         356,638.40           0.06
                                                                 ---------------     -------------
Total........................................................    $618,190,953.13         100.00%
                                                                  ==============     ==========


---------


(1) Indicates the states where the insured's stated address in the related Premium Finance Agreement is located.



(2) Includes the aggregate amount owed (including unearned finance charges calculated based on the Rule of 78's) from the Statistical Calculation Date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).


                        LOSS AND DELINQUENCY EXPERIENCE


     The following tables set forth the historical loss and delinquency experience with respect to Premium Finance Agreements in the Originators' entire portfolio of Premium Finance Agreements for each of the periods or at each of the dates shown, as applicable. As a result, the historical loss and delinquency experience set forth in the tables below includes Premium Finance Agreements with borrowers whose stated addresses therein are in all 50 states (including states that are one of the Permitted States as of the Statistical Calculation
Date) or which otherwise would not satisfy the eligibility criteria for transfer to the Trust pursuant to the Agreement. As of the Statistical Calculation Date, Aggregate Receivables in the Identified Portfolio constituted approximately 59.5% of the aggregate receivables in the Originators' entire portfolio of Premium Finance Agreements. It is likely that Premium Finance Agreements in the Identified Portfolio at any time will represent only a portion of the Originators' entire portfolio of Premium Finance Agreements. The Originators do not believe that the historical performance of Premium Finance Agreements in the Identified Portfolio differs materially from the historical performance of their entire portfolio of Premium Finance Agreements. There can be no assurance that the loss or delinquency experience for the Trust with respect to the Receivables will be similar to the historical experience set forth below.

                              LOAN LOSS EXPERIENCE

     The following table sets forth loss experience with respect to payments by borrowers on commercial premium finance loans in the Originator's entire portfolio of Premium Finance Agreements for each of the periods shown. Neither the Originators nor the Transferor believe that changes of amounts from period to period reflect any material trends.


                              LOAN LOSS EXPERIENCE
                                ENTIRE PORTFOLIO

                             (DOLLARS IN THOUSANDS)


                                            TEN MONTHS
                                              ENDED
                                             OCTOBER              YEAR ENDED DECEMBER 31,
                                               31,         --------------------------------------
                                               1996           1995          1994          1993
                                            ----------     ----------    ----------    ----------
Average Outstanding Principal
  Balance(1)..............................  $1,016,716     $1,036,464    $1,105,789    $1,067,703
Gross Charge-Offs(2)......................      3,435           3,230         2,836         3,614
Recoveries(3).............................      1,804           1,153           966             0
Net Charge-Offs...........................      1,631           2,077         1,870         3,614
Net Charge-Offs as Percentage of Average
  Aggregate Outstanding Principal
  Balance.................................       0.19 %(4)       0.20%         0.17%         0.34%


---------


(1) Calculated as the average of the Principal Balance (aggregate receivables less unearned interest) at the beginning of each month in the period indicated.



(2) Since December 1993, loans have been generally charged off if uncollected 270 days after cancellation of the related insurance policy. Prior to December 1993, loans were charged off when deemed to be uncollectible. Charge-offs in 1993 exclude a one-time cumulative charge-off to reflect the change in charge-off procedures in December.



(3) A recovery occurs if, after a loan is written off, AFCO receives additional funds to pay in whole or in part the outstanding balance due.


(4) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION


     The following table sets forth the delinquency experience with respect to payments on Premium Finance Agreements in the Originators' entire portfolio of Premium Finance Agreements at each of the dates shown. In conformity with state requirements regarding cancellation notification, insurance policies are generally cancelled within one month following a borrower's failure to make a related scheduled loan installment payment. The loan delinquency data presented in the following table are measured from the date of issuance of a Notice of Cancellation. The percentages presented for each aging category reflect the sum of the balance of principal and unearned finance charges (including the overdue installment(s) as well as all of the remaining installment payments not yet due) on all cancelled accounts within each category divided by the aggregate principal loan balance (excluding unearned finance charges). Since the table reflects percentages calculated by including unearned finance charges in the cancelled accounts, but not including such amounts in the aggregate loan balances, the resulting percentages may reflect higher percentages of delinquencies than actually experienced. Variations from one measurement date to another measurement date within aging categories are primarily a reflection of the variability of time required to collect the unearned insurance premium from the insurance carrier or, alternatively, the remaining loan balance from the borrower, on a revolving pool of loans. Neither the Originators nor the Transferor believe the changes in amounts from period to period in the categories in the table reflect any material trend. There can be no assurance that the delinquency experience with respect to the Receivables will be similar to the historical experience set forth below. The Originators and Transferor have no knowledge of any trends which are expected to materially change future delinquency experience.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                                ENTIRE PORTFOLIO



                                                                                AT DECEMBER
                                                                                    31,
                                                            AT OCTOBER 31,     --------------
                                                                 1996          1995     1994
                                                            ---------------    -----    -----
Number of days a loan remains overdue after
  cancellation of the related insurance policy:
     31-89 days........................................           0.80%        0.80 %   1.07 %
     90-270 days.......................................           0.82%        0.69 %   0.63 %
     Over 270 days(1)..................................           0.00%        0.00 %   0.01 %
                                                                 -----         -----    -----
       Total...........................................           1.62%        1.49 %   1.71 %
                                                            ==============     ======   ======


---------


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy. See "Business of the Originators--Premium Finance Loan Origination; Collection Policy."



                          ORIGINATORS' PORTFOLIO YIELD
                                ENTIRE PORTFOLIO

                             (DOLLARS IN THOUSANDS)


     The following table sets forth the total revenues from finance charges accrued and fees collected with respect to the Originators' entire portfolio of Premium Finance Agreements for each of the periods shown. The figures in the table do not include deductions for charge-offs or other expenses.



                                          FOR THE TEN
                                            MONTHS          FOR THE FISCAL YEAR ENDED DECEMBER 31,
                                             ENDED
                                          OCTOBER 31,       --------------------------------------
                                             1996              1995          1994          1993
                                          -----------       ----------    ----------    ----------
Average Outstanding Principal Balance
  Receivables(1)........................  $1,016,716        $1,036,464    $1,105,789    $1,067,703
Interest and Fee Income(2)..............      86,959           108,551       100,010        93,982
Average Revenue Yield...................       10.26 %(3)        10.47%         9.04%         8.80%


---------


(1) Calculated as the average of the Principal Balance (aggregate receivables less unearned interest) at the beginning of each month in the period indicated.


(2) Includes interest income, late fees, cancellation fees, returned check charges, and other fees.

(3) Calculated on an annualized basis.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates, approximately
$          before deduction of expenses, will be applied to the purchase of the
Receivables from the Originators.

                              MATURITY ASSUMPTIONS


     The Agreement provides that Class A Holders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Principal Payment Event which results in the commencement of the Principal Payment Period or a Pay Out Event which results in the commencement of the Rapid Amortization Period. Class A Holders will receive payments of principal (i) on each Distribution Date following the Monthly Period in which a Pay Out Event occurs and (ii) on each Principal Distribution Date during the Principal Payment Period (each such Distribution Date, a "Special Payment Date") until the Class A Investor Interest has been paid in full or the Series 1996-1 Termination Date. The Class B Holders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.



     CONTROLLED ACCUMULATION PERIOD. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period (which equals the sum of the Controlled Accumulation Amount for such Monthly Period and any portion of the Controlled Accumulation Amount for any prior Monthly Period that was not deposited in the Principal Funding Account) and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (as defined herein) established by the Trustee until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Holders on each Distribution Date until the earlier of the date the Class B Investor Interest has been paid in full and the Series 1996-1 Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1996-1 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Holders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Holders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence. The ability of Certificateholders to receive payments of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable, depends on the amount and schedule of installments of outstanding Receivables, delinquencies, charge-offs and the timing of the origination and transfer of Additional Receivables, which may vary from month to month due to seasonal variations, regulatory factors, general economic conditions and conditions in the insurance premium finance market.



     PRINCIPAL PAYMENT PERIOD. If a Principal Payment Event occurs, the Principal Payment Period will commence and any amount on deposit in the Principal Funding Account, if any, will be paid to the Class A Holders on the Distribution Date in the month following the commencement of the Principal Payment Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Holders will be entitled to monthly payments of principal on each Principal Distribution Date equal to the Available

Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1996-1 Termination Date. After the Class A Certificates have been paid in full and if the Series 1996-1 Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1996-1 Termination Date.



     RAPID AMORTIZATION PERIOD. If a Pay Out Event occurs, the Rapid Amortization Period may commence and, if commenced, any amount on deposit in the Principal Funding Account will be paid to the Class A Holders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Holders will be entitled to monthly payments of principal on each Special Payment Date equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1996-1 Termination Date. After the Class A Certificates have been paid in full and if the Series 1996-1 Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1996-1 Termination Date.



     PAY OUT EVENTS. A Pay Out Event occurs, either automatically or after specified notice, upon (a) certain insolvency events involving the Transferor or either Originator; (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (c) the Back-up Servicer becomes legally unable to act as successor Servicer or has been terminated as Back-up Servicer and, within 90 days of such event, a successor Back-up Servicer has not assumed the obligations of Back-up Servicer and the Rating Agency Condition has not been satisfied with respect to the appointment of such Back-up Servicer; (d) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Holders within the time periods stated in the Agreement; (e) material breaches of certain representations, warranties or covenants of the Transferor; (f) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period; (g) (i) the average Transferor Interest during any 10 consecutive days being below the Minimum Transferor Interest for the same period and (ii) during any 10 consecutive days the sum of (x) the Principal Receivables and (y) the principal amount on deposit in the Excess Funding Account being less than the Minimum Aggregate Principal Receivables for the same period; (h) the failure of either Originator to transfer Additional Receivables to the Transferor when required by the Receivables Purchase Agreement or the failure of the Transferor to convey Additional Receivables when required by the Agreement; (i) the occurrence of a Servicer Default which would have a material adverse effect on the Holders; (j) the Class A Investor Interest or the Class B Investor Interest not being paid in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively; (k) the Monthly Payment Rate averaged for three consecutive Monthly Periods is less than 12%; (l) the third consecutive Determination Date on which (i) there exists an Excess Obligor Concentration Amount, (ii) there exists an Excess Insurer Concentration, (iii) the Investment Grade Insurer Percentage is less than the Required Investment Grade Insurer Percentage, (iv) the Investment Grade Insurer Percentage to be decreased, if on such day the Investment Grade Insurer Percentage is equal to or less than the Required Investment Grade Insurer Percentage, (v) there are less than 300 insurance carriers whose insurance premiums have been financed by the Receivables in the Identified Portfolio, or (vi) the Top 10 Insurer Percentage is greater than the Maximum Top 10 Insurer Percentage; (m) the Originators cease to be the Servicer under the Agreement; (n) the failure to appoint a successor Back-up Servicer by a date which is ninety days after the receipt by the Servicer, the Trustee and the Transferor of either a Sale Notice or Successor Back-up Servicer Termination Notice in accordance with the Agreement; or (o) the failure of the Servicer (so long as the Originator is a Servicer) to remove Receivables from the Trust or indemnify for certain losses resulting from the breach of the Servicer's covenant to maintain certain licenses and regulatory approvals as described under "Description of the Certificates -- Certain Covenants." See "Description of the Certificates--Pay Out Events." If a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced. No prepayment premium will be payable on account of any prepayment of the Certificates as the result of the occurrence of the Rapid Amortization Period and any reinvestment risk will be borne by the Certificateholders.

     The Pay Out Event described in clause (l) may be amended at any time by the Transferor, the Trustee and the Servicer, with the consent of each provider of Enhancement, but without the consent of any certificateholder, if the Rating Agency Condition is satisfied.



     As of the Statistical Calculation Date (i) the amount of the Aggregate Receivables related to any single borrower was not greater than 2.1% of the amount of Aggregate Receivables in the Identified Portfolio as of the Statistical Calculation Date; (ii) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of any Tier 1 Insurer was not greater than 5.2% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (iii) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of any Tier 2 Insurer was not greater than 6.7% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (iv) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of any Tier 3 Insurer was not greater than 2.9% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (v) the Investment Grade Insurer Percentage equaled 94.2%; (vi) the Top 10 Insurer Percentage equaled 49.3%; and
(vii) there were at least 486 insurance carriers whose insurance premiums have been financed by the 61,720 Premium Finance Agreements in the Identified Portfolio as of the Statistical Calculation Date.



     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, a Principal Payment Event may occur which would initiate the Principal Payment Period or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. In addition, as described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively.



                        DESCRIPTION OF THE CERTIFICATES


     The Certificates will be issued pursuant to the Agreement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement.

GENERAL


     The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all borrower payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the applicable Class A LIBOR Rate for the related Interest Period, subject to the Class A Available Funds Cap for each related Monthly Period, and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Special Payment Date during the Principal Payment Period or Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B LIBOR Rate for the related Interest Period, subject to the Class B Available Funds Cap for each related Monthly Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Special Payment Date during the Principal Payment Period or the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Holders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

     The Transferor initially will own the Transferor Interest. The Transferor Interest will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "--Certain Matters Regarding the Transferor and the Servicer."

     The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Holders and/or Class B Holders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Holders and/or Class B Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Holders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cede and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "--Book-Entry Registration."

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.


     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Securities and Exchange Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

     To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

     Cedel Bank, Societe Anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Certificates will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Investor Interest advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charges will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS


     Interest on the Class A Certificates and the Class B Certificates will accrue from the Closing Date on the outstanding principal balance of the Class A Certificates and the Class B Certificates at the Class A LIBOR Rate and Class B LIBOR Rate, respectively, subject to the limitations described below. Interest will be distributed quarterly on the 15th day of March, June, September, and December (or if any such day is not a business day, the next succeeding business day) and on the Scheduled Class B Payment Date, commencing on the March 17, 1997 Distribution Date and, following the occurrence of a Principal Payment Event or a Pay Out Event, on each Special Payment Date to the Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding such Interest Payment Date or Special Payment Date. Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date (or in the case of the first Interest Payment Date, from and include the Closing
Date) to but excluding the next Interest Payment Date or Special Payment Date and interest, with respect to Collateral Monthly Interest, shall accrue at One Month LIBOR during such Monthly Interest Period (each, an "Interest Period").



     Interest payments or deposits with respect to the Class A Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the initial Distribution Date, as of the Closing Date) based upon, subject to certain limitations described below, the Class A LIBOR Rate. "Distribution Date" means the 15th day of each calendar month (or if any such day is not a business day, the next succeeding business day) commencing January 15, 1997; however, the first Interest Payment Date will not occur until March 17, 1997. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of the actual number of days in the period (each, a "Monthly Interest Period") from and including the preceding Distribution Date (or in the case of the initial Distribution Date, the Closing Date) to but excluding such Distribution Date and a 360-day year. On each Distribution Date, Class A Monthly Interest (as defined below) and Class A Monthly Interest previously due but not deposited in the Class A Interest Funding Account (as defined below) or paid to the Class A Certificateholders and any Class A Additional Interest will be (i) paid to the Class A Certificateholders, if such Distribution Date is an Interest Payment Date or a Special Payment Date, or (ii) deposited in the Class A Interest Funding Account (the "Class A Interest Funding Account"), an administrative subaccount of an eligible trust account in the name of Trustee and for the benefit of the Certificateholders, if such Distribution Date is not an Interest Payment Date or a Special Payment Date. Payments to the Class A Certificateholders or deposits into the Class A Interest Funding Account in respect of interest on the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. See "Description of the Certificates--Application of Collections--Allocations."



     Interest payments or deposits with respect to the Class B Certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Distribution Date, on the Closing Date) based upon the Class B LIBOR Rate and the actual number of days in the Monthly Interest Period and a 360-day year. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not deposited in the Class B Interest Funding Account (as defined below), Interest Funding Account or paid to the Class B Certificateholders and any Class B Additional Interest will be (i) paid to the Class B Certificateholders, if such Distribution Date is an Interest Payment Date or a Special Payment Date, or (ii) deposited in the Class B Interest Funding Account (the "Class B Interest Funding Account"), an administrative subaccount of an eligible trust account in the name of the Trustee for the benefit of Certificateholders, if such Distribution Date is not an Interest Payment Date or a Special Payment Date. Payments to the Class B Certificateholders or deposits into the Interest Funding Account in respect of interest on the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. Class A Monthly Interest and Class B Monthly Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Class A LIBOR Rate or Class B LIBOR Rate plus 2% per annum (such amount, as applicable, "Class A Additional Interest" and "Class B Additional Interest"). Any such amounts will not be distributed until the related Interest Payment Date. See "Description of the Certificates--Application of Collections--Allocations."



     "Class A Monthly Interest" means for any Distribution Dates an amount equal to the lesser of (x) the product of (i) the actual number of days in the related Monthly Interest Period divided by 360, (ii) the Class A LIBOR Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (y) the Class A Available Funds Cap for the related Monthly Period.



     "Class B Monthly Interest" means for any Distribution Date, an amount equal to the lesser of (x) the product of (i) the actual number of days in the related Monthly Interest Period divided by 360, (ii) the Class B LIBOR Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (y) the Class B Available Funds Cap for the related Monthly Period.



     "Class A Available Funds Cap" means, with respect to any Monthly Period, Class A Available Funds for such Monthly Period less, if the Originators are not the Servicer, the Class A Servicing Fee for such Monthly Period.



     "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1996-1 Supplement with respect to such Transfer Date.



     "Class B Available Funds Cap" means, with respect to any Monthly Period, Class B Available Funds for such Monthly Period less, if the Originators are not the Servicer, the Class B Servicing Fee for such Monthly Period.



     "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.



     Interest payments or deposits on each Distribution Date (other than any payments or deposits relating to any Class A or Class B Shortfall Amounts or Class A or Class B Carry Over Amounts) will be funded from the portion of Finance Charge Receivables collected during the preceding Monthly Period (or with respect to the first Distribution Date, from and including the Cut-off Date through December 31, 1996) and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available), (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the Certificates--Reallocation of Cash Flows" and "--Application of Collections--Payment of Interest, Fees and Other Items" and "Risk Factors--Risk of Limitations on Subordination."



     If and to the extent on any Distribution Date, the amount of interest payable on the Class A Certificates based on the Class A LIBOR Rate for the related Monthly Interest Period exceeds the Class A Available Funds Cap for the related Monthly Period, then such excess (the "Class A Shortfall Amount") will be carried forward to the next Distribution Date together with interest thereon at the applicable Class A LIBOR Rate plus 2% per annum (the "Class A Carry Over Amount") and will be funded on a subordinated basis solely from Excess Spread, if any, available therefor as described under "Description of the Certificates-- Application of Collections--Excess Spread."

     If and to the extent on any Distribution Date, the amount of interest payable on the Class B Certificates based on the Class B LIBOR Rate for the related Monthly Interest Period exceeds the Class B Available Funds Cap for the related Monthly Interest Period, then such excess (the "Class B Shortfall Amount") will be carried forward to the next Distribution Date together with interest thereon at the applicable Class B LIBOR Rate plus 2% per annum (the "Class B Carry Over Amount") and will be funded on a subordinated basis solely from Excess Spread, if any, available therefor as described under "Description of the Certificates--Application of Collections--Excess Spread." The Class B Carry Over Amount is subordinated to the Class A Carry Over Amount. The Class A Carry Over Amount and Class B Carry Over Amount are subordinated to payments in respect of the Collateral Interest. See "Risk Factors--Basis Risk."



     The Trustee will determine LIBOR and One Month LIBOR on December   , 1996
for the period from the Closing Date (x) through March 17, 1997 in the case of the Certificates and (y) January 15, 1997, for the Collateral Interest, and for each applicable Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.



     "Class A LIBOR Rate" means, with respect to each Interest Period, a per
annum rate equal to     % per annum in excess of LIBOR, as determined on the
related LIBOR Determination Date.



     "Class B LIBOR Rate" means, with respect to each Interest Period, a per
annum rate equal to     % per annum in excess of LIBOR, as determined on the
related LIBOR Determination Date.



     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for three-month United States dollar deposits. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.



     "One Month LIBOR" is calculated in the same manner as LIBOR except that references in the definition of LIBOR to "three months" and "three-month United States dollar deposits" will be deemed to refer to "one month" and "one-month United States dollar deposits."


     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.


     The Class A LIBOR Rate and the Class B LIBOR Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 Attention: Corporate Trust Servicer Division.


     Interest on the Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.

PRINCIPAL PAYMENTS


     On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Principal Payment Period or the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Holders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Holders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Holders on the Class B Scheduled Payment Date. During the Controlled Accumulation Period until the final principal payment to the Class B Holders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

     "Available Investor Principal Collections" means, with respect to any Monthly Period in the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the sum of (a) (i) the Fixed Investor Percentage of collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund interest on the Certificates or Servicing Fee, plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1.


     On each Distribution Date during the Principal Payment Period or the Rapid Amortization Period, the Class A Holders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1996-1 Termination Date. After payment in full of the Class A Investor Interest, the Class B Holders will be entitled to receive on each Distribution Date during the Principal Payment Period or the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 1996-1 Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1996-1 Termination Date) and on the Series 1996-1 Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1996-1 Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.



EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE



     Unless a Pay Out Event has occurred, principal with respect to the Class A Certificates is expected to be paid on the Class A Scheduled Payment Date and principal with respect to the Class B Certificates is expected to be paid on the Class B Scheduled Payment Date, provided, that the Investor Certificateholders will receive payments of principal earlier than such dates if the Transferor elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date for the Series 1996-1 Certificates will initially be the December 1998 Distribution Date, but will successively be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless the Transferor, on the Determination Date second preceding the then-current Initial Principal Payment Date, elects not to cause such extension. In the event that the Transferor elects not to extend the Initial Principal Payment Date, the Revolving Period or the Controlled Accumulation Period, as applicable, will end beginning on the first day of the Monthly Period following the Principal Payment Event, and the Principal Payment Period will commence. During the Principal Payment Period, interest will be paid monthly on each Distribution Date, and amounts then on deposit in the Principal Funding Account, if any, and Available Investor Principal Collections with respect to each Distribution Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series Termination Date, and, after payment in full of the Class A Invested Amount, then to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series Termination Date.



     The payment in full of the Invested Amount on the first Principal Distribution Date is dependent on Available Investor Principal Collections with respect to such date and, if applicable, any amounts then on deposit in the Principal Funding Account. With respect to certain principal payments to be made prior to the Class A Scheduled Payment Date, other Series will have priority over the Investor Certificates in the allocation of Shared Principal Collections, as described under "-- Shared Principal Collections".



     The Transferor will cause the Trustee to provide written notice to each Certificateholder, the Servicer, each Rating Agency and the Collateral Interest Holder of any election by the Transferor not to extend the Initial Principal Payment Date. The Transferor will cause the Trustee to provide such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.


POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD


     Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than nine months. On each Determination Date on and after the Determination Date preceding the March 2001 Monthly Period, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Scheduled Payment Date is expected to equal or exceed the Class A Investor Interest, assuming (a) the expected monthly collections of Principal Receivables expected to be distributable to the Holders of all Series have a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding nine months, (b) the amount of principal expected to be distributable to Holders of all Series remains constant at the level on such date of determination, (c) no Pay Out Event with respect to any Series will subsequently occur and (d) no additional Series will be subsequently issued. If the Accumulation Period Length is less than nine months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.


SUBORDINATION

     The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Holders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Holders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

TRANSFER AND ASSIGNMENT OF RECEIVABLES


     Pursuant to the Receivables Purchase Agreement, on the Closing Date, the Originators will transfer and assign to the Transferor Premium Finance Agreements from their portfolio of Premium Finance Agreements on the Calculation Date to borrowers whose stated addresses in the Premium Finance Agreements are in one of the Permitted States (as defined under "The Receivables") and that satisfy as of the Cut-off Date (as defined below) the eligibility criteria specified in the Receivables Purchase Agreement and the Agreement. The selection of the Permitted States was based on state regulatory considerations. Each of the Originators will represent and warrant in the Receivables Purchase Agreement, and the Transferor will represent and warrant in the Agreement, that the Identified Portfolio was not selected in a manner adverse to Certificateholders. Pursuant to the Agreement, the Transferor will transfer and assign such Premium Finance Agreements to the Trustee for the benefit of the Trust.



     Each Originator will be obligated pursuant to the Receivables Purchase Agreement to transfer and assign on each day following the Closing Date each Premium Finance Agreement with a borrower whose stated address in such Premium Finance Agreement is in one of the Permitted States originated by it after the Closing Date (or, if such Permitted State becomes a Permitted State after the Closing Date, originated by it after such state became a Permitted State) which satisfies the eligibility criteria set forth under "--Eligible Receivables" below (the "Additional Receivables") to the Transferor. The Transferor in turn will be required pursuant to the Agreement to transfer and assign all such Additional Receivables to the Trustee for the benefit of the Trust. See "Risk Factors--Additional Receivables Considerations." In the event that sufficient Additional Receivables are not transferred to the Trustee for the benefit of the Trust to maintain the Minimum Transferor Interest as required by the Agreement and as described herein, a Pay Out Event would occur and the Rapid Amortization Period will occur. See "Maturity Assumptions--Pay Out Events" and "--Pay Out Events."



     In connection with the transfer of the Receivables to the Trust, the Originators will indicate in their respective computer files that the Receivables have been conveyed to the Transferor who will in turn convey such Receivables to the Trust. In addition, the Transferor has provided to the Trustee or its bailee computer files or microfiche lists containing a true and complete list showing each Receivable, identified by account number and by aggregate receivable balance on the Closing Date. On each Addition Date, the Transferor will provide the Trustee with an updated list of each Receivable transferred to the Trust on such Addition Date, identified by account number and indicating the aggregate receivable balance as of the Addition Date. Neither the Originators nor the Transferor will deliver to the Trustee any other records or agreements relating to the Receivables and documents and agreements maintained by an Originator will not be segregated by such Originator from other documents and agreements relating to other Premium Finance Agreements and will not be stamped or marked to reflect the transfer and assignment of the related Receivables to the Trustee on behalf of the Trust, but the Originators are required to indicate on their computer records that the Receivables have been transferred and assigned to the Transferor, who in turn will transfer and assign such Receivables to the Trustee on behalf of the Trust. The Originators have not taken and will not be obligated to take any actions in order to perfect for the benefit of the Transferor a security interest in the Receivables, other than filing in the appropriate filing offices in the states of New York and California a financing statement on Form UCC-1. The Transferor has not taken and will not be obligated to take any actions in order to perfect for the benefit of the Trust a security interest in the Receivables, other than filing in the appropriate filing offices in the Commonwealth of Pennsylvania a financing statement on Form UCC-1. See "Risk Factors--Transferor Bankruptcy Risk."


     The Transferor shall covenant in the Agreement that it shall not transfer on any day any Premium Finance Agreement to the Trust which would cause as of such day after giving effect to such transfer (i) an Excess Obligor Concentration Amount to exist or be increased; (ii) an Excess Insurer Concentration Amount to exist or be increased; (iii) the Investment Grade Insurer Percentage to be less than the Required Investment Grade Insurer Percentage; (iv) the Investment Grade Insurer Percentage to be decreased, if on such day the Investment Grade Insurer Percentage is equal to or less than the Required Investment Grade Insurer Percentage; (v) the Top 10 Insurer Percentage to exceed the Maximum Top Insurer Percentage and

(vi) the Top 10 Insurer Percentage to be increased, if on such day the Top 10 Insurer Percentage is equal to or greater than the Maximum Top 10 Insurer Percentage.


     The covenants described above may be amended at any time by the Transferor, the Trustee and the Servicer, with the consent of each provider of Enhancement but without the consent of any certificateholder, if the Rating Agency Condition is satisfied.



     In the event any transfer of a Receivable results in a breach of any of the covenants described in clauses (i) through (vi) above and such breach continues for a period of 15 days after discovery of such breach by the Transferor or by the Servicer or receipt by the Transferor of written notice by the Trustee of such event, then such Receivable shall be an "Ineligible Receivable" and shall be removed from the Trust on the same terms and conditions as Ineligible Receivables are removed from the Trust as described under "--Representations and Warranties." In the event for administrative reasons the Transferor is unable to segregate the Ineligible Receivable from other Receivables in the related Account (an, "Ineligible Account"), then the Transferor shall be obligated to accept reassignment of all of the Receivables in such Ineligible Account and such other Receivables as may be necessary so as to cure the breach of any of the foregoing covenants. Currently, the Transferor is unable to segregate Receivables in an Account.


NEW ISSUANCES

     The Agreement will authorize the Trustee to issue one or more Series of Certificates which are transferable and have the characteristics described below. The Transferor Interest will initially be held by the Transferor and will be transferable only as provided in the Agreement. The Transferor may require the Trustee to issue one or more new Series in exchange for a reduction in the Transferor Interest. Pursuant to the Agreement, the Transferor may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of a New Issuance, the Transferor will deliver to the Trustee written confirmation that the New Issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series, including Series 1996-1. The Transferor may offer any Series to the public or other investors in transactions either registered or under the Securities Act or exempt from registration thereunder, directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

     The Transferor may require New Issuances and define Principal Terms such that a Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for the Certificates. Further, one or more Series may be in their amortization or accumulation periods while the Certificates are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series to which it relates. The Transferor may deliver a different form of Credit Enhancement agreement with respect to any Series. The Transferor may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The Transferor will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor or remarketed to other investors. There will be no limit to the number of New Issuances that may be performed under the Agreement.

     Under the Agreement, the Transferor may commence a New Issuance by notifying the Trustee at least five days in advance of the date upon which the New Issuance is to occur stating the Series to be issued on the date of the New Issuance and, with respect to each such Series (and, if applicable, each Class thereof): (1) its initial principal amount (or method for calculating such amount), (2) its certificate rate (or method of calculating such rate) and (3) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement will provide that on the date of the New Issuance the Trustee will authenticate any such Series only upon delivery to it of at least the following:
(i) a Series Supplement specifying the Principal Terms of such Series; (ii)(a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes and (b) a Tax Opinion; (iii) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the Credit Enhancement Provider; (iv) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it; (v) an officer's certificate of the Transferor to the effect that after giving effect to the New Issuance the Transferor would not be required to add Additional Receivables pursuant to the Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest; and (vi) the certificates representing the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will reduce the Transferor Interest and/or cancel the certificates of the exchanged Series, as applicable, and authenticate the new Series.


     The Transferor also may from time to time cause the Trustee to sell purchased interests in the Receivables and other assets of a Trust to one or more purchasers. Any purchased interest will represent an interest in the applicable Trust's assets similar to the interest of a Series of Certificates. No Series will be subordinated to any purchased interest, and no purchased interest will have any interest in the Enhancement or series accounts specified for any Series, except as specified in the prospectus relating to that Series. Any such sale will take place pursuant to one or more agreements which will specify terms similar to Principal Terms for the applicable purchased interests and may grant the purchasers of such interests notice and consultation rights with respect to rights or actions of the Trustee. Any sale of purchased interests in the assets of a Trust will be subject to the satisfaction of the same conditions (including Rating Agency confirmations) as for a New Issuance, as appropriately modified to refer to a purchased interest rather than a New Issuance. The modifications of conditions would not result in any substantive change in such conditions, but would simply change the conditions to refer to the contemplated sale of a purchased interest rather than a New Issuance.

REPRESENTATIONS AND WARRANTIES


     The Transferor will represent and warrant in the Agreement on the Closing Date that as of the Cut-off Date, with respect to Initial Receivables conveyed to the Trust on the Closing Date and on each date Additional Receivables are transferred to the Trust (each, an "Addition Date") with respect to Additional Receivables that (a) the Agreement and the Receivables Purchase Agreement will constitute a legal, valid and binding obligation of the Transferor, (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax and other governmental liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof, (c) the Agreement and the Receivables Purchase Agreement constitute legal, valid and binding obligations of Transferor, enforceable against Transferor in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (d) the execution and delivery of the Agreement, the Certificates and the Receivables Purchase Agreement, the performance of the transactions contemplated by the Agreement, the Certificates and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the material terms and provisions of any material agreement to which Transferor is a party or by which it or any of its properties are bound, (e) the execution and delivery of the Agreement, the Certificates and the Receivables Purchase Agreement, the performance of the transactions contemplated by the Agreement and the fulfillment of the terms thereof will not conflict with or violate any requirements of law applicable to Transferor, (f) each Receivable then existing has been conveyed to the Trust free and clear of any Lien (as defined in the Agreement) of any Person claiming through or under Transferor or any of its Affiliates (other than any Liens for municipal and other local taxes if such taxes shall not at the time be due and payable or if Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto) and in compliance, in all material respects, with all Requirements of Law (as defined in the Agreement) applicable to Transferor, and (g) each such Receivable transferred on such date is an Eligible Receivable (as defined under "--Eligible Receivables" below) as of the related Cut-off Date or Addition Date.



     In the event of a material breach of the representation and warranty described in clause (f) above, and if any of the following two conditions is met: (A) as a result of such breach such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien or (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by Transferor; then, upon the earlier to occur of the discovery of such breach or event by Transferor or Servicer or receipt by Transferor of written notice of such breach given by Trustee, each such Receivable shall be an Ineligible Receivable and shall be automatically removed from the Trust on the terms are conditions set forth below. In the event of a material breach of the representation and warranty described in clause (g) above, as a result of such breach, the related Receivable becomes a Defaulted Receivable or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Transferor of written notice of any such event given by Trustee, then each such Receivable shall be removed from the Trust on the terms and conditions set forth below; provided that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day. In the event that for administrative reasons the Transferor is unable to segregate the Ineligible Receivables from other Receivables in the related Ineligible Account, then the Transferor shall be obligated to accept reassignment of all of the Receivables in such Ineligible Account. Currently, the Transferor is unable to segregate Receivables within an Account.



     The Transferor will accept reassignment of each Receivable conveyed to the Trust in breach of clauses (f) and (g) above (a "Transferor Ineligible Receivable") on the terms and conditions set forth below. The Transferor will accept reassignment of Transferor Ineligible Receivables by directing the Servicers to deduct the amount of the principal amount of each Transferor Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than zero, on the date of reassignment of such Ineligible Receivable, the Transferor will make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Transferor Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Transferor Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties or covenants set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. In the event of a material breach of any of the representations and warranties described in clauses (a) through (e) above, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under such Trust may direct the Transferor to accept reassignment of the entire Identified Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties are true and correct in all material respects. The deposit amount for such reassignment will equal the Investor Interest and the Invested Amount of any Enhancement, if any, plus accrued and unpaid interest for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal and interest to such Certificateholders or such holders of the Invested Amount of any Enhancement or the Collateral Interest, if any, on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Invested Amount of any Enhancement, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or Certificateholders.


CERTAIN COVENANTS


     Pursuant to the Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any "instruments" or to be anything other than a "general intangible", in each case, as defined in the Uniform Commercial Code as in effect in the State of New York and the Commonwealth of Pennsylvania (the "UCC"), (ii) except for the conveyances under the Agreement, it will not sell any Receivable or grant a lien on any Receivable, (iii) it will comply with and perform its obligations under, and will cause each Originator to comply with and perform its obligations under, any Receivable to which it is a party and its credit and collection policies and it will not change the terms of such agreements or policies except as provided in the Agreement, (iv) in the event it is unable for any reason to transfer Receivable to the Trust, it will nevertheless continue to allocate and pay all collections from all Receivables to the Trust, (v) it will notify the Trust promptly after becoming aware of any Lien on any Receivable and (vi) it will take all actions necessary to enforce its rights and claims under the Receivable Purchase Agreement.



     Pursuant to the Agreement, the Servicer covenants (a) that it shall not take any action which would impair, with respect to each Receivable originated on or before February 1, 1997, each Originator's first priority perfected security interest in the Unearned Premiums securing such Receivables and with respect to each Receivable originated after February 1, 1997, the Trust's first priority perfected security interest in the Unearned Premiums securing such Receivables, (b) not to impair the rights of the Certificateholders in any Receivable, (c) so long as the Originators are the Servicer, to make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and Servicer (including Back-up Servicer, if Servicer) shall follow such collection procedures as it follows with respect to all comparable insurance premium finance loans that it services and (d) not to voluntarily increase or decrease the number or amount of any scheduled payment, or the principal balance of a Receivable or the annual percentage rate of a Receivable, or extend, rewrite or otherwise modify the payment terms; provided, however, Servicer may (i) extend the term of any Receivable, but not past the maturity date of the related insurance policies and
(ii) change the installment due date in the related Premium Finance Agreement one time during the term of a Receivable, provided that such a change does not result in extending the maturity of such Receivable for more than 30 days or past the maturity date of the related insurance policies.



     In the event of a breach of any of the covenants set forth in (i) clauses
(b), (c) and (d) above and as a result of such breach the related Receivable becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Servicer of written notice of any such event given by Trustee or (ii) clause (a) above then, upon the expiration of 15 days from the earlier to occur of the discovery of any such event by either Transferor or Servicer, or receipt by Servicer of written notice of any such event given by Trustee, then each Receivable arising under the Account under which such Receivable arises shall be removed from the Trust on the terms and conditions set forth below. When the above provisions require removal of a Receivable, Servicer shall accept assignment of such Receivables (each, a "Servicer Ineligible Receivable") by depositing into the Collection Account on the


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


applicable Determination Date an amount equal to the principal portion of each Servicer Ineligible Receivable and deducting such amount from the Principal Receivables in the Trust (to the extent previously included therein). Deposits of any amounts into the Collection Account shall be treated for all purposes of the Agreement as collections of Principal Receivables. Upon the removal of Servicer Ineligible Receivables (and the mailing of any deposit required above), the Trust shall automatically and without further action be deemed to transfer, assign, and otherwise convey to Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to each Servicer Ineligible Receivable, all monies due or to become due with respect to each such Servicer Ineligible Receivable and all proceeds of such Servicer Ineligible Receivable and Recoveries relating to such Servicer Ineligible Receivable. Such assigned Receivables shall be treated by the Trust as collected in full as of the date on which it was transferred. Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by Servicer to evidence the conveyance of each such Servicer Ineligible Receivable. The obligation of Servicer set forth above shall constitute the sole remedy respecting any breach set forth above with respect to such Receivable available to the Holders or Trustee on behalf of the Holders.



     In addition, the Servicer (so long as the Originator is a Servicer) will covenant in the Agreement to comply with applicable licensing and regulatory laws of any Receivable State and to cause the Transferor, the Trustee and the Trust to at all times be in compliance with such licensing and regulatory laws. In the event of a breach of such covenant that (x) results in Receivables in such state being unenforceable, (y) results in the Transferor, Trustee or the Trust being subjected to any civil or criminal penalties, sanctions or taxes or
(z) materially and adversely affects the ability of the Servicer, the Transferor, the Trustee or the Trust to perform their respective obligations under the Agreement, then either the Servicer shall remove such Receivables as if they were Servicer Ineligible Receivables so as to cure such breach within 15 days from the earlier to occur of the discovery of any such breach by the Servicer or receipt by the Servicer of written notice of such breach or indemnify the Transferor, the Trustee and the Trust for any losses suffered by any of them as a result of such noncompliance within 15 days of receipt of notice of any such loss. Any removal of Receivables shall be accomplished in the manner specified in the preceding paragraph.



     In the event for administrative reasons the Servicer is unable to segregate Servicer Ineligible Receivables from other Receivables in the related Account (a "Servicer Ineligible Account"), then the Servicer will be obligated to remove all of the Receivables in the Servicer Ineligible Account to cure the foregoing covenants. Currently, the Servicer is unable to segregate Receivables in an Account.



     If the Back-up Servicer is Servicer in lieu of accepting such assignment of Receivable, it may indemnify the Trust for its losses in connection with the related breach and deposit the amount of such losses into the Collection Account on the applicable date. The related Receivables shall not be removed from the Trust if such option is exercised by the Servicer.



     The Back-up Servicer will covenant in the Pooling and Servicing Agreement that it will use its best efforts to be licensed or exempt from licensing with respect to its ability to service the Receivables in the Permitted States in which it is presently licensed. Upon the discovery by the Back-up Servicer that it is not so licensed or exempt in any Permitted State for a period of 30 days, the Back-up Servicer shall deliver written notice of such fact to the Transferor, the Servicer and the Trustee. The Transferor shall terminate the Back-up Servicer 15 days after receipt of such notice, unless prior to such time the Transferor is furnished with an opinion of counsel which states that the absence of such license or exemption would not, if the Back-up Servicer were the Servicer on such date, (x) cause any of the Receivables in such state to be unenforceable, (y) subject the Trust or the Trustee to any civil or criminal penalties, sanctions or taxes or (z) materially and adversely affects the ability of the Transferor, the Trustee or the Back-up Servicer to perform their obligations under the Agreement. If the Back-up Servicer is terminated, the Trust would have 90 days to find a successor Back-up Servicer or a Pay Out Event will occur. PFSI is not obligated, but has the option, to deliver such opinion.

ELIGIBLE RECEIVABLES



     "Eligible Receivable" means, with respect to each Receivable conveyed to the Trust on the Closing Date (the "Initial Receivables") each Receivable, as of the Cut-Off Date and with respect to each Additional Receivable, as of the date of origination of such Receivable: (a) which is payable in United States dollars; (b) which has been funded by the related Originator in whole or in part or which relates to an Account that has been funded in whole or in part; (c) which does not finance premiums of any insurance policy (i) of Lloyds of London, subject to the limitations described below, or any other foreign insurance carrier (except that up to 3% of the Aggregate Receivables, after giving effect to such transfer, may finance premiums of such other foreign insurance carriers) or (ii) of any insurance carrier known to any of the Originators or the Transferor to be the subject of any insolvency, receivership or other similar proceedings; (d) which does not relate to a Premium Finance Agreement under which the Obligor is a Governmental Authority; (e) which (i) in the case of the Initial Receivables, is underwritten in accordance with the Originators' policies and procedures relating to the creditworthiness of borrowers and insurance carriers and the extension of credit to borrowers ("Guidelines") in effect at the time of origination of such Receivables and (ii) in the case of Additional Receivables, is underwritten in accordance with Guidelines that are not materially different from the Guidelines that were used by the Originators with respect to the Initial Receivables; (f) which the related Obligor used all the proceeds of such Receivable to pay premiums and related items with respect to commercial property or casualty insurance policies, governed by the law of any state or territory of the United States or the District of Columbia, under which such Obligor is the insured; (g) with respect to which all materials consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the related Originator of the related Premium Finance Agreement, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust; (h) which, at the time of transfer of such Receivables to the Trust, the terms of the related Premium Finance Agreement have not been waived or modified except for waivers or modifications that were made by the Originators in accordance with the Guidelines; (i) with respect to which the related Premium Finance Agreement is not subject to any right of rescission, setoff, counterclaim, defense arising out of the violations of usury laws or any other defenses of any Obligor at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles; (j) with respect to which, at the time of transfer of such Receivable to the Trust, the related Originator has not taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Certificateholders therein; (k) which is not delinquent for more than 30 days;
(l) which if an Initial Receivable, provides the related Originator with a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a loan installment by the related Obligor; (m) which if an Additional Receivable, provides the related Originator with a limited power of attorney allowing it to cancel the related insurance policy, in accordance with state law upon non-payment of a loan installment by the related Obligor; (n) which (i) with respect to the Initial Receivables and Additional Receivables conveyed to the Trust prior to February 1, 1997 grants the related Originator a first priority perfected security interest in the related Unearned Premium and allows such Originator to direct the related insurance company to pay such Originator any such Unearned Premium calculated as of the time of cancellation of the related insurance policy, if cancelable and (ii) with respect to Additional Receivables conveyed to the Trust on or after February 1, 1997 only, the Trust has a first priority perfected security interest in the Unearned Premium related to such Additional Receivable and a notice of financed premium has been delivered to the applicable insurance company or companies; (o) with respect to which the related insurance policy has not been canceled; (p) with respect to which the stated address of the Obligor in the related Premium Finance Agreement is in a Permitted State;
(q) which was originated in compliance, in all material respects, with all Requirements of Law applicable to the applicable Originator and pursuant to loan documents which comply, in all material respects, with all Requirements of Law applicable to the applicable Originator; (r) which is the legal, valid and binding payment obligation of the related Obligor, legally enforceable against such Obligor in accordance with its terms; (s) with respect to which the related Obligor is not the subject of a bankruptcy or insolvency


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


proceeding; (t) with respect to which the related Premium Finance Agreement provides for monthly payments by the related Obligor; (u) which is a "general intangible" under the UCC; and (w) which after giving effect to the transfer of such Receivable would not cause any Excess Insurer Concentration Amount to exist assuming that immediately prior to such transfer each insurance carrier which has premiums financed by the Receivables was downgraded by any Rating Agency by one rating category (without giving effect to pluses or minuses). Under certain circumstances, Additional Receivables relating to an Account under which an Initial Receivable or another Additional Receivable was previously transferred to the Trust may finance premium of an insurance policy issued by Lloyds of London; however all such Additional Receivables will be subject to the insurance carriers concentration limits and will not be an Eligible Receivable if the transfer of such Additional Receivable resulted in more than 3% of the Aggregate Receivables, after giving effect to such transfer, financing premiums of foreign insurance carriers.



REMOVAL OF ACCOUNTS



     The Transferor may, but shall not be obligated to, designate from time to time certain Accounts for deletion and removal ("Removed Accounts") from the Trust. The Transferor will, however, be permitted to designate and require reassignment to it of the Receivables in Removed Accounts only if: (i) the removal of any Receivables will not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Receivables in Removed Accounts;
(iii) the Transferor represents and warrants that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were used in selecting the Removed Accounts to be removed from such Trust; (iv) the Transferor shall have notified each such Rating Agency of such proposed removal and shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series; (v) the principal balance of the Receivables in Removed Accounts to be reassigned to the Transferor shall not equal or exceed 5% of the amount of Principal Receivables in the Trust at such time; and (vi) the Transferor shall have delivered to the Trustee an officers certificate confirming the items set forth in clauses (i) through (v) above. Notwithstanding the above, the Transferor will be permitted to designate as a Receivable in a Removed Account without the consent of the Trustee, Certificateholders or Rating Agencies any Receivable that has a zero balance and which the Transferor will remove from its computer file.


COLLECTION AND OTHER SERVICING PROCEDURES

     For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing insurance premium finance loans comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of insurance premium Finance loans covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

TRUST ACCOUNTS


     The Servicer will establish and maintain in the name of the Trust a "Finance Charge Account," an "Excess Funding Account" and a "Principal Funding Account" as segregated trust accounts or with a Qualified Institution, for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Trustee will also establish a non-interest bearing segregated demand deposit account to serve as the "Distribution Account" for the Trust. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby, a non-interest bearing segregated account to serve as the Collection Account for the Trust. The Distribution Account and Collection Account will each be established as a segregate trust account or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit, short-term deposit or commercial paper rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of at least A-1 by


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


Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution (or trust company) rating of at least Aa3 by Moody's and AA-- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to each Rating Agency. Funds in the Excess Funding Account and the Finance Charge Account for each Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's (so long as such investment will not require the Trust to register as an "investment company" under the Investment Company Act of 1940, as amended), (vi) repurchase obligations with respect to any security described in clause (i) above or with respect to any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company described in clause
(ii) above and (vii) any other investment if (a) Standard & Poor's confirms in writing that such investment will not adversely affect its then current rating or ratings of the Certificates (b) after 10 business days prior written notice to Moody's of the proposed Investment. Moody's has not informed the Transferor that such investment will cause the then current rating of the Certificates to be downgraded or withdrawn and (c) making such investment will not require the related Trust to register as an investment company under the Investment Company Act of 1940, as amended (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Excess Funding Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Trustee will be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.


EXCESS FUNDING ACCOUNT

     If on any date the Transferor Interest is less than zero (after giving effect to any addition of Principal Receivables to the applicable Trust), the Servicer will not distribute to the holder of the Transferor Interest any collections of Principal Receivables that otherwise would be distributed to the holder of the Transferor Interest, but shall instead deposit such funds in a segregated account established and maintained by the Servicer, in the name of the Trust, for the benefit of Certificateholders of all Series issued by such Trust, as a trust account or with the Servicer or with a Qualified Institution (the "Excess Funding Account") until the Transferor Interest equals zero. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor on any date to the extent that the Transferor Interest is greater than zero on such date.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and turned over to or at the direction of the Servicer.

ALLOCATION OF COLLECTIONS


     The Aggregate Receivables as of November 30, 1996 was $614,886,198.16, consisting of $14,131,486.55 of Finance Charge Receivables and $600,754,711.61 of Principal Receivables. "Aggregate Receivables" means, with respect to the Receivables as of any date of determination, an amount equal to the aggregate amount of payments owed on the Receivables from such date (or, if such date is the Statistical Calculation

Date, from November 15, 1996) through the respective scheduled final payment dates of such Receivables (exclusive of late fees and administrative charges) less certain net payables as of such date of determination.



     "Finance Charge Receivables" means, with respect to the Receivables as of the first day of any Monthly Period (as defined below), an amount equal to the aggregate amount of unearned interest with respect to such Receivables calculated in accordance with the Rule of 78's method. For purposes hereof, collections of Finance Charge Receivables with respect to any Monthly Period generally will equal the aggregate amount of interest accrued on such Receivables for such Monthly Period calculated on the basis of the Rule of 78's plus late fees and other administrative charges collected during such Monthly Period plus Recoveries (net of the amounts thereof applied to defaults) received during such Monthly Period. "Monthly Period" means each calendar month, commencing December 1996.



     "Principal Receivables" means as of any date of determination, an amount equal to the product of (x) Aggregate Receivables as of such date of determination and (y) a fraction, the number of which is Beginning of Month Principal Receivables and the denominator of which is the Aggregate Receivables as of the first day of the current Monthly Period. For purposes hereof, collections of Principal Receivables with respect to any Monthly Period will consist of all collections on the Receivables received during such Monthly Period that are not treated as collections of Finance Charge Receivables.



     "Beginning of Month Principal Receivables" means, with respect to the Receivables and any Monthly Period, an amount equal to the Aggregate Receivables as of the first day of such Monthly Period (or, in the case of the Monthly Period commencing December 1996, as of December 1, 1996) minus Finance Charge Receivables as of such date.



     Under certain circumstances a borrower may have more than one Account. It is possible that all or a portion of the Premium Finance Agreements of any Account will not satisfy the eligibility criteria for transfer to the Trust resulting in the same borrower having one or more Premium Finance Agreements owned by the Trust and one or more Premium Finance Agreements owned by one of the Originators. These Premium Finance Agreements may contain cross-default and cross-collateralization provisions. Consequently, a default by a borrower on a Premium Finance Agreement that is not owned by the Trust may result in the default of the Receivables of such borrower in the Trust and the cancellation of the related insurance policies thus affecting the rate and timing of payments under the Receivables. In the event certain Premium Finance Agreements of the same borrower are owned by the Trust and by one of the Originators, the Originators have agreed in the Receivables Purchase Agreement that to the extent they receive payments (including from returns of unearned premiums, recoveries or otherwise) that are not clearly identified as belonging to Premium Finance Agreements owned by one of the Originators, such amounts will be treated first as collections on the Receivables of such borrower until such Receivables are paid in full. In no event will returned unearned premiums or any other payments in respect of the Receivables be applied to payments in respect of Premium Finance Agreements owned by one of the Originators until such Receivables are paid in full.


ALLOCATION PERCENTAGES

     Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected and allocated to Finance Charge Receivables, all amounts collected and allocated to Principal Receivables and all Default Amounts with respect to such Monthly Period.


     Default Amounts and collections of Finance Charge Receivables at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (a) the aggregate amount of Beginning of Month Principal Receivables for the related Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination;


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


provided, however, that with respect to any Monthly Period in which a Reset Date occurs, the amount in clause (a) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the Reset Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the Reset Date after adjusting for the aggregate amount of Principal Receivables added to or, in certain circumstances, removed from the Trust on the Reset Date, if any, for the period from and including the Reset Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Holders, Class B Holders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.



     Collections of Principal Receivables during the Controlled Accumulation Period, Principal Payment Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the aggregate amount of Beginning of Month Principal Receivables for such Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which a Reset Date occurs, the amount in clause (a) above shall be (i) the aggregate amount of Beginning of Month Principal Receivables for such Monthly Period for the period from and including the first day of such Monthly Period to but excluding the Reset Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the Reset Date after adjusting for the aggregate amount of Principal Receivables added to or, in certain circumstances, removed from the Trust on the Reset Date, if any, for the period from and including the Reset Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Holders, the Class B Holders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

     "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

     "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Holders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

     "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Holders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Receivables in Defaulted Accounts; Investor Charge Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

     "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Receivables in Defaulted Accounts; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

     "Reset Date" means each of (a) any date on which Receivables are removed from the Trust and on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust and (b) a date on which there is an increase in the Investor Interest under any Variable Interest issued by the Trust.

     "Variable Interest" means either of (a) any certificate that is designated as a variable funding certificate in the related Series Supplement and (b) any purchased interest sold as permitted by an Agreement.

REALLOCATION OF CASH FLOWS

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1996-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period).

In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Holders. In such case, the Class A Holders will bear directly the credit and other risks associated with their interests in the Trust. See "--Receivables in Defaulted Accounts; Investor Charge-Offs."

     With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1996-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Holders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Holders will bear directly the credit and other risks associated with their interests in the Trust. See "--Receivables in Defaulted Accounts; Investor Charge-Offs."

     Reductions of the Class A Investor Interest or Class B Investor Interest described above will be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

     "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

     "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

     "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections such Monthly Period, if any.

APPLICATION OF COLLECTIONS


     ALLOCATIONS. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicers will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as an Originator remains the Servicer under the Agreement, no Pay Out Event has occurred and (a) (i) such Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of such Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding, or (b) the certificate of deposit or unsecured short-term debt obligations of the Transferor (or, if neither such certificates of deposit nor obligations of the Transferor are rated by Moody's or Standard & Poor's, then the certificate of deposit or unsecured short-term debt obligations of Mellon Bank, N.A.) are rated P-1 by Moody's and at least A-1 by Standard & Poor's and insured by either BIF or SAIF or such Servicer makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then such Servicer may make such deposits and payments on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made during the related Monthly Periods had the conditions of this proviso not applied. Because Mellon Bank, N.A.'s unsecured short-term debt obligations are currently rated P-1 by Moody's and A-1 by Standard & Poor's, the Servicer will initially make such deposits and payments monthly on a net basis and expects to continue to do so (subject to the requirements described above) for as long as the Certificates are outstanding.


     With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the "Principal Account", (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Holders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

          (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed or deposited in the following priority:


             (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be (x) deposited into the Distribution Account for distribution to Class A Holders on such Distribution Date if such Distribution Date is an Interest Payment Date or a Special Payment Date or (y) deposited into the Class A Interest Funding Account, if such Distribution Date is not an Interest Payment Date or a Special Payment Date, for distribution to the Class A Holders on the next Interest Payment Date or Special Distribution Date;

             (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

             (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

             (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

     If the Back-up Servicer is the Servicer, the amounts described in clause
(ii) above shall be paid prior to the amounts described in clause (i) above.

          (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed or deposited in the following priority:

             (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be (x) deposited into the Distribution Account for distribution to Class B Holders on such Distribution Date if such Distribution Date is an Interest Payment Date or a Special Payment Date or (y) deposited into the Class B Interest Funding Account, if such Distribution Date is not an Interest Payment Date, or a Special Payment Date, for distribution to the Class B Holders on the next Interest Payment Date or Special Payment Date therefor;

             (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

             (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

     If the Back-up Servicer is the Servicer, the amounts described in clause
(ii) above shall be paid prior to the amounts described in clause (i) above.

          (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed or deposited in the following priority:

             (i) if AFCO Credit and AFCO Acceptance are no longer the Servicers, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed or deposited as described under "--Excess Spread."


     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.



     "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (l) below under "--Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 1996-1 in accordance with the Agreement.


     EXCESS SPREAD. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions or deposits in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items", second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items," and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items";

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "--Payment of Interest, Fees and Other Items," and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Holders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

          (f) if AFCO Credit and AFCO Acceptance are the Servicers, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

          (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

          (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;


          (j) an amount equal to all other amounts due under the Loan Agreement (to the extent payable out of Excess Spread or Excess Finance Charge Collections) shall be distributed in accordance with the Loan Agreement;

          (k) an amount equal to the sum of (x) any Class A Shortfall Amount for the current Distribution Date and (y) any accrued and unpaid Class A Carry-Over Amount from a prior Distribution Date shall be deposited by Servicer or Trustee in the Class A Interest Funding Account for payment to the Class A Holders on the applicable Interest Payment Date;


          (l) an amount equal to the sum of (x) any Class B Shortfall Amount for the current Distribution Date and (y) any accrued and unpaid Class B Carry-Over Amount from a prior Distribution Date shall be deposited by Servicer or Trustee into the Class B Interest Funding Account for payment to the Class B Holders on the applicable Interest Payment Date; and


          (m) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (m) above, will constitute "Excess Finance Charge Collections" to be applied with respect to other Series in accordance with the Agreement.


     "Collateral Monthly Interest" with respect to any Transfer Date will equal
the product of (a) an amount equal to One Month LIBOR plus     % per annum, or
such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date, or with respect to the first Transfer Date, the Initial Collateral Interest.


     PAYMENTS OF PRINCIPAL. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:


          (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

             (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and


             (ii) the balance will be treated as Shared Principal Collections and applied as described under "--Shared Principal Collections";


          (b) on each Transfer Date with respect to the Controlled Accumulation Period, Principal Payment Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:


             (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class A Holders (during the Principal Payment Period or the Rapid Amortization Period); and


             (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Holders;


          (c) on each Transfer Date with respect to the Controlled Accumulation Period, Principal Payment Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and


          (d) on each Transfer Date with respect to the Controlled Accumulation Period, Principal Payment Period and Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and
     (c) above, if any, will be treated as Shared Principal Collections and applied as described under "--Shared Principal Collections".


     "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, Principal Payment Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.


     "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, Principal Payment Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution
Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.



     "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Holders and the Class B Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period, Principal Payment Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Holders and the Class B Holders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.



     "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $48,888,888.89; provided, however, that if the commencement of the Controlled Accumulation Period is modified as described above under "--Postponement of Controlled Accumulation Period," (i) the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with the Agreement on the date on which the Controlled Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Transfer Dates with respect to the modified Controlled Accumulation Period shall not be less than the Class A Investor Interest.


SHARED EXCESS FINANCE CHARGE COLLECTIONS

     To the extent that collections of Finance Charge Receivables allocated to the Investor Interest (and any other amounts that are to be treated as collections of Finance Charge Receivables allocated to the Investor Interest) are not needed to make payment in respect of the Investor Interest as described above under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread," such Excess Finance Charge Collections will be applied to make payments in respect of other Series entitled to share therein in accordance with the Agreement. In addition, Excess Finance Charge Collections with respect to certain other Series, to the extent not required to make payments in respect of such Series, may be applied to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread" (as well as shortfalls experienced by other Series).

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Holders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal

Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Holders and any similar amount remaining for any other Series ("Shared Principal Collections"); provided that in such allocation, all other Series will have priority over any Series whose terms permit the Servicer to extend the Initial Principal Payment Date, and then only to the extent that the Principal Shortfall for such Series is greater than such Principal Shortfall would otherwise have been due to the election by the Transferor not to extend the Initial Principal Payment Date. The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the Collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the Transferor or, under certain circumstances, deposited into the Excess Funding Account.


REQUIRED COLLATERAL INTEREST


     The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $35,000,000 and (ii) thereafter on each Transfer Date an amount equal to 7% of the sum of (x) the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and (y) the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $15,000,000; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.


     "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

     With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread."

RECEIVABLES IN DEFAULTED ACCOUNTS; INVESTOR CHARGE-OFFS


     On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and (b) the aggregate Default Amount for such Monthly Period. The "Default Amount" for any Monthly Period will equal the amount of Principal Receivables which are Defaulted Receivables net of Recoveries for such Monthly Period. "Defaulted Receivables" means, with respect to any Monthly Period, Receivables as to which either (i) one of the insurance policy or policies financed thereby has been cancelled for 270 days or more or
(ii) the Servicer has charged off in accordance with its customary and usual practices. "Recoveries" means, with respect to the Receivables and any Monthly Period, all amounts received by the Servicer in respect of Defaulted Receivables during such Monthly Period, less related expenses of outside collection agencies. In the event one of the Receivables in an Account is a Defaulted Receivable (a, "Defaulted Account") and for administrative reasons the Servicer is unable to distinguish Receivables in a Defaulted Account as Defaulted Receivables, all of the Receivables in such Defaulted Account will be treated as Defaulted Receivables. A portion of the Investor

Default Amount will be allocated to the Class A Holders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Holders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Holders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread."

     On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

     On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 1996-1 Supplement, the Trustee will establish and maintain a segregated account held for the benefit of the Holders (the "Principal Funding Account"). The Principal Funding Account will be established as a segregated trust account or with a Qualified Institution. During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to Series 1996-1 from the Principal Account to the Principal Funding Account as described under "--Application of Collections."


     Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates in an amount up to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A LIBOR Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class A Covered Amount"). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of Class A Monthly Interest.


RESERVE ACCOUNT


     Pursuant to the Series 1996-1 Supplement, the Trustee will establish and maintain a segregated account held for the benefit of the Holders (the "Reserve Account") in order to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. The Reserve Account will be established as a segregated trust account or with a Qualified Institution. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.50% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1996-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve

Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.


     On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the earlier of the Principal Payment Period or the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.



     The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Principal Payment Period or Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (a) the first Transfer Date with respect to the Principal Payment Period or Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Holders.


FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Investor Interest is reduced to an amount less than or equal to 5% of the initial Investor Interest, if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account), plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Collateral Interest, through the day preceding the Distribution Date on which the repurchase occurs.


     The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Certificates will be made on the January 2003 Distribution Date (the "Series 1996-1 Termination Date"). In the event that the Invested Amount is greater than zero on the Series 1996-1 Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates and finally to the Collateral Interest to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Agreement in an amount equal to up to 110% of the Investor Interest at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables allocable to the Certificates). The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Investor Interest plus accrued interest due on the Certificates, will be paid on the Series 1996-1 Termination Date, first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full.


     Unless the Servicer and the Transferor instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and, Collateral Interest, with respect to each Series issued by such Trust is zero, (b) April 7, 2020 or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of each Trust and the surrender of the Transferor Interest, the Trustee shall convey to the holder of the Transferor Interest all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.


PAY OUT EVENTS


     As described above, the Revolving Period will continue through February 28, 2001 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless a Principal Payment Event or a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:



          (a) certain insolvency events involving the Transferor or either Originator;



          (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;



          (c) the Back-up Servicer becomes legally unable to act as Successor Servicer or has been terminated as Back-up Servicer and, within 90 days of such event, a successor Back-up Servicer has not assumed the obligations of Back-up Servicer and the Rating Agency Condition has not been satisfied with respect to the appointment of such Back-up Servicer;



          (d) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Holders within the time periods stated in the Agreement;



          (e) material breaches of certain representations, warranties or covenants of the Transferor;



          (f) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period;



          (g) (i) the average Transferor Interest during any 10 consecutive days being below the Minimum Transferor Interest for the same period and (ii) during any 10 consecutive days the sum of (x) the Principal Receivables and
     (y) the principal amount on deposit in the Excess Funding Account being less than the Minimum Aggregate Principal Receivables for the same period;



          (h) the failure of either Originator to transfer Additional Receivables to the Transferor when required by the Receivables Purchase Agreement or the failure of the Transferor to convey Additional Receivables when required by the Agreement;



          (i) the occurrence of a Servicer Default which would have a material adverse effect on the Holders;



          (j) the Class A Investor Interest or the Class B Investor Interest not being paid in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively;



          (k) the Monthly Payment Rate averaged for three consecutive Monthly Periods is less than 12%;



          (l) the third consecutive Determination Date on which, (i) there exists an Excess Obligor Concentration Amount, (ii) there exists an Excess Insurer Concentration, (iii)the Investment Grade Insurer Percentage is less than the Required Investment Grade Insurer Percentage, (iv) the Investment Grade Insurer Percentage to be decreased, if on such day the Investment Grade Insurer Percentage is equal to or less than the Required Investment Grade Insurer Percentage, (v) there are less than 300 insurance carriers whose insurance premiums have been financed by the Receivables in the Identified Portfolio, or (vi) the Top 10 Insurer Percentage is greater than the Maximum Top 10 Insurer Percentage;



          (m) the Originators cease to be the Servicer under the Agreement;



          (n) the failure to appoint a successor Back-up Servicer by a date which is ninety days after the receipt by the Servicer, Trustee and Transferor of either a Sale Notice or Successor Back-up Servicer Termination Notice in accordance with the Agreement; or



          (o) the failure of the Servicer (so long as the Originator is a Servicer) to remove Receivables from the Trust or indemnify for certain losses resulting from the breach of the Servicer's covenant to maintain certain licenses and regulatory approvals as described under "-- Certain Covenants."



     In the case of any event described in clause (d), (e), or (i) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Holders and the Collateral Interest Holder evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Holders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (a), (b), (c), (h), (m),
(n) or (o), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (f), (g), (j), (k) or (l), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Holders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Holders will begin on the first Distribution Date following the month in which such Pay Out Event occurred.



     The Pay Out Event described in clause (l) may be amended at any time by the Transferor, the Trustee and the Servicer, with the consent of each provider of Enhancement, but without the consent of any certificateholder, if the Rating Agency Condition is satisfied.



     In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of Federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The Proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections".



     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors--Transferor Bankruptcy Risk" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."



     As of the Statistical Calculation Date (i) the amount of the Aggregate Receivables related to any single borrower was not greater than 2.1% of the amount of Aggregate Receivables in the Identified Portfolio as of the Statistical Calculation Date; (ii) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of any Tier 1 Insurer was not greater than 5.2% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (iii) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums or any Tier 2 Insurer was not greater than 6.7% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (iv) the amount of the portion of the Aggregate Receivables relating to the financing of insurance premiums of any Tier 3 Insurer was not greater than 2.9% of the amount of Aggregate Receivables as of the Statistical Calculation Date; (v) the Investment Grade Insurer Percentage equaled 92.4%; (vi) the Top 10 Insurer Percentage equaled 49.3%; and (vii) there were at least 486 insurance carriers whose insurance premiums have been financed by the 61,720 Premium Finance Agreements in the Identified Portfolio as of the Statistical Calculation Date.



     "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Distribution Date, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.



     "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and, in each case, allocable to the Certificates and the Collateral Interest for such Monthly Period, after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.



     "Excess Obligor Concentration Amount" means, as of any date of determination, the Aggregate Receivables related to a single borrower (or an affiliated group of borrowers), but only to the extent such amount is in excess of 3% of the amount of the Aggregate Receivables as of such date of determination.



     "Excess Insurer Concentration Amount" means as of any date of determination an amount equal to the sum of (i) with respect to each Tier 1 Insurer, the amount by which the portion of the Aggregate Receivables relating to the financing of insurance premiums of such Tier 1 Insurer exceeds 25% of the amount of the Aggregate Receivables as of such date of determination (ii) with respect to each Tier 2 Insurer, the amount by which the portion of the Aggregate Receivables relating to the financing of insurance premiums of such Tier 2 Insurer exceeds 10% of the Aggregate Receivables as of such date of determination and (iii) with respect to each Tier 3 Insurer, the amount by which the portion of the Aggregate Receivables relating to the financing of insurance premiums of any single Tier 3 Insurer exceeds 5% of the Aggregate Receivables as of such date of determination.



     "Investment Grade Insurer Percentage" means as of any date of determination a fraction (expressed as a percentage) the numerator of which is the portion of the Aggregate Receivables relating to the financing of insurance premiums of the Top Ten Investment Grade Insurers as of such date of determination and the denominator of which is the portion of the Aggregate Receivables relating to the financing of insurance premiums of the Top Ten Insurers as of such date of determination.



     "Maximum Top 10 Insurer Percentage" means 60%.



     "Minimum Aggregate Principal Receivables" means, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to the allocation of collections of Principal Receivables for each Series outstanding on such date. "Minimum Transferor Interest" means 5% of the sum of the aggregate amount of Principal Receivables and the principal amount on deposit in the Excess Funding Account at the end of the day immediately prior to the date of determination; provided that Transferor may increase or reduce the percentage used to determine the Minimum Transferor Interest (but not below 2%) upon (a) 30 day's prior notice to Trustee, each Rating Agency and Credit Enhancement Provider, (b) satisfaction of the Rating Agency Condition, and (c) delivery to Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series.



     Required Investment Grade Percentage means 90%.

     "Monthly Payment Rate" means, in respect of any Monthly Period, a fraction (expressed as a percentage), the numerator of which shall equal the aggregate collections received by the Servicer during such Monthly Period and the denominator of which shall equal the aggregate amount of Principal Receivables in the Trust at the beginning of such Monthly Period.


     "Receivable State" means any State where the stated address of a borrower under any Receivable conveyed to the Trust is located (excluding Receivables with zero balances, Receivables in Defaulted Accounts or Receivables that have been removed from the Trust).


     "Tier 1 Insurer" means as of any date of determination, an insurance carrier which has a then current (i) claims-paying ability rating from Standard & Poor's of at least A-, but below AAA and (ii) insurance financial strength rating from Moody's of at least A3, but below Aaa.


     "Tier 2 Insurer" means as of any date of determination, an insurance carrier which has a then current (i) claims-paying ability rating from Standard & Poor's of at least BBB-, but below A- and (ii) insurance financial strength rating from Moody's of at least Baa3, but below A3.


     "Tier 3 Insurer" means as of any date of determination, an insurance carrier that did not have (i) a claims-paying ability rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor's and (ii) an insurance financial strength rating of at least investment grade (i.e., in one of the top four generic rating categories, irrespective of any plus or minus) by Moody's.


     Notwithstanding the definitions of Tier 1 Insurer, Tier 2 Insurer and Tier 3 Insurer, in the event an insurance carrier has a split rating from Standard & Poor's and Moody's, the lower of the two ratings will govern for purposes of determining whether such insurance carrier is a Tier 1 Insurer, Tier 2 Insurer or Tier 3 Insurer.


     "Top 10 Insurer" means as of any date of determination any insurance carrier with insurance premiums financed by the Receivables and the aggregate amount of all such premiums are at least the 10th largest relative to any other insurance carrier's aggregate amount of insurance premiums financed by the Receivables.


     "Top 10 Investment Grade Insurer" means as of any date of determination any Top 10 Insurer which is an Investment Grade Insurer.


     "Top 10 Insurer Percentage" means with respect to any Top 10 Insurer and as of any date of determination a fraction (expressed as a percentage), the numerator of which is the portion of the aggregate amount of Receivables relating to the financing of insurance premiums of such Top Ten Insurer and the denominator of which is the aggregate amount of Receivables.


SERVICING COMPENSATION, BACK-UP SERVICING COMPENSATION AND PAYMENT OF EXPENSES.


     The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) .50% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date.


     The share of the Investor Servicing Fee allocable to the Class A Holders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 0.50% (the "Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Class B Holders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Servicing Fee Rate and
(c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The remainder of the Servicing Fee shall be paid by the Transferor or other Series (as provided in the related Series Supplements). The Class A Servicing Fee and the

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

Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections."


     The Servicer (or the Transferor, if the Back-up Servicer is Servicer) will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Holders other than federal, state and local income and franchise taxes, if any, of the Trust.



     The Back-up Servicer will receive a fee from the Transferor for agreeing to act as successor Servicer hereunder.


CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The Servicer may not resign from their obligations and duties under the Agreement, except upon determination that performance of their duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor or successors to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.


     The Agreement provides that, subject to the limitations on the Servicer's liability described below, the Servicer will indemnify the Trust from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions which
(i) constitute gross negligence on the part of the Servicer with respect to the activities of the Trust or the Trustee for which the Servicer is responsible pursuant to the Agreement or (ii) the Servicer's (if the Servicer is not a Back-up Servicer) wrongful cancellation of an insurance policy financed by a Receivable under which an insured subsequently makes a claim; provided, however, that the Servicer will not indemnify (a) the Trust if such acts, omissions, or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by, the Trustee (or any of its officers, directors, employees, or agents), or the Certificateholders, (b) the Trust, the Certificateholders, or the Certificate Owners for losses, liabilities, expenses, damages, or injuries arising from actions taken by the Trustee at the request of Certificateholders, (c) except as required by the Agreement as described under "-- Certain Covenants," the Trust, the Certificateholders, or the Certificate Owners for any losses, liabilities, expenses, damages, or injuries incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Receivables in Defaulted Accounts or Defaulted Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders, or the Certificate Owners for any losses, liabilities, expenses, damages, or injuries suffered or sustained by the Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation any federal, state, local, or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Certificate Owners in connection with the Agreement to any taxing authority. The Agreement also provides that the Servicer will indemnify the Trustee and its officers, directors, employees, or agents from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of the acceptance of the Trust by the Trustee, the issuance by the Trust of certificates , or any of the other matters contemplated in the Agreement; provided, however, that the Servicer will not indemnify the Trustee or its officers, directors, employees, or agents for any loss, liability, expense, damage, or injury caused by the fraud, negligence, or willful misconduct of any of them.


     In addition, the Agreement provides that, subject to certain exceptions, the Transferor will indemnify and the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner.

     The Agreement provides that, except for obligations specifically undertaken by the Transferor and the Servicer pursuant to the Agreement, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Trustee, its officers, directors, employees, or agents, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Agreement provided that neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor or the Servicer in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.


     Any person into which, in accordance with the Agreement, the Transferor or any of the Servicers may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or any of the Servicers, upon execution of a Series Supplement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Transferor or the applicable Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of certificates of the Trust, by written notice to the applicable Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the applicable Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Agreement and in the Transferor Interest will not be affected by such termination. The Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time a Servicer ceases to act as Servicer, all authority, power and obligations of such Servicer under the Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee will give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     "Servicer Default" under the Agreement refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date such Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed 10 business days);

          (b) failure on the part of the Servicer to duly observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by a Servicer of its duties under the Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or

          (d) the occurrence of certain insolvency events with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer or if such delay or failure caused by an act of God or other similar occurrence. Upon

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

the occurrence of any such event, the Servicer will not be relieved from using their best efforts to perform their obligations in a timely manner in accordance with the terms of Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor and the holders of certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     If a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or the insolvency of such Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS


     On each Distribution Date, the Trustee will forward to each Certificateholder of record a statement prepared by the Servicers setting forth, among other things: (a) the total amount distributed or deposited, (b) the amount of the distribution or deposit on such Distribution Date allocable to principal on the Class A Certificates, the Class B Certificates and the Collateral Interest, (c) the amount of such distribution or deposit allocable to interest on the Class A Certificates, the Class B Certificates and the Collateral Interest, (d) the amount of collections of Principal Receivables processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Collateral Interest and the Transferor's Interest, (e) the aggregate amount of Principal Receivables, as of the end of the first day of the current Monthly Period, (f) the amount of Aggregate Receivables which are 30-59, 60-89 and 90 or more days delinquent (or a similar classification of delinquency) as of the first day of the current Monthly Period, (g) the Class A Investor Default Amount, Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period, (h) the amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Charge-Offs for the preceding Monthly Period and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period, (i) the amount of the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee for the preceding Monthly Period, (j) the Class A Adjusted Investor's Interest, the Class B Investor's Interest, the Collateral Interest and the Transferor's Interest, as of the close of business on such Distribution Date, (k) the aggregate amount of collections of Finance Charge Receivables processed during the preceding Monthly Period and the amount of such collections allocated in respect of the Class A Certificates, the Class B Certificates, the Collateral Interest and the Transferor's Interest, respectively, (l) the Portfolio Yield for the preceding Monthly Period, (m) the amount deposited in the Principal Funding Account and the balance in such Account, (n) the amount deposited in the Reserve Account and the balance in such account, (o) the amount of investment income since the previous report, (p) any Class A Shortfall Amount, any Class B Shortfall Amount, any Class A Carry-over Amount and any Class B Carry-over Amount, and (q) any Accumulation Shortfall.



     On or before January 31 of each calendar year the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.


EVIDENCE AS TO COMPLIANCE


     The Agreement will provide that on or before March 31 of each calendar year, commencing March 31, 1998, will cause a firm of independent certified public accountants (who may also render other services to the Servicer or the Bank) to furnish a report to the effect that such accounting firm has examined certain documents and records relating to the servicing of the Receivables, compared the information contained in the Servicer's certificates delivered during the period covered by the report with such documents and records and that, on the basis of such examination, such firm is of the opinion that such servicing was conducted in compliance with the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.


     The Agreement will provide for delivery to the Trustee on or before March 31 of each calendar year commencing in 1998, of an annual statement signed by an officer of each Servicer to the effect that each Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.


AMENDMENTS


     The Agreement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, so long as (i) the Transferor delivers to the Trustee an opinion of counsel to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust by any Rating Agency; provided that if such amendment provides for additional or substitute Credit Enhancement for a Series, changes the definition of Eligible Receivable or provides for the addition of a Participation to the Trust, the matters to be covered by the opinion of counsel described in clause (i) may instead be covered by a certificate of an authorized officer of the Transferor. Such an amendment may be entered into in order to comply with or obtain the benefits of certain future tax legislation (such as legislation creating FASIT, as described below under "U.S. Federal Income Tax Consequences--FASIT Legislation").



     The Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of, the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of any Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of the related Series and of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables or Participations from the Trust will not be considered an amendment requiring Certificateholders consent under the provisions of the Agreement. Notwithstanding anything to the contrary contained in the prior two paragraphs, the Agreement may not be amended without the written consent of the Back-up Servicer, if such amendment would adversely affect the Back-up Servicer.


LIST OF CERTIFICATEHOLDERS

     Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. The Trustee may, however, refuse to supply such list until it has been adequately indemnified by such Certificateholders for its costs and expenses, and will give the Servicers notice that such request has been made. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names (except that the Trustee may not hold a Certificate issued by the related Trust for its own account). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


BACK-UP SERVICER



     Premium Financing Specialists, Inc., a Missouri corporation, will act as back-up servicer for all Receivables other than those originated in California and Premium Financing Specialists of California, Inc., a California corporation, will act as back-up servicer for the Receivables originated in California (together, the "Back-up Servicer"). The Back-up Servicer will act as such until the earlier to occur of (a) the appointment of a successor Back-up Servicer that assumes the obligations of the Back-up Servicer under the Agreement, including the circumstances described under "Risk Factors--Risk of Pay Out Event Upon Sale of Back-up Servicer", (b) the removal of the Back-up Servicer by the Transferor pursuant to the Agreement, and (c) the Series 1996-1 Termination Date.


               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

PURCHASES OF RECEIVABLES


     The Receivables transferred to the Trust pursuant to the Agreement are purchased by the Transferor pursuant to a Receivables Purchase Agreement. Pursuant to the Receivables Purchase Agreement, the Transferor purchases Receivables from the Originators from time to time. The purchase price of such Receivables is equal to the outstanding principal balance of such Receivables, and is payable by the Transferor in cash or by a note. See "Description of the Certificates." Pursuant to the Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust. Pursuant to the Agreement, the Transferor assigned its rights in, to, and under the Receivables Purchase Agreement with respect to such Receivables to the Trust.


REPRESENTATIONS AND WARRANTIES

     Pursuant to the Receivables Purchase Agreement, each of the Originators jointly and severally represent and warrant that as of the Closing Date, with respect to Receivables conveyed to the Transferor on such date, and the related Addition Date with respect to Additional Receivables that (a) each Receivable then existing has been conveyed to the Transferor free and clear of any Lien of any Person claiming through or under Originator or any of its Affiliates (other than any Liens for municipal and other local taxes if such taxes shall not at the time be due and payable or if Originator shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto) and in compliance, in all material respects, with all Requirements of Law applicable to Originator, and (b) each such Receivable is an Eligible Receivable. In the event of a material breach of the representation and warranty described in clause (a) above, and if any of the following two conditions is met: (A) as a result of such breach such Receivable is charged off as uncollectible or the Transferor's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Transferor free and clear of any Lien or (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by Originator; and as a result thereof, the

Transferor is required to repurchase any Receivable from the Trust pursuant to the Pooling and Servicing Agreement, then the Originator of the repurchased Receivable shall be obligated to pay to the Transferor immediately upon the Transferor's demand therefor an amount equal to the amount of all losses, damages and liabilities of the Transferor that result from such breach, including but not limited to the cost of the Transferor's repurchase obligations pursuant to the Pooling and Servicing Agreement. In the event of a material breach of the representation and warranty described in clause (b) above, and as a result of such breach, the related Account becomes a Defaulted Account or the Transferor's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Transferor free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by Transferor in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either Originator or Servicer, or receipt by Originator of written notice of any such event given by Transferor, and as a further result thereof, if the Transferor is required to repurchase any Receivable from the Trust pursuant to the Pooling and Servicing Agreement, then the Originator of the repurchased Receivable shall be obligated to pay to the Transferor immediately upon the Transferor's demand therefor an amount equal to the amount of all losses, damages and liabilities of the Transferor that result from such breach, including but not limited to the cost of the Transferor's repurchase obligations pursuant to the Pooling and Servicing Agreement; provided that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

CERTAIN COVENANTS


     Pursuant to the Receivables Purchase Agreement, each Originator jointly and severally covenants that, among other things, subject to specified exceptions and limitations, it will take no action to cause (i) any Receivable to be evidenced by any instruments or to be anything other than a "general intangible" as defined in the UCC, (ii) in the event any Originator is unable for any reason to transfer Receivables to the Transferor, it will nevertheless continue to allocate and pay all collections from all Receivables to the Transferor, (ii) any Excess Obligor Concentration Amount to exist or be increased; (iii) any Excess Insurer Concentration Amount to exist or be increased; (iv) the Investment Grade Insurer Percentage to be less than the Required Investment Grade Insurer Percentage; (v) the Investment Grade Insurer Percentage to be decreased, if on such day the Investment Grade Insurer Percentage is equal to or less than the Required Investment Grade Insurer Percentage; (vi) the Top 10 Insurer Percentage to exceed the Maximum Top Insurer Percentage and (vii) the Top 10 Insurer Percentage to be increased, if on such day the Top 10 Insurer Percentage is equal to or greater than the Maximum Top 10 Insurer Percentage.


REPURCHASE OBLIGATIONS

     If (i) any of the representations and warranties contained in clauses (v) and (vi) in "--Representations and Warranties" was not true with respect to such Originator or any Receivable, as applicable, at the time such representation or warranty was made or (ii) if the Originators breach any of the covenants contained in clauses (iii) through (vii) in "--Certain Covenants", and as a result thereof, the Transferor is required to repurchase any Receivable from the Trust pursuant to the Agreement, then the Originator of the repurchased Receivable shall be obligated to pay to the Transferor immediately upon the Transferor's demand therefor an amount equal to the amount of all losses, damages and liabilities of the Transferor that result from such breach, including but not limited to the cost of the Transferor's repurchase obligations pursuant to the Agreement.

PURCHASE TERMINATION

     If any of the Originators becomes insolvent, the Transferor's obligations under the Receivables Purchase Agreement to purchase Receivables from such Originator will automatically be terminated. In addition, if the Transferor becomes insolvent, the Originator's obligations to transfer Receivables from the Transferor will automatically be terminated.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES


     The Transferor will represent and warrant in the Agreement that the transfer of Receivables by it to the related Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the Transferor Interest, or the grant to the Trust of a security interest in such Receivables. The Transferor also will represent and warrant in the Agreement that, if the transfer of Receivables by the Transferor or the related Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."


CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Transferor is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Transferor upon the occurrence of certain events relating to the Transferor's financial condition.

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. Positions taken by the FDIC prior to the passage of FIRREA suggest that the FDIC, if appointed as conservator or receiver of the Transferor, would not interfere with the timely transfer to a Trust of payments collected on the Receivables or interfere with the timely liquidation of related Receivables, as described below. To the extent that the Transferor has granted a security interest in related Receivables to a Trust, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of the insolvency of the Transferor, or with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, the FDIA provides that such security interest should not be subject to avoidance. As a result, payments to such Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC, as conservator or receiver for the Transferor, were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur.

     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to each Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the related Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the related Agreement of a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates--Pay Out Events."

LACK OF PERFECTED SECURITY INTERESTS IN CERTAIN UNEARNED PREMIUMS



     Each Receivable includes a grant by the borrower to the applicable Originator of a security interest in the related Unearned Premium. The perfection of a security interest in an unearned premium is not governed by the UCC. State statutes, common law and industry practice govern the perfection of a security interest in the unearned premiums and generally require for the perfection of such security interest, a notice informing the applicable insurance company of the identity of the person entitled to the payment of such unearned premium. It is standard practice for the Originators to send such a notice to the applicable insurance company at or about the time the insurance policy premium is financed. Each Originator will represent and warrant in the Receivables Purchase Agreement to the Transferor and the Transferor will represent and warrant to the Trust, in each case, as of the date of transfers, that the applicable Originator has a first priority perfected security interest in the Unearned Premiums relating to the Receivables so transferred.


     Each Originator will assign its security interest in the Unearned Premiums to the Transferor, who will in turn assign its security interest in the Unearned Premiums to the Trust. Due to the administrative burden and expense of mailing a notice for each Receivable to the applicable insurance company and the administrative burden and expense of the related insurance companies, which would have to process such notices, neither the Transferor nor the Trustee will send notices to the related insurance companies, with respect to the Trust's security interests in the Unearned Premiums relating to the Receivables transferred to the Trust on or prior to February 1, 1997. In the absence of such procedures neither the Transferor nor the Trust will have a perfected security interest in the Unearned Premiums relating to such Receivables.

     With respect to the Receivables transferred to the Trust on or after February 1, 1997, the applicable Originator will represent and warrant in the Receivables Purchase Agreement to the Transferor and the Transferor will represent and warrant in the Agreement that a notice of finance premium has been delivered to the related insurance carrier notifying it of the Trustee's security interest in the Unearned Premium and that the Trust has a perfected security interest in such Unearned Premiums.

     In the event the representations and warranties relating to the perfection of security interests in Unearned Premiums is breached and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivable are not free and clear of any lien, then upon the expiration of the applicable grace period such Receivable shall be removed from the Trust as described under "Description of the Certificates--Representations and Warranties."

     If an Originator becomes the subject of a bankruptcy or insolvency proceeding and the Trust does not have a perfected security interest in the Unearned Premium, the Trust's interest in such Unearned Premium would be subordinate to the interest of a bankruptcy trustee of such Originator. As a result, Certificateholders might not be able to obtain the proceeds of any returned Unearned Premiums.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     The following discussion, summarizing the anticipated material generally applicable Federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactive. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of any investment in the Certificates. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX

CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION. For purposes of this section "U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in a Certificate.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Stroock & Stroock & Lavan will act as special tax counsel to the Transferor ("Special Tax Counsel") and will advise the Transferor based on the assumptions and qualifications set forth in the opinion that the Certificates will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Transferor will express in the Agreement its intent that for Federal, state and local income and franchise tax purposes, Certificates will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in a Certificate, agrees or will be deemed to agree to treat the Certificates as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Certificates as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS


     As set forth above, it is expected that Special Tax Counsel will advise the Transferor that the Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.



     If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Code will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury Regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. Accordingly, Special Tax Counsel is unable to opine as to whether interest payable on a Certificate constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. The Transferor intends to take the position that interest on the Certificates constitutes "qualified stated interest".


     A holder who purchases a Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

     A holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF TRUST


     The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. The Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates or (ii) a partnership in which the Transferor and certain classes of Certificateholders are partners, and which has issued debt represented by other classes of Certificates of such Trust (including the Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.


FASIT LEGISLATION


     Legislation enacted on August 20, 1996 provides for a new entity for Federal income tax purposes, the "financial asset securitization investment trust" (or "FASIT"), beginning on September 1, 1997. The Agreement provides that the Transferor may cause a FASIT election to be made for all or a portion of the Trust if the Transferor delivers to the Trustee a Tax Opinion.


POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION


     The opinion of Special Tax Counsel with respect to Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and some or all of the Certificate Owners or Certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

     If the Trust were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered Certificates were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, if interests in the Trust other than the publicly offered Certificates are considered to be equity and are considered to be publicly traded, regulations published by the Treasury Department on December 4, 1995 could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates were treated as debt for tax purposes. The regulations generally apply to taxable years beginning after December 31, 1995. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear and Special Tax Counsel is unable to opine as to whether the Trust would be so classified.

     Under the Code and the regulations, a partnership will be classified as a publicly traded partnership if equity interests are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly offered Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradeable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the regulations.


     If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders that is not characterized as a publicly traded partnership taxable as a corporation, the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners or Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Finally, even assuming a partnership qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.


     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

     As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, or (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "Foreign Investor" shall include any trust (except a trust whose income is includable in gross income for United States Federal income taxation regardless of source), in lieu of trusts described in (iv) above, unless the trust elects to have its Foreign Investor status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996.



     Interest, including principal to the extent of accrued OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States and the investor provides on a timely basis Form 4224 in which case, the Foreign Investor will generally be subject to tax at the same rates as a U.S. person or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor, or the Collateral Interest (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to the Transferor. Applicable identification requirements generally will be satisfied if there is delivered to the securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S person and providing such Certificate Owner's name and address, or (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty that provides for exemption; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person or that the form is otherwise inaccurate.


     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest or OID the conditions described in the immediately preceding paragraph are satisfied.

     If the interests of the Certificate Owners were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.


     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.



     The Trust or a holder holding on behalf of a Certificateholder generally will be required to report annually to the IRS, the amount of interest paid on a Certificate (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts). Each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trust or other intermediary will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.


                            STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of a Trust, the Certificates, or the Certificate Owners of any Series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates, and the consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.

                              ERISA CONSIDERATIONS


     Section 406 of ERISA and/or Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan or retirement arrangement from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between such plans and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.



     Plan fiduciaries must determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans (as defined below) that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.



     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.



     The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another (the "100 Investor Requirement") and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if at all times more than 75% of the value of all classes of equity interests in Certificates are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and IRAs), the investing plan's assets will not include any of the underlying assets of the applicable Trust.


     The Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and each Class of Certificates will be timely registered under the Securities Exchange Act of 1934. In the event that the 100 Investor Requirement is met with respect to the Class A Certificates, such Class A Certificates may be purchased by Benefit Plans. The Underwriters do not expect that the Class B Certificates will satisfy the 100 Investor Requirement, and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the Final Regulation.



     If interests in a class of certificates fail to meet the criteria of publicly-offered securities and the applicable Trust's assets are deemed to include assets of Benefit Plans acquiring such Class of Certificates transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. The Transferor, Servicer, Trustee or any Underwriter of such Class A Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in such Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. There is no assurance that any exemption, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.



     NO INVESTOR WHICH IS ACQUIRING A CERTIFICATE FOR OR ON BEHALF OF, A BENEFIT PLAN MAY ACQUIRE EITHER: A CLASS A CERTIFICATE (UNLESS THE CLASS A CERTIFICATES SATISFY THE 100 INVESTOR REQUIREMENT) OR A CLASS B CERTIFICATE, AND BY THE ACQUISITION OF SUCH CERTIFICATE THE INVESTOR WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT SUCH INVESTOR IS NOT A BENEFIT PLAN. FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. IN ADDITION, FIDUCIARIES SHOULD CONSIDER THE CONSEQUENCES THAT WOULD APPLY IF THE TRUST'S ASSETS WERE CONSIDERED PLAN ASSETS, THE APPLICABILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND WHETHER ALL CONDITIONS FOR SUCH EXEMPTIVE RELIEF WOULD BE SATISFIED.


     In particular, insurance companies considering the purchase of Certificates should consult their own benefits or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances, however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates by an insurance company general account from the penalties normally associated with prohibited transactions. In addition, recent amendments to Section 401 of ERISA enacted under the Small Business Job Protection Act of 1996 (the "1996 Act") may affect the acquisition of Certificates by insurance company general accounts. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Class A Underwriting Agreement (the "Class A Underwriting Agreement") between the Transferor and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in the Class B Underwriting Agreement (the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Transferor and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:


                                                                            PRINCIPAL AMOUNT OF
                          CLASS A UNDERWRITERS                              CLASS A CERTIFICATES
-------------------------------------------------------------------------   --------------------
CS First Boston..........................................................       $
Mellon Financial Markets, Inc............................................       $
Chase Securities Inc.....................................................       $
J.P. Morgan Securities & Co..............................................       $
                                                                            --------------------
     Total...............................................................       $440,000,000
                                                                            =================



                                                                            PRINCIPAL AMOUNT OF
                          CLASS B UNDERWRITERS                              CLASS B CERTIFICATES
-------------------------------------------------------------------------   --------------------
CS First Boston..........................................................       $
Mellon Financial Markets, Inc............................................       $
                                                                            --------------------
     Total...............................................................       $ 25,000,000
                                                                            =================


     In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Certificates.

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of   % of the
principal amount of the Class A Certificates. The Class A Underwriters may
allow, and such dealers may reallow, concessions not in excess of   % of the
principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of   % of the
principal amount of the Class B Certificates. The Class B Underwriters may
allow, and such dealers may reallow, concessions not in excess of   % of the
principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

     Each Underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on.

     Mellon Financial Markets, Inc. is an affiliate of Mellon Bank, N.A.

     The Transferor will indemnify the Underwriters against liabilities relating to the adequacy of disclosure to investors, including under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor and the Trust by Carl Krasik, Esq., Associate General Counsel to Mellon Bank Corporation, Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania and Stroock & Stroock & Lavan, New York, New York. The federal income tax matters described under "U.S. Federal Income Tax Consequences" will be passed upon for the Transferor and the Trust by Stroock & Stroock & Lavan, New York, New York. Stroock & Stroock & Lavan, New York, New York will act as counsel for the Underwriters. Certain ERISA matters will be passed upon for the Transferor and the Trust by Stroock & Stroock & Lavan, New York, New York. At October 31, 1996, Mr. Krasik held options to purchase 5,950 shares of Mellon Bank Corporation common stock.

                                 INDEX OF TERMS


                                                                                     PAGE
                                                                                 ------------
100 Investor Requirement........................................................           92
1996 Act........................................................................           93
Account.........................................................................        7, 35
Accumulation Period Length......................................................           53
Additional Receivables..........................................................            7
Adjusted Investor Interest......................................................           11
AFCO............................................................................        4, 31
AFCO Acceptance................................................................. cover, 4, 31
AFCO Credit..................................................................... cover, 4, 31
Aggregate Receivables...........................................................        8, 37
Agreement.......................................................................            5
Available Investor Principal Collections........................................       16, 52
Available Reserve Account Amount................................................           75
Back-up Servicer................................................................     cover, 4
banking organization............................................................           45
Base Rate.......................................................................           78
Beginning of Month Principal Receivables........................................        8, 63
Benefit Plans...................................................................           92
BIF.............................................................................           62
Calculation Date................................................................        5, 35
Cede............................................................................            3
Cedel...........................................................................        4, 46
Cedel Participants..............................................................           46
Certificate Owners..............................................................           30
Certificates....................................................................     cover, 4
Class A Additional Interest.....................................................       13, 50
Class A Adjusted Investor Interest..............................................       11, 65
Class A Available Funds.........................................................       14, 50
Class A Available Funds Cap.....................................................       13, 50
Class A Carry-Over Amount.......................................................       13, 50
Class A Certificates............................................................     cover, 4
Class A Covered Amount..........................................................       16, 74
Class A Fixed Allocation........................................................           64
Class A Floating Allocation.....................................................           64
Class A Holders.................................................................            5
Class A Interest Funding Account................................................       12, 49
Class A Investor Charge-Off.....................................................       20, 73
Class A Investor Default Amount.................................................           73
Class A Investor Interest.......................................................        9, 65
Class A LIBOR Rate..............................................................        9, 51
Class A Monthly Interest........................................................       13, 50
Class A Monthly Principal.......................................................           70
Class A Principal Funding Investment Shortfall..................................       16, 74
Class A Required Amount.........................................................       19, 65
Class A Scheduled Payment Date..................................................            2
Class A Servicing Fee...........................................................           79
Class A Shortfall Amount........................................................       13, 50
Class A Underwriters............................................................           94
Class A Underwriting Agreement..................................................           94
Class B Additional Interest.....................................................       13, 50

                                                                                     PAGE
                                                                                 ------------
Class B Available Funds.........................................................       14, 50
Class B Available Funds Cap.....................................................       14, 50
Class B Carry-Over Amount.......................................................       14, 51
Class B Certificates............................................................     cover, 4
Class B Fixed Allocation........................................................           64
Class B Floating Allocation.....................................................           64
Class B Holders.................................................................            5
Class B Interest Funding Account................................................       13, 49
Class B Investor Charge-Off.....................................................       20, 73
Class B Investor Default Amount.................................................           73
Class B Investor Interest.......................................................        9, 64
Class B LIBOR Rate..............................................................        9, 51
Class B Monthly Interest........................................................       13, 50
Class B Monthly Principal.......................................................           71
Class B Required Amount.........................................................       19, 65
Class B Scheduled Payment Date..................................................            2
Class B Servicing Fee...........................................................           79
Class B Shortfall Amount........................................................       14, 51
Class B Underwriters............................................................           94
Class B Underwriting Agreement..................................................           94
clearing agency.................................................................           45
clearing corporation............................................................           45
Closing Date....................................................................     2, 5, 35
Code............................................................................       23, 87
Collateral Available Funds......................................................           68
Collateral Charge-Off...........................................................           74
Collateral Default Amount.......................................................           73
Collateral Fixed Allocation.....................................................           64
Collateral Floating Allocation..................................................           64
Collateral Interest.............................................................        9, 65
Collateral Interest Holder......................................................            9
Collateral Interest Servicing Fee...............................................           79
Collateral Monthly Interest.....................................................           70
Collateral Monthly Principal....................................................           71
Collateral Rate.................................................................           70
Commission......................................................................     cover, 3
Controlled Accumulation Amount..................................................           71
Controlled Accumulation Period..................................................           15
Controlled Deposit Amount.......................................................       15, 42
Cooperative.....................................................................           47
Credit Enhancement..............................................................           10
Cut-off Date....................................................................        5, 35
Default Amount..................................................................       11, 72
Depositories....................................................................           45
Distribution Account............................................................           61
Distribution Date...............................................................       11, 49
DOL.............................................................................           92
DTC.............................................................................            3
DTC Participants................................................................           45
Eligible Receivable.............................................................           57
Enhancement.....................................................................           10

                                                                                     PAGE
                                                                                 ------------
ERISA...........................................................................           23
Euroclear.......................................................................        4, 47
Euroclear Operator..............................................................           47
Euroclear Participants..........................................................           47
Excess Finance Charge Collections...............................................           71
Excess Funding Account..........................................................       61, 62
Excess Insurer Concentration Amount.............................................           78
Excess Obligor Concentration Amount.............................................           78
Excess Spread...................................................................       18, 68
Exchange Act....................................................................            3
FASIT...........................................................................           89
Final Regulation................................................................           92
Finance Charge Account..........................................................           61
Financed Charge Receivables.....................................................        8, 63
FIRREA..........................................................................           25
Fixed Investor Percentage.......................................................           64
Floating Investor Percentage....................................................           63
Foreign Investors...............................................................           91
Governmental Authority..........................................................           60
Guidelines......................................................................           60
Holders.........................................................................        5, 48
Identified Portfolio............................................................        6, 54
Indirect Participants...........................................................           46
Ineligible Account..............................................................           55
Ineligible Receivable...........................................................           55
Initial Collateral Interest.....................................................           20
Initial Principal Payment Date..................................................           18
Initial Receivables.............................................................           60
Insolvency Event................................................................           76
Insolvency Laws.................................................................           25
Interest Payment Date...........................................................            2
Interest Period.................................................................       12, 49
Investment Grade Insurer Percentage.............................................           76
Investor Default Amount.........................................................           73
Investor Interest...............................................................            9
Investor Servicing Fee..........................................................           79
IRA.............................................................................           93
IRS.............................................................................           88
John Hancock....................................................................           93
LIBOR...........................................................................    2, 10, 51
LIBOR Determination Date........................................................           51
Loan Agreement..................................................................           21
Maximum Top 10 Insurer Percentage...............................................           78
Minimum Aggregate Principal Receivables.........................................           78
Minimum Transferor Interest.....................................................           78
Monthly Interest Period.........................................................       11, 49
Monthly Payment Rate............................................................           79
Monthly Period..................................................................        8, 63
Moody's.........................................................................           61
New Issuances...................................................................           22
Notice of Cancellation..........................................................           32

                                                                                     PAGE
                                                                                 ------------
Notice of Intent to Cancel......................................................           32
OID.............................................................................           88
One Month LIBOR.................................................................           51
Originator......................................................................        cover
Originators.....................................................................            4
Pay Out Event...................................................................       43, 76
Permitted Investments...........................................................           62
Permitted State.................................................................           36
PFSI............................................................................            4
plan assets.....................................................................           22
Pooling and Servicing Agreement.................................................        cover
Portfolio Yield.................................................................           78
Premium Finance Agreement.......................................................     cover, 5
Principal Account...............................................................           67
Principal Distribution Date.....................................................           17
Principal Funding Account.......................................................   15, 61, 74
Principal Funding Account Balance...............................................           42
Principal Funding Investment Proceeds...........................................       16, 74
Principal Payment Event.........................................................           17
Principal Payment Period........................................................           18
Principal Receivables...........................................................        8, 63
Principal Shortfalls............................................................           72
Principal Terms.................................................................           21
PTE.............................................................................           93
Qualified Institution...........................................................           61
Rapid Amortization Period.......................................................           18
Rating Agency Condition.........................................................           72
Reallocated Class B Principal Collections.......................................           66
Reallocated Collateral Principal Collections....................................           66
Reallocated Principal Collections...............................................           67
Receivables..................................................................... cover, 5, 34
Receivables in Defaulted Accounts...............................................           11
Receivables Purchase Agreement.................................................. cover, 5, 34
Receivables State...............................................................           79
Record Date.....................................................................           44
Reference Banks.................................................................           51
Registration Statement..........................................................            3
Removed Accounts................................................................           61
Required Collateral Interest....................................................       20, 72
Required Reserve Account Amount.................................................           74
Reserve Account.................................................................           74
Reserve Account Funding Date....................................................           74
Reset Date......................................................................           65
Revolving Period................................................................           15
Rule of 78's....................................................................           34
Rule of 78's Receivables........................................................           34
SAIF............................................................................           62
Sale Notice.....................................................................           28
Scheduled Class A Payment Date..................................................           42
Scheduled Class B Payment Date..................................................           42
Series..........................................................................            4

                                                                                     PAGE
                                                                                 ------------
Series 1996-1 Supplement........................................................            5
Series 1996-1 Termination Date..................................................           75
Series Supplement...............................................................           22
Servicer Ineligible Account.....................................................           59
Servicer Ineligible Receivable..................................................           58
Service Transfer................................................................           81
Servicer........................................................................     cover, 4
Servicer Default................................................................           81
Servicing Fee Rate..............................................................           79
Shared Principal Collections....................................................       21, 72
Special Payment Date............................................................           42
Special Tax Counsel.............................................................           88
Standard & Poor's...............................................................           62
State Fund Refund...............................................................           29
Statistical Calculation Date....................................................        6, 36
Successor Back-up Servicer Termination Notice...................................           28
Tax Opinion.....................................................................           23
Telerate Page 3750..............................................................           51
Terms and Conditions............................................................           48
Tier 1 Insurer..................................................................           79
Tier 2 Insurer..................................................................           79
Tier 3 Insurer..................................................................           79
Top 10 Insurer..................................................................           79
Top 10 Investment Grade Insurer.................................................           79
Top 10 Insurer Percentage.......................................................           79
Transfer Date...................................................................           14
Transferor......................................................................     cover, 4
Transferor Ineligible Receivables...............................................           57
Transferor Interest.............................................................         2, 9
Transferor Percentage...........................................................           45
Trust...........................................................................     cover, 4
Trust Termination Date..........................................................           76
Trustee.........................................................................     cover, 4
Underwriters....................................................................           94
Underwriting Agreement..........................................................           94
Unearned Premium................................................................           24
Variable Interest...............................................................           65

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mellon Bank Premium Finance Loan Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.


     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

---------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS


Available Information...................     3
Reports to Certificateholders...........     3
Incorporation of Certain Documents by
  Reference.............................     3
Prospectus Summary......................     4
Risk Factors............................    24
Business of the Originators.............    31
The Receivables.........................    34
Use of Proceeds.........................    42
Maturity Assumptions....................    42
Description of the Certificates.........    44
Description of the Receivables Purchase
  Agreement.............................    84
Certain Legal Aspects of the
  Receivables...........................    86
U.S. Federal Income Tax Consequences....    87
State and Local Taxation................    92
ERISA Considerations....................    92
Underwriting............................    94
Legal Matters...........................    95
Index of Terms..........................    96
Annex I: Global Clearance, Settlement
  and Tax Documentation Procedures......   I-1


  UNTIL             , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

---------------------------------------------------------

---------------------------------------------------------
                                  Mellon Bank
                              Premium Finance Loan
                                  Master Trust


                              $440,000,000 Class A

             Floating Rate Asset Backed Certificates, Series 1996-1


                              $25,000,000 Class B

             Floating Rate Asset Backed Certificates, Series 1996-1

                               Mellon Bank, N.A.
                                   Transferor

                            AFCO Credit Corporation

                          AFCO Acceptance Corporation
                           Originators and Servicers
                                   PROSPECTUS

                    Underwriters of the Class A Certificates


                                CS First Boston

                         Mellon Financial Markets, Inc.


                             Chase Securities Inc.


                               J.P. Morgan & Co.


                    Underwriters of the Class B Certificates



                                CS First Boston


                         Mellon Financial Markets, Inc.
---------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
     SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                [ALTERNATE PAGE]

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996


                                  $465,000,000

                 Mellon Bank Premium Finance Loan Master Trust

                    $440,000,000 Class A Floating Rate Asset

                       Backed Certificates, Series 1996-1


                    $25,000,000 Class B Floating Rate Asset

                       Backed Certificates, Series 1996-1

                               Mellon Bank, N.A.
                                   Transferor

                            AFCO Credit Corporation

                          AFCO Acceptance Corporation
                           Originators and Servicers
                            ------------------------

Each Class A Floating Rate Asset Backed Certificate, Series 1996-1 (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 1996-1 (collectively, the "Class B Certificates"
 and, together with the Class A Certificates, the "Certificates") will represent the right to receive certain payments from the Mellon Bank Premium
  Finance Loan Master Trust (the "Trust"), created pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated December
   1, 1996 among Mellon Bank, N.A., as transferor (the "Transferor"), AFCO
     Credit Corporation ("AFCO Credit"), as servicer, AFCO Acceptance Corporation ("AFCO Acceptance"), as servicer (and together with AFCO Credit in their capacity as servicers, the "Servicer"), Premium
     Financing Specialists, Inc., "PFSI" as back-up servicer and its California subsidiary (together with PFSI, the "Back-up Servicer")
      and The First National Bank of Chicago, as trustee (the "Trustee").
      The assets of the Trust will include (i) premium finance agreements between either AFCO Credit or AFCO Acceptance (each in its capacity as an originator, an "Originator") and commercial borrowers to finance the payment of insurance premiums on insurance and related sums regarding insurance policies under which the borrowers are the insureds and are governed by the law of a State in the United States of America or the District of
        Columbia ("Premium Finance Agreements"), which Premium Finance
         Agreements are transferred from time to time by either of the Originators to the Transferor and by the Transferor to the
          Trustee for the benefit of Trust (the "Receivables"); (ii) all monies due or to become due with respect to the
           Receivables, including all monies received from insurance companies and state insurance guaranty funds representing returns of unearned portions of insurance premiums, up to the amount of principal, interest and other charges due on the related Receivables; (iii) such amounts as may be from time to time held in one or more trust accounts, which will be established and maintained by the Trustee pursuant to the Agreement; (iv) any
               Enhancement issued with respect to any Series; (v) all of the Transferor's rights under a receivables purchase agreement (the "Receivables Purchase
               Agreement"), dated as of December 1, 1996, among
                the Transferor and each Originator and (vi) the proceeds of all of the foregoing.


                                                        (Continued on next page)

                            ------------------------


THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 24.

                            ------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MELLON BANK, N.A., ANY OF THE ORIGINATORS OR
     ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER
        THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES ARE INSURED
            OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
        TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
    This Prospectus is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Bank, N.A., in connection with offers and sales related to market-making transactions in the Certificates in which Mellon Financial Markets, Inc. acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.
                            ------------------------

                         Mellon Financial Markets, Inc.


                The date of this Prospectus is December   , 1996

                                                                [ALTERNATE PAGE]
(Cover continued from previous page)


    In addition, the Collateral Interest will be issued to the Collateral Interest Holder in the initial amount of $35,000,000 and will be subordinated to the Certificates as described herein. The Transferor will also own the undivided interest in the Trust not represented by the Certificates or other interests issued by the Trust from time to time (the "Transferor Interest"). The Transferor may offer from time to time other Series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates. See "Description of the Certificates--New Issuances."



    Interest will accrue, subject to certain limitations described herein, on
the Class A Certificates from December   , 1996 (the "Closing Date") through but
excluding March 17, 1997 at a rate of    % per annum and during each Interest
Period (as defined herein) thereafter, at the rate of    % per annum above the
London interbank offered rate for three-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the LIBOR Determination Date (as defined herein) with respect to such period. Interest will accrue, subject to certain limitations described herein, on the Class B Certificates from the Closing Date through but excluding March 17, 1997 and during each
Interest Period thereafter, at the rate of    % per annum above LIBOR prevailing
on the LIBOR Determination Date with respect to each such period. The initial
LIBOR Determination Date is December   , 1996. Interest with respect to the
Certificates will be distributed quarterly on the 15th day of March, June, September and December (or, if such 15th day is not a business day, the next business day) and on the Class B Scheduled Payment Date (defined below) (each, an "Interest Payment Date") commencing on the March, 1997 Distribution Date and ending on the related maturity date or, under certain limited circumstances described herein, monthly, on or about the 15th day of each calendar month. Principal on the Class A Certificates is scheduled to be distributed on the January 2002 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on the December 2001 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under the circumstances described herein. See "Maturity Assumptions."



    The Class B Certificates will be subordinated to the Class A Certificates and the Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates, as and to the extent described herein.


                            ------------------------

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                                                [ALTERNATE PAGE]
                                  UNDERWRITING

     This Prospectus is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Bank, N.A., in connection with offers and sales related to market-making transactions in the Certificates in which Mellon Financial Markets, Inc. acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale. Any obligations of Mellon Financial Markets, Inc. are the sole obligations of Mellon Financial Markets, Inc., and do not create any obligations on the part of any affiliate of Mellon Financial Markets, Inc.

                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor and the Trust by Carl Krasik, Esq., Associate General Counsel to Mellon Bank Corporation, Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania and Stroock & Stroock & Lavan, New York, New York. The federal income tax matters described under "U.S. Federal Income Tax Consequences" will be passed upon for the Transferor and the Trust by Stroock & Stroock & Lavan, New York, New York. Stroock & Stroock & Lavan, New York, New York will act as counsel for the Underwriters. Certain ERISA matters will be passed upon for the Transferor and the Trust by Stroock & Stroock & Lavan, New York, New York. At October 31, 1996, Mr. Krasik held options to purchase 5,950 shares of Mellon Bank Corporation common stock.

-------------------------------------------------------         [ALTERNATE PAGE]

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS


Available Information..................     3
Reports to Certificateholders..........     3
Incorporation of Certain Documents by
  Reference............................     3
Prospectus Summary.....................     4
Risk Factors...........................    24
Business of the Originators............    31
The Receivables........................    34
Use of Proceeds........................    42
Maturity Assumptions...................    42
Description of the Certificates........    44
Description of the Receivables Purchase
  Agreement............................    84
Certain Legal Aspects of the
  Receivables..........................    86
U.S. Federal Income Tax Consequences...    87
State and Local Taxation...............    92
ERISA Considerations...................    92
Underwriting...........................    94
Legal Matters..........................    95
Index of Terms.........................    96
Annex I: Global Clearance, Settlement
  and Tax Documentation Procedures.....   I-1


  UNTIL             , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------

-------------------------------------------------------
                                  Mellon Bank
                              Premium Finance Loan
                                  Master Trust


                              $440,000,000 Class A

                    Floating Rate Asset Backed Certificates,
                                 Series 1996-1


                              $25,000,000 Class B

                    Floating Rate Asset Backed Certificates,
                                 Series 1996-1

                               Mellon Bank, N.A.
                                   Transferor

                            AFCO Credit Corporation

                          AFCO Acceptance Corporation
                           Originators and Servicers
                                   PROSPECTUS


                         Mellon Financial Markets, Inc.

-------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


        SEC Registration Fee..........................................   $   140,909.08
        Printing and Engraving........................................       125,000.00
        Trustee's Fees................................................        25,000.00
        Legal Fees and Expenses.......................................       425,000.00
        Blue Sky Fees and Expenses....................................        20,000.00
        Accountants' Fees and Expenses................................        90,000.00
        Rating Agency Fees............................................       200,000.00
        Miscellaneous Fees............................................        10,090.92
                                                                         --------------
             Total....................................................   $ 1,036,000.00
                                                                           ============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Articles of Association of the registrant provides as follows:

     To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

     This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

     Article Eighth of the Articles of Association of the registrant provides as follows:

     SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by law, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this
Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" shall include each

Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

     SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

     SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

     SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise,
(ii) shall be deemed to create contractual rights in favor of each indemnitee,
(iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

     SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     SECTION VII. REGULATORY EXCLUSION. Nothing in this Article shall authorize the Association to indemnify or to provide insurance which would indemnify any person against expenses or penalties incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties, and nothing in this Article shall authorize the Association to indemnify any person against expenses or payments incurred in such an administrative proceeding or action which results in a final order requiring affirmative action by such person in the form of payment to the Association.


     The Registrant has approved and submitted to the Office of the Comptroller of the Currency Amendments to its Articles which would make minor language changes in Article 8. Section 1 and delete Article 8. Section 7.


     Article Two of the By-Laws of the registrant provides as follows:

     SECTION 12. PERSONAL LIABILITY FOR MONETARY DAMAGES. (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

     (b) This Section 12 shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

     (c) This Section 12 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

ITEM 16. EXHIBITS


     1.1    Form of Underwriting Agreement.*
     3.1    Articles of Association.*
     3.2    By-Laws.*
     4.1    Form of Pooling and Servicing Agreement.*
     4.2    Form of Series 1996-1 Supplement.*
     4.3    Form of Receivables Purchase Agreement.*
     5.1    Opinion of Stroock & Stroock & Lavan with respect to legality.*
     8.1    Opinion of Stroock & Stroock & Lavan with respect to tax matters.**
    10.1    Form of Premium Finance Loan Agreements.*
    23.1    Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit 5.1).*
    23.2    Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit 8.1).*
    24.1    Power of Attorney.*


---------


 * Previously filed.


** Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 9, 1996.


                                          MELLON BANK, N.A.
                                          as originator of the Trust and
                                          registrant

                                          By: /s/ FRANK V. CAHOUET
                                          --------------------------------------
                                              Frank V. Cahouet
                                              Chairman, President
                                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on December 9, 1996 by the following persons in the capacities indicated.


                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------
By: /s/ FRANK V. CAHOUET                           Chairman, President and Chief Executive
--------------------------------------------                      Officer
    Frank V. Cahouet

PRINCIPAL FINANCIAL OFFICER AND
  PRINCIPAL ACCOUNTING OFFICER:

By: /s/ STEVEN G. ELLIOTT                         Vice Chairman and Chief Financial Officer
--------------------------------------------
    Steven G. Elliott

BOARD OF DIRECTORS:

By:                      *                                         Director
--------------------------------------------
    Dwight L. Allison, Jr.

By:                      *                                         Director
--------------------------------------------
    Burton C. Borgelt

By:                      *                                         Director
--------------------------------------------
    Carol R. Brown

By:                      *                                         Director
--------------------------------------------
    J.W. Connolly

By:                      *                                         Director
--------------------------------------------
    Charles A. Corry

By:                      *                                         Director
--------------------------------------------
    C. Frederick Fetterolf

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

By:                      *                                         Director
--------------------------------------------
    Ira J. Gumberg

By:                      *                                         Director
--------------------------------------------
    Pemberton Hutchinson

By:                      *                                         Director
--------------------------------------------
    Rotan E. Lee

By:                      *                                         Director
--------------------------------------------
    Andrew W. Mathieson

By:                      *                                         Director
--------------------------------------------
    Edward J. McAniff

By:                      *                                         Director
--------------------------------------------
    Robert Mehrabian

By:                      *                                         Director
--------------------------------------------
    Seward Prosser Mellon

By:                      *                                         Director
--------------------------------------------
    David S. Shapira

By:                      *                                         Director
--------------------------------------------
    W. Keith Smith

By:                      *                                         Director
--------------------------------------------
    Joab L. Thomas

By:                      *                                         Director
--------------------------------------------
    Wesley W. von Schack

By:                      *                                         Director
--------------------------------------------
    William J. Young


*By: /s/ CARL KRASIK
--------------------------------------------
      Carl Krasik
     Attorney-in-fact
     December 9, 1996

                                 EXHIBITS INDEX


EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
-----------
     1.1       Form of Underwriting Agreement.*
     3.1       Articles of Association.*
     3.2       By-Laws.*
     4.1       Form of Pooling and Servicing Agreement.*
     4.2       Form of Series 1996-1 Supplement.*
     4.3       Form of Receivables Purchase Agreement.*
     5.1       Opinion of Stroock & Stroock & Lavan with respect to legality.*
     8.1       Opinion of Stroock & Stroock & Lavan with respect to tax matters.**
    10.1       Form of Premium Finance Loan Agreements.*
    23.1       Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit
               5.1).*
    23.2       Consent of Stroock & Stroock & Lavan (included in opinion filed as Exhibit
               8.1).*
    24.1       Power of Attorney.*


---------


 * Previously filed.


** Filed herewith.